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                                                                   EXHIBIT 10.19

                                CREDIT AGREEMENT


        THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 21, 2000, is entered into by and among:

               (1) LSI LOGIC CORPORATION, a Delaware corporation ("LSI");

               (2) LSI LOGIC JAPAN SEMICONDUCTOR, INC., a Japanese corporation ("LLJS");

               (3) Each of the financial institutions from time to time listed in Schedule I hereto, as amended from time to time (such financial institutions to be referred to herein collectively as "Lenders"); and

               (4) ABN AMRO BANK N.V., as agent for Lenders (in such capacity, "Agent").


                                    RECITALS

        A. LSI and LLJS (collectively, "Borrowers") and ABN AMRO Bank N.V., as a Lender and as Agent, are parties to that certain Credit Agreement, dated as of August 5, 1998 (the "Original Credit Agreement"), pursuant to which Lenders have provided certain credit facilities to each of Borrowers severally, but not jointly, upon the terms and subject to the conditions set forth therein.

        B. The Original Credit Agreement was amended and restated at the time additional parties became Lenders by that certain Amended and Restated Credit Agreement, dated as of September 22, 1998, by and among Borrowers, Lenders and Agent, which has been further amended by Amendment No. 1 to Credit Agreement, dated as of March 4, 1999, Amendment No. 2 to Credit Agreement, dated as of November 12, 1999, and Amendment No. 3 to Credit Agreement, dated as of February 15, 2000 (collectively, the "Existing Credit Agreement").

        C. Borrowers have requested that the Existing Credit Agreement be amended in certain respects to be consistent with the terms of a "synthetic" lease of equipment by LSI in which certain parties that are Lenders hereunder will be acquiring participation interests in the rental and certain other payments to be made by LSI as lessee, and Borrowers, Lenders and Agent have agreed to amend the Existing Credit Agreement upon the terms and subject to the conditions set forth herein. For convenience of reference, the parties hereto wish to restate the Existing Credit Agreement as so amended in its entirety.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as of the date hereof to read in its entirety as follows:



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SECTION I. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

               "ABN AMRO" shall mean ABN AMRO Bank N.V.

               "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition, directly or indirectly, of all or substantially all of the capital stock, obligations or other securities of or interest in a Person, or
        (c) a merger or consolidation or any other combination by either Borrower or any of its Subsidiaries with another Person.

               "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control" with respect to any Person shall mean the possession, directly or indirectly, of the power
        (a) to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors of such Person, or
        (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agent" shall have the meaning given to that term in clause (4) of the introductory paragraph hereof.

               "Agent's Fee Letter" shall mean the letter agreement dated as of July 17, 1998 between LSI and Agent.

               "Agent's Syndication Letter" shall mean the letter agreement dated as of August 5, 1998 between LSI and Agent.

               "Agreement" shall mean this Amended and Restated Credit
        Agreement.

               "Applicable Lending Office" shall mean:

                      (a) With respect to any U.S. Lender and any U.S.
               Borrowing, (i) in the case of any Base Rate Loan, such Lender's Domestic Lending Office, and (ii) in the case of any LIBOR Loan, such Lender's Euro-Dollar Lending Office; and

                      (b) With respect to any Japanese Lender and the Japanese
               Borrowing, such Lender's Japanese Lending Office.

               "Applicable Margin" shall mean, with respect to any Borrowing at any time, the per annum margin which is determined pursuant to the Pricing Grid and added to the Base Rate, LIBO Rate or TIBO Rate, as the case may be, for such Borrowing; provided,

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        however, that each Applicable Margin determined pursuant to the Pricing
        Grid shall be increased by two percent (2.00%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is cured or waived in accordance with this Agreement. The Applicable Margins shall be determined as provided in the Pricing Grid and may change for each Pricing Period.

               "Assignee Lender" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Assignment" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Assignment Agreement" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

               "Assignor Lender" shall have the meaning given to that term in Subparagraph 8.05(c).

               "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy."

               "Base Rate" shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

               "Base Rate Loan" shall mean, at any time, a U.S. Loan which then bears interest at a rate specified in clause (i) of Subparagraph 2.01(d).

               "Borrowers" shall have the meaning given to that term in Recital
A.

               "Borrowing" shall mean a U.S. Borrowing or the Japanese
Borrowing.

               "Business Day" shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California, Chicago, Illinois, or New York, New York and (a) if such Business Day is related to a LIBOR Loan, dealings in Dollar deposits are carried out in the London interbank market and commercial banks are open for business in London or (b) if such Business Day is related to the Japanese Borrowing, dealings in Yen deposits are carried out in the Tokyo interbank market and commercial banks are open for business in Tokyo.

               "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.10(d).

               "Capitalized Interest" shall mean interest that is incurred or accrued in any period and added to the cost of the asset in connection with which such interest is incurred.

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               "Capital Lease" shall mean, for any Person, any lease of property
        (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

               "Change of Control" shall mean

                      (a) With respect to LSI, (i) the acquisition after the
               date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of thirty percent (30%) or more of the outstanding equity securities of LSI entitled to vote for members of the Board of Directors of LSI, or (B) all or substantially all of the assets of LSI; or (ii) during any period of twelve (12) consecutive calendar months, individuals who are directors of LSI on the first day of such period ("Initial Directors") and any directors of LSI who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors shall cease to constitute a majority of the Board of Directors of LSI before the end of such period; or

                      (b) With respect to LLJS, LSI shall cease to own directly
               or indirectly one hundred percent (100%) of the equity securities of LLJS, except for any nominal amount of director stock necessary to do business in Japan.

               "Change of Law" shall have the meaning given to that term in Subparagraph 2.10(b).

               "Closing Date" shall mean the U.S. Closing Date or the Japanese Closing Date.

               "Commitment Fees" shall mean, collectively, the U.S. Revolving Commitment Fees and the U.S. 364 Day Commitment Fees.

               "Commitments" shall mean, collectively, the U.S. Revolving Commitments, the U.S. 364 Day Commitments and the Japanese Commitments.

               "Compliance Certificate" shall have the meaning given to that term in clause (iii) of Subparagraph 5.01(a).

               "Consolidated CMLTD" shall mean, as of any date of determination, the portion of long-term indebtedness coming due in the current quarter and the next succeeding three-quarter period as determined in accordance with GAAP.

               "Consolidated Current Liabilities" shall mean, as of any date of determination, the sum of current liabilities of LSI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (without duplication) Guaranty Obligations with respect to that portion of the underlying obligations which come due within one year of such date of determination.


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               "Consolidated EBITDA" shall mean, for any period, Consolidated
        Net Income plus Consolidated Interest Expense plus income tax expense plus depreciation expense and amortization expense, which were deducted in determining Consolidated Net Income, of LSI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated Interest Expense" shall mean, for any period, interest expense (including interest expense attributable to Capital Leases) of LSI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated Net Income" shall mean, for any period, the net income of LSI and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

               "Consolidated Quick Assets" shall mean, as of any date of determination, the sum of all unencumbered and unrestricted (except those encumbered or restricted in favor of Agent or Lenders as security for the Obligations) cash, cash equivalents and net accounts receivable classified as current assets according to GAAP, of LSI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated Tangible Net Worth" shall mean, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities, minus (a) all assets which would be classified in a separate account as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, capitalized software, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete, (b) all unamortized debt discount and expense and (c) all treasury stock; provided, however, that to the extent otherwise included in the amount set forth in the foregoing clause (a) of this definition, there shall be excluded from such amount the sum of (i) all engineering costs incurred in connection with the development of major production capabilities at new manufacturing facilities or refurbishment of an existing facility or with respect to introducing a new manufacturing process to existing or new manufacturing facilities and which are classified as a fixed asset and capitalized on the consolidated balance sheet of LSI in accordance with GAAP and (ii) amounts representing the capitalized portion of the acquisition and development costs of software necessary for the operation of the business of LSI and its Subsidiaries, as shown on the consolidated balance sheet of LSI.

               "Consolidated Total Assets" shall mean, as of any date of determination, the total assets of LSI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness of LSI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

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               "Consolidated Total Liabilities" shall mean, as of any date of determination, the total liabilities of LSI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

               "Credit Documents" shall mean and include this Agreement, the Notes, the LSI Guaranty, the Lender Rate Contracts, the Agent's Fee Letter and the Agent's Syndication Letter; all other documents, instruments and agreements delivered to Agent or any Lender pursuant to
        Section III; and all other documents, instruments and agreements delivered to Agent or any Lender in connection with this Agreement on or after the date of this Agreement.

               "Credit Event" shall mean the making of any Loan; the conversion of any U.S. Loan into a LIBOR Loan; the selection of a new Interest Period for a LIBOR Loan; or the selection of a new Interest Period exceeding one (1) month for the Japanese Borrowing.

               "Default" shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

               "Defaulting Lender" shall mean a Lender which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from Agent.

               "Dollar Equivalent" shall mean, as to any amount denominated in Yen as of any date of determination, the equivalent amount in Dollars as determined by Agent on the basis of the Telegraphic Transfer Mid Rate quoted by Bank of Tokyo Mitsubishi at or about 10:00 a.m. (Tokyo time) on such date.

               "Dollars" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

               "Domestic Lending Office" shall mean, with respect to any U.S. Lender and any U.S. Borrowing, (a) initially, its office designated as such in Part B of Schedule I (or, in the case of any U.S. Lender which becomes a U.S. Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such U.S. Lender may designate to Agent as the office at which such Lender's Base Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's Base Rate Loans will thereafter be made.

               "Eligible Assignee" shall mean a commercial bank having a combined capital and surplus of at least $100,000,000, or another financial institution which is a qualified

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        institutional buyer as defined in Rule 144A under the Securities Act of
        1933, as amended, that is acting through a branch or agency or an office located in (a) the United States, in the case of a potential Assignee Lender that is to become a U.S. Lender or (b) Japan, in the case of a potential Assignee Lender that is to become a Japanese Lender.

               "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

               "Equity Capital" shall mean, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities (exclusive of the cumulative translation adjustment account as reported in the consolidated balance sheet of LSI and its Subsidiaries as of such date).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

               "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with LSI within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the IRC.

               "ERISA Event" shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by LSI or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA;
        (d) a failure by LSI or any ERISA Affiliate to make required contributions to a Pension Plan or other Plan subject to Section 412 of the IRC; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon LSI or any ERISA Affiliate; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC with respect to any Pension Plan.

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               "Euro-Dollar Lending Office" shall mean, with respect to any U.S.
        Lender and any U.S. Borrowing, (a) initially, such Lender's office designated as such in Part B of Schedule I (or, in the case of any U.S. Lender which becomes a U.S. Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Agent as the office at which such Lender's LIBOR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's LIBOR Loans will thereafter be made.

               "Event of Default" shall have the meaning given to that term in Paragraph 6.01.

               "Existing Credit Agreement" shall have the meaning given to that term in Recital B.

               "Federal Funds Rate" shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15 (519), or any successor publication, published by the FRB (including any such successor publication, "H.15 (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day, such rate is not yet published in either
        H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic means, as determined by Agent, of the rates quoted to Agent for such day by three (3) federal funds brokers of recognized standing selected by Agent for overnight federal funds transactions.

               "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

               "Foreign Plan" shall mean any employee benefit plan maintained by LSI, LLJS or any of their Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

               "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of

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        comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the FRB, the Comptroller of the Currency, any central bank or any comparable authority.

               "Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

               "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

               "Guaranty Obligation" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person:

                      (a) With respect to any Indebtedness, lease (other than an operating lease), dividend, or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or
               (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or
               (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;

                      (b) (i) With respect to letters of credit, acceptances,
               bank guaranties, surety bonds or similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (ii) as a partner or joint venturer in any partnership or joint venture;

                      (c) With respect to "synthetic" leases; or

                      (d) Net obligations with respect to Rate Contracts, other
               than Rate Contracts entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

               "Hazardous Substances" shall mean any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and

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        byproducts, and any substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

               "Indebtedness" shall mean, for any Person, without duplication:

                      (a) All indebtedness or other obligations of such Person
               for borrowed money;

                      (b) All obligations of such Person for the deferred
               purchase price of property or services (including obligations under credit facilities which secure or finance such purchase price and obligations under "synthetic" leases), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

                      (c) All obligations evidenced by notes, bonds, debentures
               or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

                      (d) All indebtedness created or arising under any
               conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                      (e) All obligations under Capital Leases;

                      (f) All Guaranty Obligations other than Guaranty
               Obligations described in clauses (a)(iii) and (a)(iv) of the definition of "Guaranty Obligation" where the primary obligor is a Subsidiary; and

                      (g) All indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person; provided, that if such indebtedness is not assumed and recourse is limited solely to such property, the Indebtedness incurred hereunder shall be valued at the lesser of the principal amount of the obligation so secured or the fair market value of the property subject to such Lien.

               "Initial Closing Date" shall mean the earlier of the U.S. Closing Date and the Japanese Closing Date. (If the U.S. Closing Date and the Japanese Closing Date are the same date, the Initial Closing Date and the Second Closing Date shall be the same date.)

               "Interest Period" shall mean:

                      (a) With respect to any LIBOR Loan, the time period
               selected by LSI pursuant to Subparagraph 2.01(c) or Subparagraph 2.01(e) which commences on the first day of such U.S. Borrowing or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time


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               period selected by LSI pursuant to Subparagraph 2.01(f) which commences on the last day of the immediately preceding time period and ends on the last day of that time period; and

                      (b) With respect to the Japanese Borrowing, the time
               period selected by LLJS pursuant to Subparagraph 2.02(b) which commences on the first day of the Japanese Borrowing and ends on the last day of such time period, and thereafter, each subsequent time period selected by LLJS pursuant to Subparagraph 2.02(d) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

               "IRC" shall mean the Internal Revenue Code of 1986.

               "IRS" shall mean the Internal Revenue Service, or any successor thereto.

               "Japanese Borrowing" shall mean the borrowing by LLJS consisting of Japanese Loans made by the Japanese Lenders on the Japanese Closing Date. Any reference to the Japanese Borrowing shall include the Japanese Loans.

               "Japanese Closing Date" shall mean the date, not later than August 31, 1998, designated by LLJS in the Notice of Japanese Borrowing as the date of the Japanese Borrowing.

               "Japanese Commitment" shall mean, with respect to each Lender, the Yen amount set forth under the caption "Japanese Commitment" opposite such Lender's name on Part A of Schedule I, or, if changed, such Yen amount as may be set forth for such Lender in the Register.

               "Japanese Lender" shall mean (a) prior to the Japanese Closing Date, a Lender having a Japanese Commitment or (b) thereafter, a Lender having a Japanese Loan.

               "Japanese Lending Office" shall mean, with respect to any Japanese Lender and the Japanese Borrowing, (a) initially, such Lender's office designated as such in Part B of Schedule I (or, in the case of any Japanese Lender which becomes a Japanese Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Agent as the office at which such Lender's Japanese Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's Japanese Loans will thereafter be made.

               "Japanese Loan" shall have the meaning given to that term in Subparagraph 2.02(a).

               "Lender Rate Contract" shall mean any Rate Contract entered into by either Borrower or any of its Subsidiaries with a Lender or its Affiliates as permitted by this Agreement of which Agent will be given written notice upon the occurrence and during the continuance of an Event of Default.

               "Lenders" shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

               "LIBO Rate" shall mean, with respect to any Interest Period for the LIBOR Loans in any U.S. Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of (a) the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such LIBOR Loans in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Agent's discretion, (i) the rate per annum at which Dollar deposits are offered to Agent in the London interbank market or
        (ii) the rate at which Dollar deposits are offered to Agent in, or by Agent to major banks in, any offshore interbank market selected by Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 A.M. (New York time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the LIBOR Loan to be made or funded by Agent as part of such U.S. Borrowing. The LIBO Rate shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Reserve Requirement.

               "LIBOR Loan" shall mean, at any time, a U.S. Loan which then bears interest at a rate specified in clause (ii) of Subparagraph 2.01(d).

               "Lien" shall mean any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest, but excluding any operating lease, regardless of whether precautionary filings are made in respect thereof under Section 9408 of the California Uniform Commercial Code).

               "LLJS" shall have the meaning given to that term in clause (2) of the introductory paragraph hereof.

               "Loan" shall mean a U.S. Revolving Loan, a U.S. 364 Day Loan or a Japanese Loan.

               "Loan Account" shall have the meaning given to that term in Subparagraph 2.07(a).

               "LSI" shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

               "LSI Guaranty" shall have the meaning given to that term in Subparagraph 2.13(a).

               "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of either Borrower or either Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of either Borrower to perform its Obligations or to pay any Indebtedness described in Subparagraph 6.01(e); or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Credit Document.

               "Maturity" shall mean, with respect to any Loan, interest, fee or other amount payable by either Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

               "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

               "Net Proceeds" shall mean, with respect to any sale of any asset (including any sale of assets to be leased back in connection with a "synthetic" lease of such assets) or any sale or issuance of any Indebtedness or equity securities by any Person, the aggregate consideration received by such Person from such sale or issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and other costs and expenses directly related to such sale or issuance that are to be paid by such Person.

               "Note" shall have the meaning given to that term in Subparagraph 2.07(b).

               "Notice of Borrowing" shall mean a Notice of U.S. Borrowing or the Notice of Japanese Borrowing.

               "Notice of Interest Period Selection" shall mean a Notice of U.S. Borrowing Interest Period Selection or a Notice of Japanese Borrowing Interest Period Selection

               "Notice of Japanese Borrowing" shall have the meaning given to that term in Subparagraph 2.02(b).

               "Notice of Japanese Borrowing Interest Period Selection" shall have the meaning given to that term in Subparagraph 2.02(d).

               "Notice of U.S. Borrowing" shall have the meaning given to that term in Subparagraph 2.01(c).

               "Notice of U.S. Borrowing Conversion" shall have the meaning given to that term in Subparagraph 2.01(e).

               "Notice of U.S. Borrowing Interest Period Selection" shall have the meaning given to that term in Subparagraph 2.01(f).

               "Obligations" shall mean and include all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by either Borrower individually to Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrowers or payable by Borrowers thereunder.

               "Original Credit Agreement" shall have the meaning given to that term in Recital A.

               "Outstanding Japanese Loan Facility" shall mean the Yen credit facility provided pursuant to the Agreement for "25,000,000,000 Floating Rate Guaranteed Credit Facility, dated December 27, 1995, as amended, among LLJS, as borrower, LSI, as guarantor, the banks and financial institutions parties thereto, as lenders, ABN AMRO, as agent for such lenders, and The Industrial Bank of Japan, Limited, as co-agent for such lenders.

               "Outstanding Japanese Lease Facility" shall mean the Yen "synthetic" lease provided pursuant to the Master Lease Agreement, dated June 16, 1995, as amended, among LLJS, as lessee, and certain financial institutions parties thereto, as lessors, including IBJ Leasing Co., Ltd., as lead lessor.

               "Outstanding U.S. Loan Facility" shall mean the Dollar credit facility provided pursuant to the Credit Agreement, dated as of December 20, 1996, as amended, among LSI, as borrower, the financial institutions parties thereto, as lenders, and ABN AMRO, as agent for such lenders.

               "Overnight Rate" shall mean, for any amount payable in Yen on any day, the per annum interest rate at which overnight deposits in Yen in an amount approximately equal to such amount would be offered for such day by ABN AMRO's Japanese Lending Office to major banks in the Tokyo interbank market.

               "Participant" shall have the meaning given to that term in Subparagraph 8.05(b).

               "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

               "Pension Plan" shall mean any employee pension benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan) that is maintained for employees of LSI or any ERISA Affiliate or with regard to which LSI or an ERISA Affiliate is a contributing sponsor within the meaning of Section 4001(a)(13) or 4069 of ERISA.

        "Permitted Investments" shall mean any investments selected by LSI in accordance with its Corporate Cash Investment Policy as adopted by LSI on August 16, 1996 (as the same may be amended from time to time with the approval of Agent); provided that any investments not meeting the standards set forth in such Corporate Cash Investment Policy shall nevertheless be deemed to be "Permitted Investments" if they do not exceed at any time, in the aggregate, ten percent (10%) of all Permitted Investments at such time.

               "Permitted Liens" shall mean:

                      (a) Liens which may at any time be granted in favor of
               Agent or any Lender to secure the Obligations;

                      (b) Liens in existence as of the date of this Agreement
               listed on Schedule 5.02(a), and any substitutions or renewals thereof, provided that (i) any substitute or renewal Lien is limited to the property encumbered by the existing Lien, and (ii) the principal amount of the obligations secured thereby is not increased;

                      (c) Liens for current taxes, assessments or other
               Governmental Charges which are not delinquent or remain payable without any penalty or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                      (d) Liens in connection with workers' compensation,
               unemployment insurance or other social security obligations;

                      (e) Mechanics', workers', materialmen's, landlords',
               carriers' or other like Liens arising in the ordinary and normal course of business with respect to obligations which are not past due or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                      (f) Purchase money security interests (including by way of installment sales and title retention agreements) in personal or real property hereafter acquired when the security interest is granted contemporaneously with such acquisition (or within nine months thereafter), Liens created to secure the cost of construction or improvement of property and Liens created to secure Indebtedness incurred to finance such purchase price or cost (including Liens in favor of the United States or any state thereof, or any department, agency, instrumentality or political subdivision thereof, securing any real property or other assets in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control); provided that (i) any such Lien shall attach only to the property so purchased. constructed or improved, together with attachments and accessions thereto, and rents, proceeds, products, substitutions, replacements and profits thereof and attachments and accessories thereto, and (ii) the amount of Indebtedness secured by any such Lien shall not exceed the purchase or construction price of such property plus transaction costs and financing charges relating to the acquisition or construction thereof;

                      (g) Liens arising from attachments or similar
               proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP;

                      (h) Liens arising in the ordinary course of business or by operation of law, not securing Indebtedness, but securing such obligations as (i) judgments or awards, which (A) are covered by applicable insurance or (B) have been outstanding less than thirty (30) consecutive days, (ii) interests of landlords or lessors under leases of real or personal property entered into in the ordinary course of business arising by contract or operation of law, (iii) Liens in favor of customs and revenue authorities which secure payment of customs in connection with the importation of goods, (iv) Liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business, (v) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not, individually or in the aggregate, materially impair the property affected thereby or the use thereof and (vi) subleases, licenses, and sublicenses granted to third parties, the granting of which does not result in a Material Adverse Effect;

                      (i) Liens securing reimbursement obligations of either
               Borrower or any of its Subsidiaries under documentary letters of credit; provided that such Liens shall attach only to documents relating to such letters of credit, goods covered thereby and products and proceeds thereof;

                      (j) Liens on insurance policies or the proceeds of
               insurance policies incurred solely to secure the financing of premiums owing with respect thereto;

                      (k) Liens existing on property (including the proceeds and accessions thereto) acquired by either Borrower or any of its Subsidiaries (including Liens on assets of any corporation at the time it becomes a Subsidiary), but excluding any Liens created in contemplation of any such acquisition;

                      (l) Liens encumbering customary initial deposits and
               margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business in connection with Rate Contracts or portfolio investments maintained with financial intermediaries; and

                      (m) Liens related to a "synthetic" lease financing of
               equipment, provided that (i) such Liens cover only the equipment and related property and (ii) the "principal" amount of such financing does not exceed $250,000,000.

               "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

               "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which LSI or any ERISA Affiliate sponsors or maintains, or to which LSI or any ERISA Affiliate makes, is making, or is obligated to make contributions, and includes any Pension Plan.

               "Pricing Grid" shall mean Schedule II.

               "Pricing Period" shall mean each consecutive calendar quarter which commences on the day following the last day of the immediately preceding calendar quarter and ends on the last day of that calendar quarter.

               "Pricing Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Senior Debt as of such date to (b) annualized Consolidated EBITDA for such fiscal quarter and the immediately preceding fiscal quarter.

               "Pricing Ratio Certificate" shall have the meaning given to that term in clause (iv) of Subparagraph 5.01(a).

               "Prime Rate" shall mean the per annum rate publicly announced by ABN AMRO from time to time at its Chicago office. The Prime Rate is determined by ABN AMRO from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by ABN AMRO at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

               "Proportionate Share" shall mean:

                      (a) With respect to any U.S. Lender and its U.S. Revolving
               Commitment or U.S. Revolving Loans, if any, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender's U.S. Revolving Commitment to the Total U.S. Revolving Commitment at any time on or prior to the Revolving Termination Date or (ii) the aggregate principal amount of such Lender's U.S. Revolving Loans to the aggregate principal amount of the U.S. Revolving Borrowings outstanding at any time after the Revolving Termination Date;

                      (b) With respect to any U.S. Lender and its U.S. 364 Day
               Commitment or U.S. 364 Day Loans, if any, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender's U.S. 364 Day Commitment to the Total U.S. 364 Day Commitment at any time on or prior to the U.S. 364 Day Termination Date or (ii) the aggregate principal amount of such Lender's U.S. 364 Day Loans to the aggregate principal amount of the U.S. 364 Day Borrowings outstanding at any time after the U.S. 364 Day Termination Date;

                      (c) With respect to any Japanese Lender and its Japanese
               Commitment or Japanese Loans, if any, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender's Japanese Commitment to the Total Japanese Commitment at any time on or prior to the Japanese Closing Date or (ii) the aggregate principal amount of such Lender's Japanese Loans to the aggregate principal amount of the Japanese Borrowing outstanding at any time after the Japanese Closing Date; and

                      (d) With respect to any Lender without reference to a
               particular type of Commitment or Loan, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the aggregate of such Lender's U.S. Revolving Commitment, U.S. 364 Day Commitment and the Dollar Equivalent of such Lender's Japanese Commitment to the sum of the Total U.S. Revolving Commitment, the Total U.S. 364 Day Commitment and the Dollar Equivalent of the Total Japanese Commitment at any time on or prior to the Initial Closing Date or
               (ii) the weighted average of the sums determined for such Lender pursuant to clauses (a), (b) and (c) above at any time after the Initial Closing Date.

               "Rate Contracts" shall mean interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

               "Register" shall have the meaning given to that term in Subparagraph 8.05(d).

               "Reportable Event" shall mean any of the events set forth in
        Section 4043(b) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "Required Lenders" shall mean, at any time, Lenders whose Proportionate Shares equal or exceed fifty-one percent (51%).

               "Reserve Requirement" shall mean (a) with respect to any day in an Interest Period for a LIBOR Loan, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurodollar funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the FRB) maintained by a member bank of the Federal Reserve System or (b) with respect to any day in an Interest Period for a Japanese Loan, the aggregate of the reserve requirement rates, if any (expressed as a decimal), in effect on such day for Yen funding in Tokyo maintained by commercial banks in Tokyo. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

               "Responsible Officer" shall mean, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

               "Revolving Termination Date" shall mean August 4, 2002, or, with respect to U.S. Revolving Borrowings, such earlier date as the Total U.S. Revolving Commitment is cancelled pursuant to Subparagraph 2.03(c).

               "Scheduled Reduction Date" means each of December 31, 1999, March 31, 2000 and June 30, 2000.

               "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

               "Second Closing Date" shall mean the later of the U.S. Closing Date and the Japanese Closing Date. (If the U.S. Closing Date and the Japanese Closing Date are the same date, the Initial Closing Date and the Second Closing Date shall be the same date.)

               "Security Documents" shall mean and include the LSI Guaranty and any other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to Agent or any Lender to secure the Obligations.

               "Senior Debt" shall mean all Indebtedness, other than Subordinated Debt, of LSI and its Subsidiaries on a consolidated basis.

               "Significant Subsidiary" shall mean, at any time, any Subsidiary of LSI having at such time total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $10,000,000 (exclusive of intercompany assets and liabilities), based upon LSI's most recent annual or quarterly Financial Statements delivered to Agent under Subparagraph 5.01(a).

               "Solvent" shall mean, with respect to any Person, that as of the date of determination, (a) the then fair saleable value of the property of such Person is (ii) greater than the total amount of liabilities (including reasonably anticipated liabilities with respect to contingent obligations) of such Person and (ii) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (b) such Person has not incurred and does not intend to incur, or does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

               "Subordinated Debt" shall mean any Indebtedness of LSI or any of its Subsidiaries the stated maturity date of any scheduled principal payment of which is not earlier than the first anniversary of the Revolving Termination Date and which is subordinated on terms and conditions reasonably acceptable to Required Lenders; provided, that any Subordinated Debt having subordination provisions no more favorable to the holder than those attached as Exhibit K hereto shall be deemed to be reasonably acceptable to Required Lenders for the purposes hereof. Without limiting the foregoing, the terms of such Subordinated Debt shall not include any requirement that the holders thereof approve the issuance of the Senior Debt or Designated Senior Debt (as defined in Exhibit K) entitled to the benefit of such subordination provisions.

               "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof. (All references in this Agreement and the other Credit Documents to Subsidiaries of LSI shall, unless otherwise indicated, include LLJS and its Subsidiaries.)

               "Swap Termination Value" shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include any Lender).

               "Symbios" shall mean Symbios, Inc., a Delaware corporation.

               "Symbios Acquisition" shall mean the acquisition by LSI of the capital stock of Symbios pursuant to the Symbios Acquisition Documents.

               "Symbios Acquisition Documents" shall mean the Stock Purchase Agreement, dated as of June 28, 1998, by and among LSI, Hyundai Electronics America, a California corporation, and Hyundai Electronics Industries Ltd., a legal entity under the laws of the Republic of Korea, and all material documents, instruments and agreements delivered to or by LSI in connection with the Symbios Acquisition.

               "Taxes" shall have the meaning given to such term in Subparagraph 2.11(a).

               "TIBO Rate" shall mean, with respect to any Interest Period for the Japanese Loans in the Japanese Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of (a) the rate per annum appearing on the Reuter Screen TIBM Page (All Banks Average) (or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (Tokyo time) (for delivery on the first day of such Interest Period) in an amount substantially equal to Agent's Japanese Loan for the Japanese Borrowing and for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Japanese Loan in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be the rate per annum at which Yen deposits are offered to Agent (or if Agent does not have a Japanese Loan at such time, another Japanese Lender selected by

        Agent) in the Tokyo interbank market or, if such rate is not available, the rate at which Yen deposits are offered to Agent in, or by Agent to major banks in, any offshore interbank market selected by Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 11:00 A.M. (Tokyo time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Japanese Loan to be made or funded by Agent (or such other Japanese Lender selected by Agent) as part of the Japanese Borrowing. The TIBO Rate shall be adjusted automatically as to all Japanese Loans then outstanding as of the effective date of any change in the Reserve Requirement.

               "Total Capital" shall mean the sum of Equity Capital, Senior Debt and Subordinated Debt.

               "Total Japanese Commitment" shall mean Eight Billion Six Hundred Million Yen ("8,600,000,000).

               "Total U.S. Revolving Commitment" shall mean Two Hundred Forty Million Dollars ($240,000,000), or such amount as reduced pursuant to Subparagraph 2.03(b) or Subparagraph 2.03(c).

               "Total U.S. 364 Day Commitment" shall mean One Hundred Fifty Million Dollars ($150,000,000) , or such amount as reduced pursuant to Subparagraph 2.03(b) or Subparagraph 2.03(c).

               "Type" shall mean, with respect to any U.S. Loan or U.S. Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBO Rate.

               "Unfunded Pension Liability" shall mean the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the IRC for the applicable plan year.

               "United States" and "U.S." each shall mean the United States of America.

               "U.S. Borrowing" shall mean a U.S. Revolving Borrowing or a U.S. 364 Day Borrowing.

               "U.S. Closing Date" shall mean the date, not later than August 31, 1998, designated by LSI in the initial Notice of U.S. Borrowing as the date on which the initial U.S. Borrowing is to occur.

               "U.S. Lender" shall mean a Lender having a U.S. Revolving Commitment or a U.S. 364 Day Commitment or, after the U.S. 364 Day Termination Date, a Lender having a U.S. Loan or a U.S. Revolving Commitment.

               "U.S. Loan" shall mean a U.S. Revolving Loan or a U.S. 364 Day Loan.

               "U.S. Revolving Borrowing" shall mean a borrowing by LSI consisting of U.S. Revolving Loans made by U.S. Lenders on the same date and of the same Type pursuant to a single Notice of U.S. Borrowing. Any reference to a U.S. Revolving Borrowing shall include the U.S. Revolving Loans made pursuant to such U.S. Revolving Borrowing.

               "U.S. Revolving Commitment" shall mean, with respect to each Lender, the Dollar amount set forth under the caption "U.S. Revolving Commitment" opposite such Lender's name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

               "U.S. Revolving Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(b).

               "U.S. Revolving Loan" has the meaning given to that term in Subparagraph 2.01(a).

               "U.S. 364 Day Borrowing" shall mean a borrowing by LSI consisting of U.S. 364 Day Loans made by U.S. Lenders on the same date and of the same Type pursuant to a single Notice of U.S. Borrowing. Any reference to a U.S. 364 Day Borrowing shall include the U.S. 364 Day Loans made pursuant to such U.S. 364 Day Borrowing.

               "U.S. 364 Day Commitment" shall mean, with respect to each Lender, the Dollar amount set forth under the caption "U.S. 364 Day Commitment" opposite such Lender's name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

               "U.S. 364 Day Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(b).

               "U.S. 364 Day Loan" has the meaning given to that term in Subparagraph 2.01(b).

               "U.S. 364 Day Termination Date" shall mean August 3, 1999, or such earlier date as the Total U.S. 364 Day Commitment is cancelled pursuant to Subparagraph 2.03(c).

               "Yen" and "Yen (Symbol)" shall mean the lawful currency of Japan and, in relation to any payment under this Agreement, same day or immediately available funds.

               "Yen Equivalent" shall mean, as to any amount denominated in Dollars as of any date of determination, the equivalent amount in Yen as determined by Agent on the basis of the Telegraphic Transfer Mid Rate quoted by Bank of Tokyo Mitsubishi at or about 10:00 a.m. (Tokyo time) on such date.

        1.02. GAAP. Unless otherwise expressly provided in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrowers, Lenders and Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrowers' financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrowers, Lenders and Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

        1.03. Headings. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

        1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

        1.05. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        1.06. English Language. This Agreement and the other Credit Documents are executed and shall be construed in the English language. All instruments, agreements, certificates, opinions and other documents to be furnished or communications to be given or made under this Agreement or any other Credit Document shall be in the English language, except that LLJS may deliver the Japanese language version of (a) any LLJS corporate document initially prepared in the ordinary course of its business in the Japanese language or (b) any certificate or other document prepared by a Japanese Governmental Authority in the Japanese language, provided that, in each such case, the Japanese language version of such document is delivered along with an English language translation thereof which shall be binding upon Borrowers.

        1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrowers, each Lender, Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against either Borrower, any Lender or Agent.

        1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrowers, Lenders and Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (excluding the Agent's Fee Letter and the Agent's Syndication Letter but including the commitment letter dated as of July 17, 1998 between LSI and ABN
AMRO).

        1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

        1.10. References.

               (a) References in this Agreement to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules therein and thereto unless otherwise indicated.

               (b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby.

               (c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule,
        (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

               (d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any permitted successors to and assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

        1.11. Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.


SECTION II. CREDIT FACILITIES.

        2.01. U.S. Borrowings.

               (a) U.S. Revolving Borrowing Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), each U.S. Lender with a U.S. Revolving Commitment severally agrees to advance to LSI from time to time during the period beginning on the U.S. Closing Date and ending on the Revolving Termination Date such loans in Dollars as LSI may request under this Subparagraph 2.01(a) (individually, a "U.S. Revolving Loan"); provided, however, that

                      (i) the aggregate principal amount of all U.S. Revolving
               Loans made by such Lender at any time outstanding shall not exceed such Lender's U.S. Revolving Commitment at such time; and

                      (ii) the aggregate principal amount of all U.S. Revolving
               Loans made by all Lenders at any time outstanding shall not exceed the Total U.S. Revolving Commitment at such time.

        All U.S. Revolving Loans shall be made on a pro rata basis by all U.S. Lenders with U.S. Revolving Commitments in accordance with their respective Proportionate Shares of the Total U.S. Revolving Commitment, with each U.S. Revolving Borrowing to be comprised of a U.S. Revolving Loan by each U.S. Lender with a U.S. Revolving Commitment equal to such Lender's Proportionate Share of such U.S. Revolving Borrowing. Except as otherwise provided herein, LSI may borrow, repay and reborrow U.S. Revolving Loans until the Revolving Termination Date.

               (b) U.S. 364 Day Borrowing Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), each U.S. Lender with a U.S. 364 Day Commitment severally agrees to advance to LSI from time to time during the period beginning on the U.S. Closing Date and ending on the U.S. 364 Day Termination Date such loans in Dollars as LSI may request under this Subparagraph 2.01(b) (individually, a "U.S. 364 Day Loan"); provided, however, that

                      (i) the aggregate principal amount of all U.S. 364 Day
               Loans made by such Lender at any time outstanding shall not exceed such Lender's U.S. 364 Day Commitment at such time; and

                      (ii) the aggregate principal amount of all U.S. 364 Day
               Loans made by all Lenders at any time outstanding shall not exceed the Total U.S. 364 Day Commitment at such time.

        All U.S. 364 Day Loans shall be made on a pro rata basis by all U.S. Lenders with U.S. 364 Day Commitments in accordance with their respective Proportionate Shares of the Total U.S. 364 Day Commitment, with each U.S. 364 Day Borrowing to be comprised of a U.S. 364 Day Loan by each U.S. Lender with a U.S. 364 Day Commitment equal to such Lender's Proportionate Share of such U.S. 364 Day Borrowing. Except as otherwise provided herein, LSI may borrow, repay and reborrow U.S. 364 Day Loans until the U.S. 364 Day Termination Date.

               (c) Notice of Borrowing. LSI shall request each U.S. Borrowing by delivering to Agent an irrevocable written notice in the form of Exhibit A, appropriately completed (a "Notice of U.S. Borrowing"), which specifies, among other things:

                      (i) Whether the requested U.S. Borrowing is a U.S.
               Revolving Borrowing or a U.S. 364 Day Borrowing;

                      (ii) The principal amount of the requested U.S. Borrowing, which shall be in the minimum amount of $15,000,000 or an integral multiple of $5,000,000 in excess thereof;

                      (iii) Whether the requested U.S. Borrowing is to consist
               of Base Rate Loans or LIBOR Loans;

                      (iv) If the requested U.S. Borrowing is to consist of
               LIBOR Loans, the initial Interest Period selected by LSI for such LIBOR Loans in accordance with Subparagraph 2.01(f); and

                      (v) The date of the requested U.S. Borrowing, which (A) in the case of a U.S. Revolving Borrowing, shall be a Business Day not later than the Revolving Termination Date, and (B) in the case of a U.S. 364 Day Borrowing, shall be a Business Day not later than the U.S. 364 Day Termination Date;

        LSI shall give each Notice of U.S. Borrowing to Agent at least three (3) Business Days before the date of the requested U.S. Borrowing in the case of a U.S. Borrowing consisting of LIBOR Loans and at least one (1) Business Day before the date of the requested U.S. Borrowing in the case of a U.S. Borrowing consisting of Base Rate Loans. Each Notice of U.S. Borrowing shall be delivered by first-class mail or facsimile to Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that LSI shall promptly deliver to Agent the original of any Notice of U.S. Borrowing initially delivered by facsimile. Agent shall promptly notify each U.S. Lender with a U.S. Revolving Commitment of each Notice of U.S. Borrowing requesting a U.S. Revolving Borrowing and of the amount and Type of (and, if applicable, the Interest Period for) each U.S. Revolving Loan to be made by such Lender as part of the requested U.S. Revolving Borrowing, and Agent shall promptly notify each U.S. Lender with a U.S. 364 Day Commitment of each Notice of U.S. Borrowing requesting a U.S. 364 Day Borrowing and of the amount and Type of (and, if applicable, the Interest Period for) each U.S. 364 Day Loan to be made by such Lender as part of the requested U.S. 364 Day Borrowing.

               (d) Interest Rates. LSI shall pay interest on the unpaid principal amount of each U.S. Loan from the date of such U.S. Loan until the Maturity thereof, at one of the following rates per annum:

                      (i) During such periods as such U.S. Loan is a Base Rate
               Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

                      (ii) During such periods as such U.S. Loan is a LIBOR
               Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin shall change.

        All U.S. Loans in each U.S. Borrowing shall, at any given time prior to Maturity, bear interest at one, and only one, of the above rates. The number of U.S. Borrowings consisting of LIBOR Loans shall not exceed four (4) at any time.

               (e) Conversion of U.S. Loans. LSI may convert any U.S. Borrowing from one Type of U.S. Borrowing to the other Type; provided, however, that any conversion of a U.S. Borrowing consisting of LIBOR Loans into a U.S. Borrowing consisting of Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans. LSI shall request such a conversion by an irrevocable written notice to Agent in the form of Exhibit B, appropriately completed (a "Notice of U.S. Borrowing Conversion"), which specifies, among other things:

                      (i) The U.S. Borrowing which is to be converted;

                      (ii) The Type of U.S. Borrowing into which it is to be
               converted;

                      (iii) If any U.S. Borrowing is to be converted into a U.S.
               Borrowing consisting of LIBOR Loans, the initial Interest Period selected by LSI for such LIBOR Loans in accordance with Subparagraph 2.01(f); provided, that no such conversion shall be made if a Default has occurred and is continuing; and

                      (iv) The date of the requested conversion, which shall be
               a Business Day.

        LSI shall give each Notice of U.S. Borrowing Conversion to Agent at least three (3) Business Days before the date of the requested conversion. Each Notice of U.S. Borrowing Conversion shall be delivered by first-class mail or facsimile to Agent at the office or to the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that LSI shall promptly deliver to Agent the original of any Notice of U.S. Borrowing Conversion initially delivered by facsimile. Agent shall promptly notify each U.S. Lender with U.S. Revolving Loans of the contents of each Notice of U.S. Borrowing Conversion relating to such U.S. Revolving Loans, and Agent shall promptly notify each U.S. Lender with U.S. 364 Day Loans of the contents of each Notice of U.S. Borrowing Conversion relating to such U.S. 364 Day Loans.

               (f) LIBOR Loan Interest Periods.

                      (i) The initial and each subsequent Interest Period
               selected by LSI for a U.S. Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) with respect to any U.S. 364 Day Borrowing, no Interest Period shall end after the U.S. 364 Day Termination Date;

               and (D) with respect to any U.S. Revolving Borrowing, no Interest Period shall end after a Scheduled Reduction Date unless, after giving effect to such Interest Period, the aggregate principal amount of all U.S. Revolving Borrowings consisting of Base Rate Loans and LIBOR Loans having Interest Periods ending on or prior to such Scheduled Reduction Date equals or exceeds the amount of the Total U.S. Revolving Commitment on such Scheduled Reduction Date, and no Interest Period shall end after the Revolving Termination Date.

                      (ii) LSI shall notify Agent by an irrevocable written
               notice in the form of Exhibit C, appropriately completed (a "Notice of U.S. Borrowing Interest Period Selection"), at least three (3) Business Days prior to the last day of each Interest Period for a U.S. Borrowing consisting of LIBOR Loans of the Interest Period selected by LSI for the next succeeding Interest Period for such LIBOR Loans. Each Notice of U.S. Borrowing Interest Period Selection shall be given to Agent by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that LSI shall promptly deliver to Agent the original of any Notice of U.S. Borrowing Interest Period Selection initially delivered by facsimile. If LSI fails to notify Agent of the next Interest Period for a U.S. Borrowing consisting of LIBOR Loans in accordance with this Subparagraph 2.01(f), such LIBOR Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor.

               (g) Scheduled Payments. Unless earlier repayment is required by Subparagraph 2.05(c), LSI shall repay the principal amount of the U.S. Revolving Loans on the Revolving Termination Date. LSI shall repay the principal amount of the U.S. 364 Day Loans on the U.S. 364 Day Termination Date. LSI shall pay accrued interest on the unpaid principal amount of each U.S. Loan in arrears (i) in the case of a Base Rate Loan, on the last day in each March, June, September and December (commencing with the first such day after the U.S. Closing Date), (ii) in the case of a LIBOR Loan, on the last day of each Interest Period (and if any such Interest Period is equal to or longer than three (3) months, every three (3) months); and (iii) in the case of all U.S. Loans, upon prepayment (to the extent thereof) and at Maturity.

               (h) Purpose. LSI shall use the proceeds of the U.S. Borrowings to consummate the Symbios Acquisition, repay in full all amounts owing under the Outstanding U.S. Loan Facility and for general corporate purposes.

        2.02. Japanese Borrowing.

               (a) Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), each Japanese Lender severally agrees to advance to LLJS in a single advance on the Japanese Closing Date a term loan in Yen under this Paragraph 2.02 (individually, a "Japanese Loan"); provided, however, that

                      (i) the aggregate principal amount of all Japanese Loans
               made by such Lender shall not exceed such Lender's Japanese Commitment on such date; and

                      (ii) the aggregate principal amount of the Japanese
               Borrowing shall not exceed the Total Japanese Commitment.

        All Japanese Loans shall be made on a pro rata basis by all Japanese Lenders in accordance with their respective Proportionate Shares of the Total Japanese Commitment. LLJS may not reborrow the principal amount of any Japanese Loan after repayment or prepayment thereof.

               (b) Notice of Borrowing. LLJS shall request the Japanese Borrowing by delivering to Agent an irrevocable written notice in the form of Exhibit D, appropriately completed (the "Notice of Japanese Borrowing"), which specifies, among other things:

                      (i) The principal amount of the Japanese Borrowing, which
               shall be in the minimum amount of (Yen)1,000,000,000 or an integral multiple of (Yen)100,000,000 in excess thereof;

                      (ii) The initial Interest Period selected by LLJS for the
               Japanese Borrowing in accordance with Subparagraph 2.02(d); and

                      (iii) The date of the Japanese Borrowing, which shall be a
               Business Day not later than August 31, 1998.

        LLJS shall give the Notice of Japanese Borrowing to Agent at least four
        (4) Business Days before the Japanese Closing Date. The Notice of Japanese Borrowing shall be delivered by first-class mail or facsimile to Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that LLJS shall promptly deliver to Agent the original of the Notice of Japanese Borrowing if initially delivered by facsimile. Agent shall promptly notify each Japanese Lender of the amount of and Interest Period for each Japanese Loan to be made by such Lender as part of the Japanese Borrowing.

               (c) Interest Rates. LLJS shall pay interest on the unpaid principal amount of each Japanese Loan from the date of such Japanese Loan until the Maturity thereof, at a rate per annum equal at all times during each Interest Period to the TIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin shall change.

               (d) Japanese Borrowing Interest Periods.

                      (i) The initial and each subsequent Interest Period
               selected by LLJS for the Japanese Borrowing shall be one (1), two
               (2), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest Period shall end after the Revolving Termination Date.

                      (ii) LLJS shall notify Agent by an irrevocable written
               notice in the form of Exhibit E, appropriately completed (a "Notice of Japanese Borrowing Interest Period Selection"), at least four (4) Business Days prior to the last day of each Interest Period for the Japanese Borrowing of the Interest Period selected by LLJS for the next succeeding Interest Period for the Japanese Borrowing. Each Notice of Japanese Borrowing Interest Period Selection shall be given to Agent by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that LLJS shall promptly deliver to Agent the original of any Notice of Japanese Borrowing Interest Period Selection initially delivered by facsimile. If LLJS fails to notify Agent of the next Interest Period for the Japanese Borrowing in accordance with this Subparagraph 2.02(d), the Japanese Borrowing shall automatically have an Interest Period of one (1) month following the current Interest Period.

               (e) Scheduled Payments. Unless earlier repayment is required by Subparagraph 2.05(c), LLJS shall repay the principal amount of the Japanese Borrowing on the Revolving Termination Date. LLJS shall pay accrued interest on the unpaid principal amount of each Japanese Loan in arrears on the last day of each Interest Period (and if any such Interest Period is equal to or longer than three (3) months, every three
        (3) months), upon prepayment (to the extent thereof) and at Maturity.

               (f) Purpose. LLJS shall use the proceeds of the Japanese Borrowing to repay in full the Outstanding Japanese Loan Facility and for its general corporate purposes.

        2.03. Amount Limitations, Commitment Reductions, Etc.

               (a) Total Commitments. The aggregate principal amount of all U.S. Revolving Loans outstanding at any time shall not exceed the Total U.S. Revolving Commitment at such time, and the aggregate principal amount of all U.S. 364 Day Loans outstanding at any time shall not exceed the Total U.S. 364 Day Commitment. Until the Outstanding Japanese Loan Facility is terminated and repaid in full, the unused amount of the Commitments (including the Yen Equivalent of the U.S. Revolving Commitments and the U.S. 364 Day Commitments) shall not be less than the aggregate amount outstanding under the Outstanding Japanese Loan Facility.

               (b) Mandatory Reduction of Commitments. The Commitments shall be reduced as follows:

                      (i) On each Scheduled Reduction Date, the Total U.S.
               Revolving Commitment shall be permanently reduced by an amount equal to Thirty-Four Million Three Hundred Seventy-Five Thousand Dollars ($34,375,000); provided, that LSI's obligation under this provision to reduce the Total U.S. Revolving Commitment shall not exceed the amount necessary to reduce the Total U.S. Revolving Commitment to $240,000,000, after taking into account any mandatory reduction pursuant to clause (ii) of this Subparagraph 2.03(b) and any voluntary reduction pursuant to Subparagraph 2.03(c)..

                      (ii) If at any time after the Initial Closing Date LSI or
               any of its Subsidiaries sells assets other than in the ordinary course of business (including any sale of assets to be leased back in connection with a "synthetic" lease of such assets), or sells or issues any Indebtedness for borrowed money (including Indebtedness evidenced by notes, bonds, debentures or other similar instruments), yielding Net Proceeds which exceed $50,000,000 for any single transaction or series of related transactions, immediately after such sale or issuance the Total U.S. 364 Day Commitment shall be permanently reduced by an aggregate amount equal to the Net Proceeds of such sale or issuance and, if such Net Proceeds exceed the Total U.S. 364 Day Commitment, the Total U.S. Revolving Commitment shall be permanently reduced by an aggregate amount equal to such excess Net Proceeds; provided, that with respect to the Net Proceeds from "synthetic" leases or Indebtedness for borrowed money, LSI's obligation under this provision to reduce the Total U.S. Revolving Commitment shall not exceed the amount necessary to reduce the Total U.S. Revolving Commitment to $240,000,000, after taking into account any mandatory reduction pursuant to clause
               (i) of this Subparagraph 2.03(b) and any voluntary reduction pursuant to Subparagraph 2.03(c).

               (c) Voluntary Reduction or Cancellation of Commitments. LSI may, upon three (3) Business Days written notice to Agent, permanently reduce or cancel in their entirety either of the Total U.S. Revolving Commitment or the Total 364 Day Commitment; provided, however, that:

                      (i) Any reduction of the Total U.S. Revolving Commitment
               shall be in the amount of $15,000,000 or an integral multiple of $5,000,000 in excess thereof and LSI shall not reduce or cancel the Total U.S. Revolving Commitment prior to the Revolving Termination Date, if, after giving effect to such reduction, the aggregate principal amount of all U.S. Revolving Loans then outstanding would exceed the Total U.S. Revolving Commitment as so reduced or, after giving effect to such cancellation, any U.S. Revolving Loan would then remain outstanding; and

                      (ii) Any reduction of the Total U.S. 364 Day Commitment
               shall be in the amount of $15,000,000 or an integral multiple of $5,000,000 in excess thereof and LSI shall not reduce or cancel the Total U.S. 364 Day Commitment prior to the U.S. 364 Day Termination Date, if, after giving effect to such reduction, the aggregate principal amount of all U.S. 364 Day Loans then outstanding would exceed the Total U.S. 364 Day Commitment as so reduced or, after giving effect to such cancellation, any U.S. 364 Day Loan would then remain outstanding.

               (d) Effect of Commitment Reductions. From the effective date of any reduction of any of the Commitments, the Commitment Fees payable with respect to such Commitments pursuant to Subparagraph 2.04(b) shall be computed on the basis of the Commitments as so reduced. Once reduced or cancelled, Commitments may not be increased or reinstated without the prior written consent of all Lenders holding Loans of the type covered by such Commitments. Any reduction of the Total U.S. Revolving Commitment or the Total U.S. 364 Day Commitment pursuant to Subparagraph 2.03(b) shall be applied ratably to reduce each Lender's U.S. Revolving Commitment or U.S. 364 Day Commitment, as the case may be, in accordance with clause (i) of Subparagraph 2.09(a). Any reduction of the Total U.S. Revolving Commitment pursuant to clause (ii) of Subparagraph 2.03(b) or Subparagraph 2.03(c) shall be in addition to, and not in substitution for, the reduction of the Total U.S. Revolving Commitment required by clause (i) of Subparagraph 2.03(b).

        2.04. Fees.

               (a) Agent's Fee. LSI shall pay to Agent, for its own account, agent's fees and other compensation in the amounts and at the times set forth in the Agent's Fee Letter and the Agent's Syndication Letter.

               (b) Commitment Fees.

                      (i) LSI shall pay to Agent, for the ratable benefit of
               U.S. Lenders with U.S. Revolving Commitments as provided in clause (iv) of Subparagraph 2.09(a), commitment fees (the "U.S. Revolving Commitment Fees") equal to the per annum percentage which is determined pursuant to the Pricing Grid of the daily average difference between the Total U.S. Revolving Commitment and the aggregate principal amount of all U.S. Revolving Loans outstanding for each day during the period beginning on the date of this Agreement and ending on the Revolving Termination Date. LSI shall pay the U.S. Revolving Commitment Fees in arrears on the last day in each March, June, September and December (commencing with the first such day after the U.S. Closing Date) and the Revolving Termination Date.

                      (ii) LSI shall pay to Agent, for the ratable benefit of
               U.S. Lenders with U.S. 364 Day Commitments as provided in clause
               (v) of Subparagraph 2.09(a), commitment fees (the "U.S. 364 Day Commitment Fees") of twenty-two and one-half hundredths of one percent (0.225%) of the daily average difference between the Total U.S. 364 Day Commitment and the aggregate principal amount of all U.S. 364 Day Loans outstanding for each day during the period beginning on the date of this Agreement and ending on the U.S. 364 Day Termination Date. LSI shall pay the U.S. 364 Day Commitment Fees in arrears on the last day in each March, June, September and December (commencing with the first such day after the U.S. Closing Date) and the U.S. 364 Day Termination Date.

        2.05. Prepayments.

               (a) Terms of all Prepayments. Upon the prepayment of any Borrowing (whether such prepayment is an optional prepayment under Subparagraph 2.05(b) or a mandatory prepayment required by any provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower making such prepayment shall pay to the applicable Lenders (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of LIBOR Loans or the prepayment of Japanese Loans on a day other than the last day of an Interest Period for such Loans, all amounts payable to such Lenders pursuant to Paragraph 2.12.

               (b) Optional Prepayments. At its option, LSI may, upon one (1) Business Day notice to Agent in the case of Base Rate Loans or three (3) Business Days notice to Agent in the case of LIBOR Loans, prepay any U.S. Borrowing in part, in an aggregate principal amount of $15,000,000 or more, or in whole. At its option, LLJS may, upon four (4) Business Days notice to Agent, prepay the Japanese Borrowing in part, in an aggregate principal amount of (Yen)1,000,000,000 or more, or in whole.

               (c) Mandatory Prepayments. Borrowers shall prepay the Loans as follows:

                      (i) If at any time the aggregate principal amount of all
               U.S. Revolving Loans then outstanding exceeds the Total U.S. Revolving Commitment at such time, LSI shall immediately prepay U.S. Revolving Loans in an aggregate principal amount equal to such excess.

                      (ii) If at any time the aggregate principal amount of all
               U.S. 364 Day Loans then outstanding exceeds the Total U.S. 364 Day Commitment at such time, LSI shall immediately prepay U.S. 364 Day Loans in an aggregate principal amount equal to such excess.

                      (iii) If at any time after the U.S. Closing Date LSI or
               any of its Subsidiaries sells assets other than in the ordinary course of business (including any sale of assets to be leased back in connection with a "synthetic" lease of such assets), or sells or issues any Indebtedness for borrowed money (including Indebtedness evidenced by notes, bonds, debentures or other similar instruments), yielding Net Proceeds which exceed $50,000,000 for any single transaction or series of related transactions, LSI shall, immediately after such sale or issuance, prepay the U.S. 364 Day Loans in an aggregate amount equal to the Net Proceeds of such sale or issuance and, if such Net Proceeds exceed the total amount payable with respect to the U.S. 364 Day Loans, LSI shall prepay the U.S.

               Revolving Loans in an aggregate amount equal to such excess Net Proceeds; provided, that with respect to the Net Proceeds from "synthetic" leases or Indebtedness for borrowed money, LSI's obligation under this provision to prepay such U.S. Loans shall not exceed the amount necessary to reduce the aggregate outstanding principal amount of the U.S. Loans to $240,000,000, after taking into account any optional prepayment pursuant to Subparagraph 2.05(b).

               (d) Application of Prepayments. All prepayments of the U.S. Borrowings shall, to the extent possible, be first applied to prepay Base Rate Loans, if any, and then if any funds remain, to prepay LIBOR Loans.

        2.06.  Other Payment Terms.

               (a) Place and Manner.

                      (i) LSI shall make all payments due to each U.S. Lender or
               Agent related to U.S. Borrowings by payments to Agent at Agent's U.S. office located at the address specified in Paragraph 8.01, with each such payment due to a U.S. Lender to be for the account of such Lender and such Lender's applicable Domestic Lending Office or Euro-Dollar Lending Office.

                      (ii) LLJS shall make all payments due to each Japanese
               Lender or Agent related to the Japanese Borrowing by payments to Agent at Agent's Tokyo office located at the address specified in Paragraph 8.01, with each such payment due to a Japanese Lender to be for the account of such Lender and such Lender's Japanese Lending Office.

                      (iii) Each Borrower shall, unless otherwise directed by
               Agent, make all other payments due to each Lender or Agent hereunder by payments to Agent's U.S. office located at the address specified in Paragraph 8.01, with each such payment due to a Lender to be for the account of such Lender and such Lender's Applicable Lending Office.

                      (iv) Borrowers shall make all payments hereunder in the
               lawful currency required by Subparagraph 2.06(c) and in same day or immediately available funds and without deduction or offset not later than 11:00 a.m. (Chicago time, in the case of any payment to be made to Agent's U.S. office located at the address specified in Paragraph 8.01, or Tokyo time, in the case of any payment to be made to Agent's Tokyo office located at the address specified in Paragraph 8.01) and on the date due. Agent shall promptly disburse to each Lender each payment received by Agent for the account of such Lender.

               (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, unless such next Business Day falls in another calendar month, in which case such payment shall be due on the immediately preceding Business Day.

               (c) Currency of Payment.

                      (i) LSI shall pay principal of, interest on and all other
               amounts related to U.S. Borrowings in Dollars, and LLJS shall pay principal of, interest on and all other amounts related to the Japanese Borrowing in Yen. Borrowers shall pay all other amounts payable under this Agreement and the other Credit Documents in Dollars. If, for any reason, LLJS is prohibited by any Governmental Rule from making any required Yen payment hereunder in Yen, LLJS shall make such payment in Dollars in the Dollar Equivalent of such Yen amount.

                      (ii) If any amounts required to be paid by either Borrower under this Agreement, any other Credit Document or any order, judgment or award given or rendered in relation hereto or thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or thereunder into another currency (the "second currency") for the purpose of (A) making or filing a claim or proof against such Borrower with any Governmental Authority, (B) obtaining an order or judgment in any court or other tribunal or (C) enforcing any order or judgment given or made in relation hereto, such Borrower shall, to the fullest extent permitted by law, indemnify and hold harmless each of the Persons to whom such amounts are payable from and against any loss suffered as a result of any discrepancy between (1) the rate of exchange used for such purpose to convert the amounts in question from the first currency into the second currency and (2) the rate or rates of exchange at which such Person may, using reasonable efforts in the ordinary course of business, purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of each Borrower distinct from their other respective obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such obligations. The respective obligations of Borrowers under this Subparagraph 2.06(c) shall survive the payment and performance of their respective Obligations and the termination of this Agreement.

               (d) Late Payments. If any amount required to be paid by either Borrower under this Agreement or the other Credit Documents (including, without limitation, principal or interest payable on any Loan, any fees or any other amount) remains unpaid after such amount is due and after the expiration of any applicable grace period, such Borrower shall pay interest on the aggregate, outstanding balance of such amount from the date due until such amount is paid in full at a per annum rate equal to
        (i) in the case any amount payable in Dollars, the Base Rate plus two percent (2.00%), such rate to change from time to time as the Base Rate shall change, and (ii) in the case of any amount payable in Yen, the Overnight Rate for such amount plus three percent (3.00%), such rate to change from time to time as the Overnight Rate shall change.

               (e) Application of Payments. Unless an Event of Default has occurred and is continuing, each Borrower may specify that any payment made by such Borrower be applied to any amount then due and owing under this Agreement or the other Credit

        Documents in a written notice given to Agent at the time such payment is made. Upon an Event of Default or if the applicable Borrower does not so specify the application of any payment, (i) all payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans, and (ii) a payment in Dollars to be applied to accrued interest or principal shall be applied to all accrued interest or principal then due and payable on all outstanding U.S. Loans and a payment in Yen to be applied to accrued interest or principal shall be applied to all accrued interest or principal then due and payable on all outstanding Japanese Loans.

               (f) Failure to Pay Agent. Unless Agent shall have received notice from a Borrower at least one (1) Business Day prior to the date on which any payment is due to Lenders hereunder that such Borrower will not make such payment in full, Agent shall be entitled to assume that such Borrower has made or will make such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be paid to the applicable Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent such Borrower shall not have so made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and the Base Rate thereafter for any amount in Dollars or (ii) the Overnight Rate plus one percent (1%) for any amount in Yen. A certificate of Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.06(f) shall constitute prima facie evidence of such amount.

        2.07. Loan Accounts; Notes.

               (a) Loan Accounts. The obligation of each Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a "Loan Account"), except that any Lender may request that its U.S. Loans be evidenced by a note or notes pursuant to Subparagraph 2.07(b). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan and each Japanese Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by each Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect Borrowers' Obligations hereunder. The Loan Accounts shall constitute prima facie evidence of the matters noted therein.

               (b) Notes. If any Lender so requests, such Lender's U.S. Loans shall be evidenced by one or more promissory notes in the form of Exhibit F (individually, a "Note"), each of which shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender's U.S. Revolving Commitment or U.S. 364 Day Commitment, as the case may be, (iii) dated the U.S. Closing Date, and (iv) otherwise appropriately completed.

        2.08. Loan Funding.

               (a) Lender Funding and Disbursements to Borrowers.

                      (i) Each U.S. Lender shall, before 12:00 noon (Chicago
               time) on the date of each U.S. Borrowing, make available to Agent at Agent's U.S. office specified in Paragraph 8.01, in immediately available funds, such Lender's Proportionate Share of such U.S. Borrowing. After Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Section III, Agent shall promptly disburse such funds to LSI no later than 2:00 p.m. (Chicago time) in immediately available funds. Agent shall disburse the proceeds of such U.S. Borrowing to the account or accounts specified by LSI in the applicable Notice of U.S. Borrowing.

                      (ii) Each Japanese Lender shall, before 10:00 a.m. (Tokyo
               time) on the date of the Japanese Borrowing, make available to Agent at Agent's Tokyo office specified in Paragraph 8.01, in immediately available funds, such Lender's Proportionate Share of the Japanese Borrowing. After Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in
               Section III, Agent shall promptly disburse such funds to LLJS no later than 1:00 p.m. (Tokyo time) in immediately available funds. Agent shall disburse the proceeds of the Japanese Borrowing to the account or accounts specified by LLJS in the Notice of Japanese Borrowing.

               (b) Lender Failure to Fund. Unless Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to Agent such Lender's Proportionate Share of such Borrowing, Agent shall be entitled to assume that such Lender has made or will make such portion available to Agent on the date of such Borrowing in accordance with Subparagraph 2.08(a), and Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the applicable Borrower a corresponding amount. If any Lender does not make the amount of its Proportionate Share of such Borrowing available to Agent on or prior to the date of such Borrowing, such Lender shall pay to Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to Agent at rates equal to (i) the Federal Funds Rate for the first three (3) days and the Base Rate thereafter for any amount in Dollars or (ii) the Overnight Rate plus one percent (1%) for any amount in Yen. A certificate of Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.08(b) shall constitute prima facie evidence of such amount. If the amount of any Lender's Proportionate Share of any Borrowing is not paid to Agent by such Lender within three (3) Business Days after the date of such Borrowing, the applicable Borrower shall repay such amount to Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to such Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

               (c) Lenders' Obligations Several. The failure of any Lender to make a Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing, but no Lender shall be obligated in any way to make any Loan which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender.

        2.09.  Pro Rata Treatment.

               (a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

                      (i) Each U.S. Revolving Borrowing and reduction in the
               Total U.S. Revolving Commitment shall be made or shared by U.S. Lenders with U.S. Revolving Commitments pro rata according to their applicable respective U.S. Revolving Commitments, each U.S. 364 Day Borrowing and reduction in the Total U.S. 364 Day Commitment shall be made or shared by U.S. Lenders with U.S. 364 Day Commitments pro rata according to their applicable respective U.S. 364 Day Commitments, and the Japanese Borrowing shall be made by Japanese Lenders pro rata according to their applicable respective Japanese Commitments;

                      (ii) Each payment of principal on Loans in any Borrowing
               shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

                      (iii) Each payment of interest on Loans in any Borrowing
               shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

                      (iv) Each payment of U.S. Revolving Commitment Fees shall
               be shared among U.S. Lenders with U.S. Revolving Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Proportionate Shares of the Total U.S. Revolving Commitment and (B) in the case of each U.S. Lender which becomes a U.S. Lender with a U.S. Revolving Commitment hereunder after the date hereof and before the Revolving Termination Date, the date upon which such U.S. Lender so became a U.S. Lender with a U.S. Revolving Commitment;

                      (v) Each payment of U.S. 364 Day Commitment Fees shall be
               shared among U.S. Lenders with U.S. 364 Day Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Proportionate Shares of the Total U.S. 364 Day Commitment and (B) in the case of each U.S. Lender which becomes a U.S. Lender with a U.S. 364 Day Commitment hereunder after the date hereof and before the U.S. 364 Day Termination Date, the date upon which such U.S. Lender so became a U.S. Lender with a U.S. 364 Day Commitment;

                      (vi) Each payment of interest (other than interest on
               Loans) shall be shared among Lenders and Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and Agent and (B) the dates on which such amounts became owing to such Lenders and Agent; and

                      (vii) All other payments under this Agreement and the
               other Credit Documents shall be for the benefit of the Person or Persons specified.

               (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it as part of any Borrowing in excess of its ratable share of payments on account of all Loans in such Borrowing obtained by all applicable Lenders entitled to such payments, such Lender shall forthwith purchase from such other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Subparagraph 2.09(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

        2.10. Change of Circumstances.

               (a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan or any Japanese Loan, (i) any U.S. Lender or Japanese Lender, as the case may be, shall advise Agent that the LIBO Rate or TIBO Rate, as the case may be, for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or the Tokyo interbank market, as the case may be, or
        (ii) any U.S. Lender or Japanese Lender, as the case may be, shall advise Agent that the rate of interest for such Loan does not adequately and fairly reflect the cost to such Lender of making or maintaining such Loan, Agent shall immediately give notice of such condition to the applicable Borrower and the other U.S. Lenders or Japanese Lenders, as the case may be. After the giving of any such notice and until Agent shall otherwise notify the applicable Borrower that the circumstances giving rise to such condition no longer exist, such Borrower's right to obtain, continue or convert to LIBOR Loans or Japanese Loans, as the case may be, shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension affecting the LIBO Rate shall be converted at the end of the then current Interest Period for such LIBOR Loans into Base Rate Loans unless such suspension has then ended. All Japanese Loans outstanding at the commencement of any such suspension affecting the TIBO Rate shall after the end of the then current Interest Period for such Japanese Loans bear interest at the Overnight Rate plus one percent (1.0%), such rate to change from time to time as the Overnight Rate shall change, until such suspension has ended.

               (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any U.S. Lender to make or maintain any LIBOR Loans or any Japanese Lender to make or maintain any Japanese Loans, such Lender shall immediately notify Agent and the applicable Borrower of such Change of Law. Upon receipt of such notice,
        (i) such Borrower's right to obtain, continue or convert to LIBOR Loans or Japanese Loans, as the case may be, shall be suspended until such time as Agent shall notify such Borrower and the applicable Lenders that the circumstances giving rise to such suspension no longer exist, and
        (ii) such Borrower shall, if so requested by such Lender, immediately repay such Loans if such Lender shall notify such Borrower that such Lender may not lawfully continue to fund and maintain such Loans. Any conversion or prepayment of LIBOR Loans or Japanese Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Paragraph 2.12. After any Lender notifies Agent and the applicable Borrower of such a Change in Law and until such Lender notifies Agent and such Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all U.S. Loans of such Lender shall be Base Rate Loans.

               (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                      (i) Shall subject any U.S. Lender or Japanese Lender to
               any tax, duty or other charge with respect to any LIBOR Loan or Japanese Loan, as the case may be, or shall change the basis of taxation of payments by either Borrower to any such Lender on or in respect to such LIBOR Loan or Japanese Loan, as the case may be, under this Agreement (except for changes in the rate of taxation on the overall net income of such Lender imposed by its jurisdiction of incorporation or the jurisdiction of its Applicable Lending Office); or

                      (ii) Shall impose, modify or hold applicable any reserve
               (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBO Rate or TIBO Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loans or Japanese Loans, as the case may be; or

                      (iii) Shall impose on any Lender any other condition
               related to any LIBOR Loans or Japanese Loans or such Lender's Commitments;

        And the effect of any of the foregoing is to increase the cost to such Lender of making, continuing or maintaining any such LIBOR Loans, Japanese Loans or its Commitments or to reduce any amount receivable by such Lender hereunder; then the applicable Borrower shall from time to time, within twenty (20) days after written demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts; provided, however, that such Borrower shall have no obligation to make any payment to any demanding party under this Subparagraph 2.10(c) on account of any such increased costs or reduced amounts unless such Borrower receives notice of such increased costs or reduced amounts from the demanding party within six (6) months after they are incurred or realized. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to such Borrower, shall constitute prima facie evidence of such costs or amounts. The obligations of Borrowers under this Subparagraph 2.10(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a "Capital Adequacy Requirement") and
        (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such Person's policies with respect to capital adequacy), the applicable Borrower shall pay to such Lender or such Person, within twenty (20) days after written demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital; provided, however, that such Borrower shall have no obligation to make any payment to any demanding party under this Subparagraph 2.10(d) on account of any such increased costs unless such Borrower receives notice of such increased costs from the demanding party within twelve (12) months after they are incurred or realized. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to such Borrower, shall constitute prima facie evidence of such costs. The obligations of Borrowers under this Subparagraph 2.10(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (e) Mitigation. Any Lender which becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or Japanese Loan or (ii) any Change of Law or other event or condition which will obligate either Borrower to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) shall notify such Borrower and Agent thereof as promptly as practical. If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify such Borrower and Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or Japanese Loan or to which either Borrower is obligated to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Offices) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which either Borrower is obligated to pay pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

        2.11. Taxes on Payments.

               (a) Payments Free of Taxes. All payments made by Borrowers under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Agent or any Lender by its jurisdiction of incorporation or the jurisdiction in which its Applicable Lending Office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by either Borrower, as promptly as possible thereafter, such Borrower shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If either Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, such Borrower shall indemnify Agent and Lenders for any Taxes (including interest or penalties) that may become payable by Agent or any Lender as a result of any such failure. The obligations of Borrowers under this Subparagraph 2.11(a) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (b) Withholding Exemption Certificates. On or prior to the applicable Closing Date, each U.S. Lender which is not organized under the laws of the United States of America or a state thereof and each Japanese Lender which is not organized under the laws of Japan shall deliver to LSI or LLJS, respectively, and Agent such certificates and other evidence as such Borrower or Agent may reasonably request to establish that such Lender is entitled to receive payments under this Agreement on account of any U.S. Borrowing or the Japanese Borrowing, as the case may be, without deduction or withholding of any United States federal income taxes or Japanese income taxes, respectively. Each such Lender further agrees (i) promptly to notify the applicable Borrower and Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Lender from receiving payments hereunder without any deduction or withholding of such taxes and (ii) on or before the date that any certificate or other form delivered by such Lender under this Subparagraph 2.11(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the applicable Borrower and Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of such taxes. If any Lender fails to provide to Borrowers or Agent pursuant to this Subparagraph 2.11(b) (or, in the case of an Assignee Lender, Subparagraph 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement on account of any U.S. Borrowing or the Japanese Borrowing, as the case may be, without deduction or withholding of any United States federal income taxes or Japanese income taxes, respectively, such Lender shall not be entitled to any indemnification under Subparagraph 2.11(a) for any Taxes imposed on such Lender primarily as a result of such failure.

               (c) Mitigation. If Agent or any Lender claims any additional amounts to be payable to it pursuant to this Paragraph 2.11, such Person shall use reasonable commercial efforts to file any certificate or document requested in writing by the applicable Borrower reflecting a reduced rate of withholding or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or such change in the jurisdiction of its Applicable Lending Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Person, in the case of a change in the jurisdiction of its Applicable Lending Office, such change would not be disadvantageous to such Person or contrary to such Person's normal banking practices.

               (d) Tax Returns. Nothing contained in this Paragraph 2.11 shall require Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

               (e) Lender Rate Contracts. Nothing contained in this Paragraph
        2.11 shall override or supercede any term or provision of any Lender Rate Contract regarding withholding taxes relating to Rate Contracts.

        2.12. Funding Loss Indemnification. If either Borrower shall (a) repay or prepay any LIBOR Loan or Japanese Loan, or convert any LIBOR Loan, on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or Japanese Loan after delivering the applicable Notice of Borrowing therefor to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any U.S. Borrowing into LIBOR Loans in accordance with a Notice of U.S. Borrowing Conversion delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), such Borrower shall, within twenty (20) days after written demand of such Lender, reimburse such Lender for and hold such Lender harmless from all reasonable costs and losses incurred by such Lender as a result of such repayment, prepayment, conversion or failure; provided, however, that such Borrower shall have no obligation to make any payment to any demanding party under this Paragraph 2.12 on account of any such costs or losses unless such Borrower receives notice of such costs or losses from the demanding party within six (6) months after they are incurred or realized. Borrowers understand that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund a LIBOR Loan or Japanese Loan. Each Lender demanding payment under this Paragraph 2.12 shall deliver to the applicable Borrower, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to such Borrower shall constitute prima facie evidence of such costs and losses. The obligations of Borrowers under this Paragraph 2.12 shall survive the payment and performance of the Obligations and the termination of this Agreement.

        2.13. Security.

               (a) The Obligations of LLJS shall be secured by a guaranty duly executed by LSI in the form of Exhibit G (the "LSI Guaranty").

               (b) Further Assurances. Each Borrower shall deliver to Agent such other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements) as Agent may reasonably request to implement the provisions of Subparagraph 2.13(a) and otherwise to establish, maintain, protect and evidence the rights provided to Agent, for the benefit of Agents and Lenders, pursuant to the Security Documents. Each Borrower shall fully cooperate with Agent and Lenders and perform all additional acts reasonably requested by Agent or any Lender to effect the purposes of this Paragraph 2.13.

        2.14. Replacement of Lenders. If any Lender shall (a) become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) suspend its obligation to make or maintain LIBOR Loans or Japanese Loans pursuant to Subparagraph 2.10(b) for a reason which is not applicable to any other Lender or (d) demand any payment under Subparagraph 2.10(c), 2.10(d) or 2.11(a) for a reason which is not applicable to any other Lender, then Agent may (or upon the written request of Borrowers, shall) replace such Lender (the "affected Lender"), or cause such affected Lender to be replaced, with another lender (the "replacement Lender") satisfying the requirements of an Assignee Lender under Subparagraph 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to Subparagraph 8.05(c); provided, however, that if Borrowers seek to exercise such right, they must do so within sixty (60) days after either Borrower first knows or should have known of the occurrence of the event or events giving rise to such right, and neither Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for Borrowers. Upon receipt by any affected Lender of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.14, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to an Assignment Agreement and Subparagraph 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender's Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.


SECTION III. CONDITIONS.

        3.01. Initial Closing Date Conditions. The obligations of the applicable Lenders to make the Loans to be made on the Initial Closing Date are subject to
(a) receipt by Agent, on or prior to the Initial Closing Date, of each item listed in Part I of Schedule 3.01, each in form and substance satisfactory to Agent and each Lender, and with sufficient copies for, Agent and each Lender,
(b) the termination of the Outstanding U.S. Loan Facility and payment by LSI in full of all amounts payable thereunder, (c) either confirmation in form and substance satisfactory to Agent and each Lender that the transactions contemplated by this Agreement do not contravene the provisions of the Outstanding Japanese Loan Facility, if the Initial Closing Date is the U.S. Closing Date, or the termination of the Outstanding Japanese Loan Facility and payment by LLJS in full of all amounts payable thereunder, if the Initial Closing Date is the Japanese Closing Date, and (d) confirmation in form and substance satisfactory to Agent and each Lender that the transactions contemplated by this Agreement do not contravene the provisions of the Outstanding Japanese Lease Facility. The obligations of the applicable Lenders to maintain the Loans made on the Initial Closing Date are subject to receipt by Agent within ten (10) Business Days after the Initial Closing Date of each item listed in Part II of Schedule 3.01, each in form and substance satisfactory to Agent and each Lender, and with sufficient copies for, Agent and each Lender.

        3.02. Second Closing Date Conditions Precedent. The obligations of the applicable Lenders to make the Loans to be made on the Second Closing Date are subject to (a) the satisfaction of the conditions set forth in Paragraph 3.01,
(b) if such Loans are U.S. Loans, the receipt by Agent, on or prior to the Second Closing Date, of each Note requested by a U.S. Lender, each duly executed by LSI, and (c) if such Loans are Japanese Loans, the receipt by Agent of the LSI Guaranty duly executed by LSI and the termination of the Outstanding Japanese Loan Facility and payment by LLJS in full of all amounts payable thereunder on or prior to the Second Closing Date.

        3.03. Conditions Precedent to Each Credit Event. The occurrence of each Credit Event (including the initial Borrowing) is subject to the further conditions that:

               (a) Borrowers shall have delivered to Agent the Notice of Borrowing, Notice of U.S. Borrowing Conversion or Notice of Interest Period Selection, as the case may be, for such Credit Event in accordance with this Agreement; and

               (b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                      (i) The representations and warranties of Borrowers and
               their Subsidiaries set forth in Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date); and

                      (ii) No Default has occurred and is continuing or will
               result from such Credit Event.

The submission by either Borrower to Agent of each Notice of Borrowing, each Notice of U.S. Borrowing Conversion (other than a notice for a conversion to Base Rate Loans) and each Notice of Interest Period Selection (other than a notice selecting an Interest Period of one (1) month for the Japanese Borrowing) shall be deemed to be a representation and warranty by such Borrower that each of the statements set forth above in this Subparagraph 3.03(b) is true and correct as of the date of such notice.

        3.04. Covenant to Deliver. Unless a condition is waived by Agent, Borrowers agree (not as a condition but as a covenant) to deliver to Agent each item required to be delivered to Agent as a condition to the occurrence of any Credit Event if such Credit Event occurs. Borrowers expressly agree that the occurrence of any such Credit Event prior to the receipt by Agent of any such item shall not constitute a waiver by Agent or any Lender of Borrowers' obligation to deliver such item, unless expressly waived in writing by Agent.

SECTION IV. REPRESENTATIONS AND WARRANTIES.

        4.01. Borrowers' Representations and Warranties. In order to induce Agent and Lenders to enter into this Agreement, Borrowers hereby represent and warrant to Agent and Lenders as follows:

               (a) Organization and Powers. Each of Borrowers and the Significant Subsidiaries is a corporation or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and, with respect to each Borrower, to execute, deliver and perform its obligations under the Credit Documents and the Symbios Acquisition Documents to which it is a party.

               (b) Authorization; No Conflict. The execution, delivery and performance by each Borrower of the Credit Documents and the Symbios Acquisition Documents to which it is a party have been duly authorized by all necessary corporate action of each Borrower and do not and will not (i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of either Borrower or result in a breach of or constitute a material default under any material Contractual Obligation to which either Borrower is a party or by which it or its properties may be bound or affected; or (ii) violate in any material respect any provision of Governmental Rule binding on or affecting either Borrower.

               (c) Binding Obligation. The Credit Documents and the Symbios Acquisition Documents constitute, or when delivered will constitute, legal, valid and binding obligations of each Borrower which is a party thereto, enforceable against such Borrower in accordance with their respective terms, except to the extent the enforceability thereof would be subject to bankruptcy, insolvency, receivership or similar laws providing relief from creditors, or principles of equity generally.

               (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by either Borrower of any of the Credit Documents or the Symbios Acquisition Documents except those set forth on Schedule 4.01(d) which have been obtained or made and are in full force and effect.

               (e) No Defaults. None of Borrowers and their Significant Subsidiaries is in default under any material Contractual Obligation or Governmental Rule to which it is a party or by which it or its properties may be bound which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

               (f) Title to Properties. Each Borrower and each Significant Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of Borrowers and their Significant Subsidiaries is subject to no Liens, other than Liens permitted under Subparagraph 5.02(a).

               (g) Litigation. Except as set forth in Schedule 4.01(g), there are no actions, suits or proceedings pending or, to the best of either Borrower's knowledge, threatened against or affecting such Borrower or any of its Significant Subsidiaries or the properties of such Borrower or any of its Significant Subsidiaries before any Governmental Authority or arbitrator which is likely to be determined adversely to such Borrower or any such Significant Subsidiary and would be reasonably likely to result in a Material Adverse Effect.

               (h) Compliance with Consents and Licenses. Every consent required by either Borrower or any of its Significant Subsidiaries (including those required under or pursuant to any Environmental Law) in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been obtained and is in full force and effect and there has not been any default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

               (i) Compliance with Environmental Law. Except as set forth in
        Schedule 4.01(i), to the best of each Borrower's knowledge after due investigation, (i) the properties of each Borrower and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, in either case where such violation or liability could reasonably be expected to result in a Material Adverse Effect, (B) which could interfere with the continued operation of such property, or
        (C) which could materially impair the fair market value thereof; and
        (ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of either Borrower or any of its Subsidiaries in violation of or in any manner which could give rise to liability under any Environmental Laws, where such violation or liability, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               (j) Governmental Regulation. None of Borrowers and their Significant Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other Governmental Rule limiting its ability to incur Indebtedness.

               (k) Employment Benefit Plans.

                      (i) Except as specifically disclosed to Agent and Lenders
               in writing prior to the date of this Agreement: (A) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other Governmental Rules; (B) there are no pending, or to the best knowledge of either Borrower, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; (C) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (D) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (E) no Pension Plan has any Unfunded Pension Liability; (F) neither Borrower has incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (G) no trade or business (whether or not incorporated under common control with either Borrower within the meaning of
               Section 414(b), (c), (m) or (a) of the IRC) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the IRC; and (H) none of Borrowers and any entity under common control with either Borrower in the preceding sentence has ever contributed to any Multiemployer Plan.

                      (ii) All employer and employee contributions required by
               any applicable Governmental Rule in connection with all Foreign Plans have been made, or, if applicable, accrued, in accordance with the country-specific accounting practices. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, which actuarial assumptions are commercially reasonable. Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities. Each Foreign Plan reasonably complies in all material respects with all applicable Governmental Rules.

               (l) Significant Subsidiaries. The name and ownership of each Significant Subsidiary on the date of this Agreement is as set forth in
        Schedule 4.01(l). All of the outstanding capital stock of, or any other interest in, each such Significant Subsidiary has been validly issued, and is fully paid and nonassessable.

               (m) Margin Regulations. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the FRB). No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, except in compliance with said Regulation U.

               (n) Taxes. Borrowers and their Significant Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other Governmental Charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against either Borrower or any of its Significant Subsidiaries except those for which adequate reserves have been provided in accordance with GAAP.

               (o) Patents and Other Rights. Each Borrower and each Significant Subsidiary possesses all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from maintenance and operation of its business, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

               (p) Insurance. The properties of each Borrower and its Significant Subsidiaries are insured against losses and damages of the kinds and in amounts which are deemed prudent by such Borrower in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry, and such insurance is maintained with financially sound and reputable insurance companies or pursuant to a plan or plans of self-insurance to such extent as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties.

               (q) Financial Statements. The audited Financial Statements of
        LSI and its Subsidiaries for the fiscal year ended December 31, 1997 and the unaudited Financial Statements of LSI and its Subsidiaries for the fiscal quarter ended March 31, 1998 are complete and correct and fairly present the financial condition of LSI and its Subsidiaries as at such dates and the results of operations of LSI and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the March 31, 1998 Financial Statements, to normal year-end adjustments and the absence of notes. Since December 31, 1997, there has been no Material Adverse Effect.

               (r) Liabilities. None of Borrowers and their Significant Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the Financial Statements referred to in Subparagraph 4.01(q), in the notes thereto or otherwise disclosed in writing to the Agent and Lenders, other than liabilities arising in the ordinary course of business since March 31, 1998.

               (s) Labor Disputes. Etc. There are no strikes, lockouts or other labor disputes against either Borrower or any of its Significant Subsidiaries, or, to the best of either Borrower's knowledge, threatened against or affecting either Borrower or any of its Significant Subsidiaries, which may result in a Material Adverse Effect.

               (t) Solvency. Each Borrower and its Subsidiaries on a consolidated basis are Solvent.

               (u) Disclosure. None of the representations or warranties made by either Borrower in the Credit Documents as of the date of such representations and warranties, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of either Borrower or any of its Significant Subsidiaries to Agent or any Lender in connection with the Credit Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

        4.02. Reaffirmation. Each Borrower shall be deemed to have reaffirmed, for the benefit of Lenders and Agent, each representation and warranty contained in Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date).



SECTION V. COVENANTS.

        5.01. Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by each Borrower of all of their respective Obligations, each Borrower will comply, and will cause compliance, with the following affirmative covenants, unless Required Lenders shall otherwise consent in writing:

               (a) Financial Statements and Other Reports. LSI, on behalf of Borrowers, will furnish to Agent in sufficient copies for distribution to Lenders:

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

                      (i) As soon as available and in any event within fifty
               (50) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated Financial Statements of LSI and its Subsidiaries for such fiscal quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail;

                      (ii) As soon as available and in any event within one
               hundred (100) days after the end of each fiscal year, the consolidated Financial Statements of LSI and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail, and accompanied by a report thereon of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit or the status of LSI and its Subsidiaries as a going concern;

                      (iii) Together with the Financial Statements required
               pursuant to clauses (i) and (ii) of this Subparagraph 5.01(a), a compliance certificate of a Responsible Officer of LSI (a "Compliance Certificate") which (A) states that such Financial Statements fairly present the financial condition of LSI and its Subsidiaries as at the last day of the fiscal quarter or fiscal year covered by such Financial Statements and the results of operations of LSI and its Subsidiaries for such quarter or year and have been prepared in accordance with GAAP consistently applied, subject to normal, year-end audit adjustments in the case of the Financial Statements for any fiscal quarter; (B) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action LSI or LLJS proposes to take with respect thereto; and (C) sets forth, for the fiscal quarter or fiscal year covered by such Financial Statements or as of the last day of such quarter or year, the calculation of the financial ratios and tests provided in Paragraph 5.03;

                      (iv) As soon as available and in any event within fifty
               (50) days after the end of each fiscal quarter, a certificate of a Responsible Officer of LSI (a "Pricing Ratio Certificate") which sets forth the calculation of the Pricing Ratio as of the last day of such quarter;

                      (v) Promptly after the giving, sending or filing thereof,
               copies of all reports, if any, which each Borrower or any of its Subsidiaries sends generally to any class of holders of its respective capital stock or other securities and of all reports or filings, if any, by each Borrower or any of its Subsidiaries with the SEC or any national securities exchange;

                      (vi) Promptly after either Borrower has knowledge or
               becomes aware thereof, notice of the occurrence or existence of any Default;

                      (vii) Prompt written notice of any action, event or
               occurrence that could reasonably be expected to result in a Material Adverse Effect due to environmental liability under Environmental Laws;

                      (viii) Prompt written notice of all actions, suits and
               proceedings before any Governmental Authority or arbitrator pending, or to the best of either Borrower's knowledge, threatened against or affecting either Borrower or any of its Subsidiaries which (A) if adversely determined would involve an aggregate liability of $25,000,000 or more in excess of amounts covered by third-party insurance, or (B) otherwise may have a Material Adverse Effect;

                      (ix) Promptly after either Borrower has knowledge or
               becomes aware thereof, (A) notice of the occurrence of any ERISA Event, together with a copy of any notice of such ERISA Event to the PBGC, and (B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

                      (x) Promptly upon the commencement or increase of
               contributions to, the adoption of, or an amendment to, a Plan by LSI or an ERISA Affiliate, if such commencement or increase of contributions, adoption, or amendment could reasonably be expected to result in a net increase in unfunded liability to LSI or an ERISA Affiliate in excess of $10,000,000, a calculation of the net increase in unfunded liability;

                      (xi) Promptly after filing or receipt thereof by LSI or
               any ERISA Affiliate, copies of the following:

                             (A) Any notice received from the PBGC of intent to
                      terminate or have a trustee appointed to administer any Pension Plan;

                             (B) Any notice received from the sponsor of a
                      Multiemployer Plan concerning the imposition, delinquent payment, or amount of withdrawal liability;

                             (C) Any demand by the PBGC under Subtitle D of
                      Title IV of ERISA; and

                             (D) Any notice received from the IRS regarding the
                      disqualification of a Plan intended to qualify under
                      Section 401(a) of the IRC;

                      (xii) Within forty-five (45) days of the date thereof, or, if earlier, on the date of delivery of any Financial Statements pursuant to clause (i) or (ii) of this Subparagraph 5.01(a), notice of any change in accounting policies or financial reporting practices by either Borrower or any of the Significant Subsidiaries that is expected to affect (or has affected) materially under U.S. GAAP the consolidated financial condition of LSI and its Subsidiaries;

                      (xiii) Promptly after the occurrence thereof, notice of
               any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving either

               Borrower or any of its Subsidiaries which could result in a Material Adverse Effect;

                      (xiv) Upon the request from time to time of Agent or any
               Lender (through Agent), the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Rate Contracts to which either Borrower or any of its Subsidiaries is party;

                      (xv) Prompt written notice of any change in either
               Borrower's fiscal year;

                      (xvi) Prompt written notice of any Person or Subsidiary
               not identified on Schedule 4.01(l) that becomes a Significant Subsidiary after the date of this Agreement;

                      (xvii) Prompt written notice of any other condition or
               event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect;

                      (xviii) Prior written notice of any sale of assets other
               than in the ordinary course of business (including any sale of assets to be leased back in connection with a "synthetic" lease of such assets) or any sale or issuance of Indebtedness for borrowed money (including Indebtedness evidenced by notes, bonds, debentures or other similar instruments) for Net Proceeds which exceed $50,000,000 for any single transaction or series of related transactions; and

                      (xix) Such other information respecting the operations,
               properties, business or condition (financial or otherwise) of either Borrower or the Significant Subsidiaries as Agent or any Lender (through Agent) may from time to time reasonably request.

        Each notice pursuant to clauses (vi) -- (xix) of this Subparagraph 5.01(a) shall be accompanied by a written statement by a Responsible Officer of LSI setting forth details of the occurrence referred to therein, and stating what action LSI or LLJS proposes to take with respect thereto.

               (b) Preservation of Corporate Existence. Etc. Each Borrower shall and shall cause each of its Significant Subsidiaries to:

                      (i) Preserve and maintain in full force and effect its
               corporate existence and good standing under the laws of its state or jurisdiction of incorporation or formation, except in connection with transactions permitted by Paragraph 5.02 and (B) in the case of any Significant Subsidiary (other than LLJS) to the extent that failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                      (ii) Preserve and maintain in full force and effect all
               governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                      (iii) Use reasonable efforts, in the ordinary course of
               business, to preserve its business organization and goodwill, except in the case of any Significant Subsidiary (other than LLJS) to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect; and

                      (iv) Preserve or renew all of its registered patents,
               trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

               (c) Payment of Taxes. Etc. Each Borrower will, and will cause each of its Significant Subsidiaries to, pay and discharge all material taxes, fees, assessments, levies and other Governmental Charges imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful and material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of such Borrower or any of its Significant Subsidiaries, except to the extent such taxes, fees, assessments, levies or other Governmental Charges, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

               (d) Licenses. Each Borrower will, and will cause each of its Significant Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Credit Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect.

               (e) Maintenance of Property. Except as otherwise permitted under Subparagraph 5.02(c) or Subparagraph 5.02(d), each Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all its property which is used in its business in good working order and condition in all material respects, ordinary wear and tear excepted.

               (f) Insurance. Each Borrower shall maintain, and shall cause each of its Significant Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against losses and damages of the kinds and in amounts which are deemed prudent by such Borrower in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry.

               (g) Compliance with Laws. Each Borrower shall comply, and shall cause each of its Significant Subsidiaries to comply, in all material respects with the requirements of all Environmental Laws and all other Governmental Rules applicable to it or its business.

               (h) Employment Benefit Plans.

                      (i) LSI shall, and shall cause each of its ERISA
               Affiliates to: (A) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law; (B) cause each Plan which is qualified under Section 401(a) of the IRC to maintain such qualification; and (C) make all required contributions to any Plan subject to Section 412 of the IRC.

                      (ii) None of Borrowers and their Significant Subsidiaries
               shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan, (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

               (i) Inspection of Property and Books and Records. Each Borrower shall maintain and shall cause each of its Significant Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Significant Subsidiary. Each Borrower shall permit, and shall cause each of its Significant Subsidiaries to permit, representatives and independent contractors of Agent or any Lender to visit and inspect any of their respective properties, to examine its respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its respective affairs, finances and accounts with its respective directors, officers, and independent public accountants, all at the expense of such Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, that (i) unless an Event of Default shall have occurred and be continuing, (A) Borrowers shall be responsible under this Subparagraph 5.01(i) for the reasonable costs and expenses of Agent only, (B) all inspections, visits, examinations and other actions permitted or authorized hereunder shall be coordinated only through Borrowers, and (C) physical inspections of either Borrower's or any such Significant Subsidiary's facilities in Japan shall be made on two weeks' prior notice and shall occur no more frequently than semiannually in the case of inspections by Agent and no more frequently than annually otherwise, and (ii) when an Event of Default exists Agent or any Lender may make any visit, inspection or examination or take any other action authorized hereunder at the expense of Borrowers at any time during normal business hours, without advance notice and without being subject to any of the other restrictions described in clause (i).

               (j) Use of Proceeds. Except as otherwise expressly provided in Subparagraph 2.01(h) or Subparagraph 2.02(f), each Borrower will use the proceeds of the Loans solely for general corporate purposes, including for working capital, capital expenditures, Permitted Investments and Acquisitions. If either Borrower uses the proceeds of the Loans to purchase or carry "margin stock" (within the meaning of Regulation U of the FRB) or extend credit to others for the purpose of purchasing or carrying margin stock, such Borrower will do so only in compliance with said Regulation U and only if not more than twenty percent (20%) of the value of the assets of such Borrower and its Subsidiaries on a consolidated basis consists of margin stock.

               (k) Further Assurances and Additional Acts. Each Borrower will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Agent or Required Lenders shall deem necessary or appropriate to effectuate the purposes of the Credit Documents, and promptly provide Agent with evidence of the foregoing satisfactory in form and substance to Agent or Required Lenders.

        5.02. Negative Covenants. Until the termination of this Agreement and the satisfaction in full by each Borrower of all of their respective Obligations, each Borrower will comply, and will cause compliance, with the following negative covenants, unless Required Lenders shall otherwise consent in writing:

               (a) Liens. Neither Borrowers nor any of its Significant Subsidiaries will create, incur, assume or suffer to exist any Lien upon or with respect to any of their properties, revenues or assets, whether now owned or hereafter acquired, other than (i) Permitted Liens and (ii) other Liens that, in the aggregate at any time, secure obligations in an amount not in excess of ten percent (10%) of Consolidated Total Assets determined as of the last day of the immediately preceding fiscal quarter (or fiscal year, as the case may be).

               (b) Change in Nature of Business. None of Borrowers and their Significant Subsidiaries will engage in any material line of business other than the electronics business and other businesses incidental or reasonably related thereto.

               (c) Restrictions on Fundamental Changes. None of Borrowers and their Significant Subsidiaries will merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

                      (i) Any of LSI's Significant Subsidiaries may merge with,
               consolidate into or transfer all or substantially all of its assets to another of LSI's Significant Subsidiaries or to LSI and in connection therewith such Significant Subsidiary (other than LSI) may be liquidated or dissolved, provided that (A) if the transaction involves either Borrower, such Borrower shall be the surviving Person, and (B) if any transaction shall be between a non-wholly owned Significant Subsidiary and a wholly owned Significant Subsidiary, the wholly owned Significant Subsidiary shall be the continuing or surviving Person, and provided further that no Material Adverse Effect or Default shall result therefrom;

                      (ii) Either Borrower or any of its Significant
               Subsidiaries may sell or dispose of assets in accordance with the provisions of Subparagraph 5.02(d);

                      (iii) Either Borrower or any of its Significant
               Subsidiaries may make any investment or Acquisition permitted by Subparagraph 5.02(e); and

                      (iv) Either Borrower may merge with or consolidate into
               any other Person, provided that (A) such Borrower is the surviving Person, and (B) no such merger or consolidation shall be made while there exists a Default or if a Default or Material Adverse Effect would occur as a result thereof.

               (d) Sales of Assets. None of Borrowers and their Significant Subsidiaries will convey, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except:

                      (i) Sales or other dispositions of inventory in the
               ordinary course of business;

                      (ii) Sales or other dispositions of assets in the ordinary course of business which have become worn out or obsolete or which are promptly being replaced;

                      (iii) Sales of accounts receivable to financial
               institutions not affiliated with either Borrower; provided that
               (A) the discount rate shall not at any time exceed ten percent (10%), (B) the amount of all accounts receivable permitted to be sold in any fiscal quarter shall not exceed twenty percent (20%) of the consolidated accounts receivable of LSI and its Subsidiaries, determined as of the last day of the immediately preceding fiscal quarter (or fiscal year, as the case may be), and (C) the sole consideration received for such sales shall be cash;

                      (iv) Sales of equipment to be leased back to LSI in
               conjunction with a "synthetic" lease financing of such equipment, provided that the "principal" amount of such financing does not exceed $250,000,000;

                      (v) Sales or other dispositions of assets outside the
               ordinary course of business which do not constitute Substantial Assets (as defined below);

                      (vi) Sales of assets which yield Net Proceeds which are
               applied to prepay the U.S. Loans pursuant to clause (iv) of Subparagraph 2.05(c); and

                      (vii) Sales or other dispositions of Permitted
               Investments.

        For purposes of clause (v) above, a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets, when added to all other assets conveyed, sold, leased, transferred or otherwise disposed of by LSI and its Subsidiaries in any period of four consecutive fiscal quarters (other than assets sold in the ordinary course of business or pursuant to clause (iii) above), shall exceed ten percent (10%) of

        Consolidated Total Assets as determined as of the last day of the fiscal quarter of LSI immediately preceding the date of determination.

                (e) Loans and Investments. None of Borrowers and their Significant Subsidiaries will enter into any Acquisition or otherwise extend any credit to, guarantee the obligations of or make any additional investments in or acquire any interest in, any Person, other than in connection with:

                        (i) Extensions of credit in the nature of accounts
                receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

                        (ii) Permitted Investments;

                        (iii) Additional purchases of or investments in the
                stock of, or guarantees of the obligations of, Subsidiaries;

                        (iv) Employee loans and guarantees in accordance with
                LSI's usual and customary practices with respect thereto;

                        (v) Any Acquisition; or

                        (vi) Additional investments not exceeding, in the
                aggregate with all such investments, $300,000,000 during the period from the date of this Agreement through the Revolving Termination Date;

        provided that in the case of an Acquisition referred to in clause (v) above or an investment referred to in clause (vi) above, no such Acquisition or investment shall be made while there exists a Default or if a Default or Material Adverse Effect would occur as a result thereof.

                (f) Distributions. Neither Borrower will declare or pay any dividends in respect of its capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of either Borrower, except that LLJS may declare and pay dividends and distributions to LSI and either Borrower may:

                        (i) Declare and deliver dividends and distributions
                payable only in common stock of such Borrower;

                        (ii) Purchase shares of its capital stock from time to
                time in connection with the issuance of shares under such Borrower's employee stock option plans;

                        (iii) Purchase, redeem, retire, or otherwise acquire
                shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

                        (iv) In addition to the dividends, purchases,
                redemptions, retirements and other acquisitions permitted by the foregoing clauses (i) through (iii) above, declare and deliver dividends and distributions, and purchase, redeem, retire, or otherwise acquire shares of its capital stock, in an aggregate amount not exceeding $100,000,000 in any period of four consecutive fiscal quarters.

                (g) Transactions with Related Parties. None of Borrowers and their Significant Subsidiaries will enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds twenty percent (20%) or more of the equity securities, or twenty percent (20%) or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any such Significant Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except (i) a transaction or contract which is in the ordinary course of such Borrower's or Significant Subsidiary's business, including a transaction in the ordinary course of business between or among such Borrower and one or more of its Subsidiaries, and (ii) any other transaction which is upon fair and reasonable terms not less favorable to such Borrower or Significant Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party. For purposes of this Subparagraph 5.02(g), the sale, transfer or disposition of more than thirty percent (30%) of its assets (in any transaction or a series of related transactions) by a Borrower or any of its Significant Subsidiaries shall be deemed to be outside the ordinary course of business.

                (h) Accounting Changes. None of Borrowers and their Significant Subsidiaries will make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP (or, in the case of any such Significant Subsidiary domiciled in a jurisdiction other than the United States, in accordance with generally accepted accounting principles and practices in such jurisdiction).

        5.03. Financial Covenants. Until the termination of this Agreement and the satisfaction in full by each Borrower of all of their respective Obligations, LSI will comply, and will cause compliance, with the following financial covenants, unless Required Lenders shall otherwise consent in writing:

                (a) Consolidated Total Debt to Total Capital. LSI will maintain a ratio of Consolidated Total Debt to Total Capital of not more than
        0.50 to 1.0 as of the last day of each fiscal quarter.

                (b) Quick Ratio. LSI will maintain a ratio of Consolidated Quick Assets to Consolidated Current Liabilities of not less than 1.25 to 1.00 as of the last day of each fiscal quarter.

                (c) Minimum Consolidated Tangible Net Worth. LSI will maintain Consolidated Tangible Net Worth (exclusive of the cumulative translation adjustment account as reported in the consolidated balance sheet of LSI and its Subsidiaries as of such date) as of the end of each fiscal quarter of not less than (i) $1,198,926,000 plus (ii) one hundred percent (100%) of the Net Proceeds received by LSI or any of its Subsidiaries from the sale or issuance of equity securities (including equity securities issued upon the conversion of Subordinated Debt) to any Person other than LSI or any of its Subsidiaries after December 31, 1999, plus (iii) eighty percent (80%) of the sum of Consolidated Net Income, if such sum is positive, for each fiscal quarter elapsed after December 31, 1999, minus (iv) the net value of LSI stock not exceeding $250,000,000 in aggregate amount repurchased by LSI pursuant to employee stock ownership and purchase plans (provided that LSI shall not so repurchase stock in an aggregate amount which exceeds five percent (5%) of its stock outstanding as of the last day of such fiscal quarter).

                (d) Debt Service Coverage Ratio. LSI will maintain a ratio of
        (i) Consolidated EBITDA to (ii) the sum of Consolidated CMLTD, plus Consolidated Interest Expense, plus Capitalized Interest, that is not less than 2.00 to 1.00 for any period of four consecutive fiscal quarters, calculated as of the end of such period.

                (e) Subordinated Debt. LSI will not, and will not permit any of its Subsidiaries to, make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of (other than any such payment, repayment, redemption, exchange or acquisition which would not constitute a payment for purposes of Section 13.10 of the subordination provisions attached hereto as Exhibit K), or any sinking fund or similar payment with respect to, any Subordinated Debt (a "restricted payment") if a Default shall then exist or would occur as a result thereof. In no event shall any restricted payment be made if the ratio of Consolidated Quick Assets to Consolidated Current Liabilities is less than 1.50 to 1.00 as of the last day of the fiscal quarter immediately preceding such restricted payment and after giving effect to such restricted payment. At or prior to the time notice of such restricted payment is given to the holders of Subordinated Debt (or if no such notice is required, prior to the time of such restricted payment), LSI shall give written notice to Agent of the maximum amount of such restricted payment and of the satisfaction of the foregoing condition.


SECTION VI.    DEFAULT.

        6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                (a) Non-Payment. Either Borrower shall (i) fail to pay when due any principal of any Loan or fail to make any payment or transfer when due under any Lender Rate Contract or (ii) fail to pay within five (5) Business Days after the same becomes due any interest, fee or other payment required under the terms of this Agreement or any of the other Credit Documents; or

                (b) Specific Defaults. Either Borrower or any of its Significant Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Paragraph 5.02 or Paragraph 5.03; or

                (c) Other Defaults. Either Borrower or any of its Significant Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Credit Documents and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) either Borrower's written acknowledgement of such failure and (ii) Agent's written notice to Borrowers of such failure; provided, however, that such failure shall not constitute an Event of Default if it is capable of being remedied and Borrowers diligently proceed to remedy such failure and complete such remediation within 180 days after such written acknowledgment or notice; or

                (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of either Borrower to Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to Agent or any Lender to enter into this Agreement, shall be false, incorrect or inaccurate in any material respect when made (or deemed made) or furnished; provided, however, that such misrepresentation or breach of warranty shall not constitute an Event of Default if it is capable of being remedied and Borrowers remedy such misrepresentation or breach of warranty within thirty (30) days after the earlier of (i) either Borrower's written acknowledgment of such misrepresentation or breach of warranty or (ii) Agent's written notice to Borrowers of such misrepresentation or breach of warranty; or

                (e) Cross-Default. (i) Either Borrower or any of its Significant Subsidiaries shall fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the aggregate amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of either Borrower or any of its Significant Subsidiaries (other than the Obligations) in an aggregate amount exceeding $10,000,000 to become due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) or (ii) either Borrower or any of its Significant Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Obligations), or any other event shall occur or condition shall exist, and such failure, event or condition shall continue beyond any period of grace provided with respect thereto, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of either Borrower or any of its Significant Subsidiaries (other than the Obligations) in an aggregate amount exceeding $10,000,000 to become due (and/or to be secured by cash collateral); or

                (f) Insolvency, Voluntary Proceedings. Either Borrower or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,
        (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of either Borrower or any of its Significant Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to either Borrower or any of its Significant Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

                (h) Judgments. (i) A final nonappealable judgment or order for the payment of money against either Borrower or any of its Significant Subsidiaries in an amount of $25,000,000 or more in excess of amounts covered by third-party insurance shall remain unpaid for ninety (90) days following the due date for such payment; or (ii) any non-monetary judgment or order shall be rendered against either Borrower or any of its Significant Subsidiaries which has or would reasonably be expected to have a Material Adverse Effect; or

                (i) Process Issued. A warrant of attachment, execution, distraint, or similar process against any substantial part of the assets of either Borrower or any of its Significant Subsidiaries is issued which remains undismissed or undischarged for a period of thirty (30) days, if as a result thereof there is reasonably expected to occur a Material Adverse Effect; or

                (j) Seizure. All or a material part of the undertaking, assets, rights or revenues of either Borrower or any of its Significant Subsidiaries are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any Governmental Authority; or

                (k) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of either Borrower or any of its Subsidiaries under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $10,000,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by either Borrower or any of its Subsidiaries which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000; or (iii) any of the representations and warranties contained in Subparagraph 4.01(k) shall cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect; or

                (l) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by either Borrower or any of its Significant Subsidiaries not to be, a legal, valid and binding obligation of such Borrower or such Significant Subsidiary enforceable in accordance with its terms; or

                (m) Dissolution. Etc. Either Borrower or any of its Significant Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by clause (i) of Subparagraph 5.02(c), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this Subparagraph; or

                (n) Change of Control. Any Change of Control shall occur; or

                (o) Material Adverse Effect. Any event(s) or condition(s) which is (are) reasonably likely to have a Material Adverse Effect shall occur or exist; or

                (p) Repurchase of Subordinated Debt. Any event shall occur permitting the holders of any Subordinated Debt to require the repurchase of such Subordinated Debt prior to its stated maturity, which shall not include restricted payments made pursuant to Subparagraph 5.03(e).

        6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Subparagraph 6.01(f) or 6.01(g) or any Event of Default which has been cured by LSI under the LSI Guaranty), Agent may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by written notice to Borrowers, (a) terminate the Commitments and the obligations of Lenders to make Loans and/or (b) declare all outstanding Obligations payable by Borrowers to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Subparagraph 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments and the obligations of Lenders to make Loans shall automatically terminate and (2) all outstanding Obligations payable by Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.

        6.03. Lender Rate Contract Remedies. Notwithstanding any other provision of this Section VI, each Lender or its Affiliate which has entered into a Lender Rate Contract shall have the right, with prior notice to Agent, but without the approval or consent of Agent or any other Lender, (a) to declare an event of default, termination event or other similar event thereunder which will result in the early termination of such Lender Rate Contract, (b) to determine Swap Termination Values in accordance with the terms of such Lender Rate Contract and to set-off amounts between Lender Rate Contracts of such Lender, and (c) to prosecute any legal action


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

against either Borrower or its Subsidiaries to enforce Swap Termination Values owing to such Lender or its Affiliate under such Lender Rate Contracts.


SECTION VII.   THE AGENT AND RELATIONS AMONG LENDERS.

        7.01. Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by either Borrower or any of its Subsidiaries contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by either Borrower or any of its Subsidiaries to perform its respective obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders.

        7.02. Reliance by Agent. Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

        7.03. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Agent has received a written notice from a Lender or either Borrower, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders. Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or


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

refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders.

        7.04. Indemnification. Without limiting the Obligations of Borrowers hereunder, each Lender agrees to indemnify Agent, ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Paragraph 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

        7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Borrowers and their Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall
(a) be required to keep any Lender informed as to the performance or observance by either Borrower or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of either Borrower or any of its Subsidiaries; (b) have any duty or responsibility to provide any Lender with any credit or other information concerning either Borrower or any of its Subsidiaries which may come into the possession of Agent, except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by either Borrower or any officer, employee or agent of either Borrower in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of any collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by either Borrower to perform its obligations under this Agreement or any other Credit Document.

        7.06. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Borrowers and Lenders, and Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which Agent, if not a


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

Lender, shall be reasonably acceptable to Borrowers; provided, however, that Borrowers shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        7.07. Agent in its Individual Capacity. Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Borrowers and their Subsidiaries and affiliates as though Agent were not Agent hereunder. With respect to Loans, if any, made by Agent in its capacity as a Lender, Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" or "Lenders" shall include Agent in its capacity as a Lender.


SECTION VIII.  MISCELLANEOUS.

        8.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon either Borrower, any Lender or Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to either Borrower or Agent, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service or registered mail through the Japanese Post Office, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any notice delivered to Agent under Section II shall not be effective until received by Agent.

               Agent:        For notices related to the Japanese Borrowing:

                             ABN AMRO Bank N.V.
                             Tokyo Branch
                             13F, Shiroyama JT Mori Building
                             4-3-1, Toranomon, Minato-ku
                             Tokyo 105
                             Japan
                             Attn: Kiyoharu Michiwaki or Takamasa Marito
                             Tel. No: 81-3-5405-6575 or 6565
                             Fax No: 81-3-5405-6902 or 6903


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

                             For notices related to any U.S. Borrowing, all other notices and copies of notices related to the Japanese Borrowing:

                             ABN AMRO Bank N.V.
                             Syndications Group 1325 Avenue of the Americas, 9th Floor
                             New York, NY 10019
                             U.S.A.
                             Attn:  Linda Boardman
                             Tel. No: (212) 314-1724
                             Fax. No: (212) 314-1712

                             With a copy in each case to:

                             ABN AMRO Bank N.V.
                             101 California Street, Suite 4550
                             San Francisco, CA  94111-5812
                             Attn:  Thomas R. Wagner
                             Tel: (415) 984-3734
                             Fax: (415) 362-3524

               LSI:          LSI Logic Corporation
                             1551 McCarthy Boulevard
                             Milpitas, CA  95035
                             Attn:  Mark R. Kent, Treasurer
                                    Mail Stop D106
                             Tel: (408) 433-7189
                             Fax: (408) 433-6896

               LLJS:         LSI Logic Japan Semiconductor, Inc.
                             10, Kitahara
                             Tsukuba-shi
                             Ibaraki, Japan
                             Attn: Makoto Kaneda
                             Tel: (81) ###-##-####
                             Fax: (81) ###-##-####

                             with a copy to LSI as provided above.

Each Notice of U.S. Borrowing, Notice of U.S. Borrowing Conversion and Notice of U.S. Borrowing Interest Period Selection shall be given by LSI to Agent's U.S. office located at the address referred to above during such office's normal business hours; provided, however, that any such notice received by Agent after 1:00 p.m. (Chicago time) on any Business Day shall be deemed received by Agent on the next Business Day. The Notice of Japanese Borrowing and each Notice of Japanese Borrowing Interest Period Selection shall be given by LLJS to Agent's Tokyo office at the address referred to above during such office's normal business hours;


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

provided, however, that any such notice received by Agent after 10:00 a.m. (Tokyo time) on any Business Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrowers to Agent or any Lender to be made by telephone or facsimile, Agent or any Lender may conclusively presume that anyone purporting to be a Person designated in any incumbency certificate or other similar document received by Agent or a Lender is such a Person.

        8.02. Expenses. LSI agrees to pay promptly upon receipt of an invoice therefor, whether or not any Loan is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the syndication of the credit facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent and Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Agent's or Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving either Borrower or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Lenders' in-house legal counsel and staff. The obligations of LSI under this Paragraph 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

        8.03. Indemnification. To the fullest extent permitted by law, LSI agrees to protect, indemnify, defend and hold harmless Agent, Lenders and their Affiliates and their respective directors, officers, employees, agents and advisors ("Indemnitees") from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Credit Documents or any transaction contemplated thereby, including without limitation any use by either Borrower of any proceeds of the Loans, except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Agent or any Lender believes is covered by this indemnity, Agent or such Lender shall give LSI notice of the matter and an opportunity to defend it, at LSI's sole cost and expense, with legal counsel satisfactory to Agent or such Lender, as the case may be. Agent or such Lender may also require LSI to defend the matter. Any failure or delay of Agent or any Lender to notify LSI of any such suit, claim or demand shall not relieve LSI of its obligations under this Paragraph 8.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of LSI under this Paragraph 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

        8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by Borrowers and the Required Lenders (or Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however that:

                (a) Any amendment, waiver or consent which would (i) reduce any fees or other amounts payable for the account of all Lenders hereunder or extend the scheduled date for payment of any such fees or amounts,
        (ii) amend this Paragraph 8.04, (iii) amend the definition of Required Lenders or (iv) release the LSI Guaranty or any substantial part of any other guaranty or collateral which may be granted under the Security Documents, must be in writing and signed or approved in writing by all Lenders;

                (b) Any amendment, waiver or consent which would (i) extend the Revolving Termination Date with respect to the U.S. Revolving Borrowings, (ii) increase the Total U.S. Revolving Commitment or (iii) reduce the principal of or interest on the U.S. Revolving Loans or the U.S. Revolving Commitment Fees or any other fees or amounts payable for the account of all U.S. Lenders with U.S. Revolving Commitments or extend the scheduled date for payment of any such principal, interest, fees or amounts, must be in writing and signed or approved in writing by all U.S. Lenders with U.S. Revolving Commitments or U.S. Revolving Loans;

                (c) Any amendment, waiver or consent which would (i) extend the U.S. 364 Day Termination Date, (ii) increase the Total U.S. 364 Day Commitment or (iii) reduce the principal of or interest on the U.S. 364 Day Loans or the U.S. 364 Day Commitment Fees or any other fees or amounts payable for the account of all U.S. Lenders with U.S. 364 Day Commitments or extend the scheduled date for payment of any such principal, interest, fees or amounts, must be in writing and signed or approved in writing by all U.S. Lenders with U.S. 364 Day Commitments or U.S. 364 Day Loans;

                (d) Any amendment, waiver or consent which would (i) extend the Maturity with respect to the Japanese Borrowing, (ii) increase the Total Japanese Commitment or (iii) reduce the principal of or interest on the Japanese Loans or any other fees or amounts payable for the account of all Japanese Lenders hereunder or extend the scheduled date for payment of any such principal, interest, fees or amounts, must be in writing and signed or approved in writing by all Japanese Lenders;

                (e) Any amendment, waiver or consent which would increase or decrease the Commitment of any Lender (except for a pro rata decrease in the Commitments of all Lenders with the same type of Commitment) must be in writing and signed by such Lender; and

                (f) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and signed by Agent.

No failure or delay by Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        8.05. Successors and Assigns.

                (a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, all future holders of the Notes and their respective successors and permitted assigns, except that neither Borrower may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Agent and each Lender.

                (b) Participations. Any Lender may at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents. In the event of any such sale by a Lender of participating interests, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in clause
        (a)(iv), (b)(i), (b)(iii), (c)(i), (c)(iii), (d)(i), (d)(iii) or
        Subparagraph (e) of Paragraph 8.04 but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. Borrowers also agree that any Lender which has transferred any participating interest in its Commitments or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Paragraph 2.10, Paragraph 2.11, and Paragraph 2.12, as if such Lender had not made such transfer.

                (c) Assignments. Any Lender may, at any time, sell and assign to any other Lender or any Eligible Assignee (individually, an "Assignee Lender") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit H (an "Assignment Agreement"), executed by each Assignee Lender and such assignor Lender (an "Assignor Lender") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:

                        (i) Without the written consent of Agent and, if no
                Default has occurred and is continuing, LSI (which consent of Agent and LSI shall not be unreasonably withheld), no U.S. Lender may make any Assignment of its U.S. Revolving Commitment, U.S. 364 Day Commitment or U.S. Loans to any Assignee Lender which is not, immediately prior to such Assignment, a U.S. Lender hereunder or an Affiliate thereof acting through an office or branch located in the United States;

                        (ii) Without the written consent of Agent and, if no
                Default has occurred and is continuing, LLJS (which consent of Agent and LLJS shall not be unreasonably withheld), no Japanese Lender may make any Assignment of its Japanese Commitment or Japanese Loans to any Assignee Lender which is not, immediately prior to such Assignment, a Japanese Lender hereunder or an Affiliate thereof acting through an office or branch located in Japan;

                        (iii) Without the written consent of Agent and, if no
                Default has occurred and is continuing, LSI (which consent of Agent and LSI shall not be unreasonably withheld), no U.S. Lender may make any Assignment of its U.S. Revolving Commitment, U.S. 364 Day Commitment or U.S. Loans to any Assignee Lender if, after giving effect to such Assignment, the U.S. Revolving Commitment, the U.S. 364 Day Commitment or the U.S. Loans of such Lender or such Assignee Lender would in the aggregate be less than Ten Million Dollars ($10,000,000) (except that a U.S. Lender may make an Assignment which reduces its U.S. Revolving Commitment, U.S. 364 Day Commitment and U.S. Loans to zero without the written consent of LSI and Agent);

                        (iv) Without the written consent of Agent and, if no
                Default has occurred and is continuing, LLJS (which consent of Agent and LLJS shall not be unreasonably withheld), no Japanese Lender may make any Assignment of its Japanese Commitment or Japanese Loans to any Assignee Lender if, after giving effect to such Assignment, the Japanese Commitment or Japanese Loans of such Lender or such Assignee Lender would in the aggregate be less than One Billion Yen (Yen1,000,000,000) (except that a Japanese Lender may make an Assignment which reduces its Japanese Commitment and Japanese Loans to zero without the written consent of LSI and Agent);

                        (v) Without the written consent of Agent and, if no
                Default has occurred and is continuing, LSI (which consent of Agent and LSI shall not be unreasonably withheld), no U.S. Lender with a U.S. Revolving Commitment may make any Assignment of its U.S. Revolving Commitment or U.S. Revolving Loans which does not assign and delegate an equal pro rata interest in all rights, duties and obligations of such Lender under this Agreement and the other Credit Documents (except for its rights and duties, if any, relating to its U.S. 364 Day Commitment or U.S. 364 Day Loans or its Japanese Commitment or Japanese Loans);

                        (vi) Without the written consent of Agent and, if no
                Default has occurred and is continuing, LSI (which consent of Agent and LSI shall not be unreasonably withheld), no U.S. Lender with a U.S. 364 Day Commitment may make any Assignment of its U.S. 364 Day Commitment or U.S. 364 Day Loans which does not assign and delegate an equal pro rata interest in all rights, duties and obligations of such Lender under this Agreement and the other Credit Documents (except for its rights and duties, if any, relating to its U.S. Revolving Commitment or U.S. Revolving Loans or its Japanese Commitment or Japanese Loans);

                        (vii) Without the written consent of Agent and, if no
                Default has occurred and is continuing, LLJS (which consent of Agent and LLJS shall not be unreasonably withheld), no Japanese Lender may make any Assignment of its Japanese Commitment or Japanese Loan which does not assign and delegate an equal pro rata interest in all rights, duties and obligations of such Lender under this Agreement and the other Credit Documents (except for its rights and duties, if any, relating to its U.S. Revolving Commitment or U.S. Revolving Loans or its U.S. 364 Day Commitment or U.S. 364 Day Loans); and

                        (viii) Any Assignor Lender which is, or which has an
                Affiliate which is, a party to a Lender Rate Contract may not make an Assignment of all of its Commitment or all of its Loans to an Assignee Lender unless such Assignee Lender or its Affiliate shall also assume all obligations of such Assignor Lender or its Affiliate with respect to such Lender Rate Contract.

        Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with Commitments or Loans as set forth on Attachment 1 to such Assignment Agreement (under the caption "Commitments or Loans After Assignment") and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with Commitments or Loans as set forth on Attachment 1 to such Assignment Agreement (under the caption "Commitments or Loans After Assignment"), or, if the Commitments or Loans of the Assignor Lender have been reduced to zero, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Commitments or Loans to zero, and the resulting adjustment of Commitments or Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, LSI, at its own expense, shall, if requested by Assignee Lenders, execute and deliver to Agent, in exchange for the surrendered Notes, if any, of the Assignor Lender thereunder, new Notes to the order of each Assignee Lender thereunder and, if the Assignor Lender is continuing as a Lender hereunder, new Notes to the order of the Assignor Lender. The Notes surrendered by the Assignor Lender shall be returned by Agent to LSI marked "Replaced". Each Assignee Lender which becomes a U.S. Lender and was not previously a U.S. Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a U.S. Lender, deliver to LSI and Agent such certificates and other evidence as LSI or Agent may reasonably request to establish that such Lender is entitled to receive payments under this Agreement on account of its U.S. Loans without deduction or withholding of any United States federal income taxes. Each Assignee Lender which becomes a Japanese Lender and was not previously a Japanese Lender hereunder and which is not incorporated under the laws of Japan shall, within three (3) Business Days of becoming a Japanese Lender, deliver to LLJS and Agent such certificates and other evidence as LLJS or Agent may reasonably request to establish that such Lender is entitled to receive payments under this Agreement on account of its Japanese Loans without deduction or withholding of any Japanese income taxes.

                (d) Register. Agent shall maintain at its address referred to in Paragraph 8.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitments or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Commitments or Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Subparagraph 8.05(c), by Borrowers and Agent) together with payment to Agent by Assignor Lender of a registration and processing fee of $3,000, Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrowers. Agent may, from time to time at its election, prepare and deliver to Lenders and Borrowers a revised Schedule I reflecting the names, addresses and respective Commitments or Loans of all Lenders then parties hereto.

                (f) Confidentiality. Subject to Paragraph 8.12, Agent and Lenders may disclose the Credit Documents and any financial or other information relating to Borrowers or any of their Subsidiaries to each other or to any potential Participant or Assignee Lender.

                (g) Pledges to Federal Reserve Banks. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.

        8.06. Setoff; Security Interest.

                (a) Setoff. In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Agent but without prior notice to or consent of Borrowers, any such notice and consent being expressly waived by Borrowers to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations of either Borrower any amount owing from such Lender to such Borrower. The aforesaid right of set-off may be exercised by such Lender against a Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Borrower or against anyone else claiming through or against such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                (b) Security Interest. As security for the Obligations, each Borrower hereby grants to Agent and each Lender, for the benefit of all Lenders, a continuing security interest in any and all deposit accounts or moneys of such Borrower now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

        8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        8.09. Jury Trial. EACH OF BORROWERS, LENDERS AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

        8.10. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        8.11. Borrowers' Liabilities. LSI is individually liable for the payment of the U.S. Revolving Commitment Fees, the U.S. 364 Day Commitment Fees and the principal of, interest on and all other amounts related to the U.S. Loans and all expenses and indemnification payable under Paragraphs 8.02 and 8.03, and LLJS is individually liable for the payment of the principal of, interest on and all other amounts related to the Japanese Loans. LSI also is liable for the payment and performance of all Obligations of LLJS under this Agreement and the other Credit Documents as provided in the LSI Guaranty.

        8.12. Confidentiality. Neither any Lender nor Agent shall disclose to any Person any information with respect to Borrowers or any of their Subsidiaries which is furnished pursuant to this Agreement or under the other Credit Documents, except that any Lender or Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates to the extent reasonably determined by such Lender or Agent to be necessary for the administration or enforcement of the Credit Documents; (b) to any other Lender or Agent; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender or Agent; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by Lenders and Agent of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any requirement of law applicable to such Lender or Agent; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant, provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by this Paragraph 8.12; or (i) otherwise with the prior consent of Borrowers; provided, however, that (i) any Lender or Agent served with any summons or subpoena demanding the disclosure of any such information shall use reasonable efforts to notify Borrowers promptly of such summons or subpoena if not prohibited by any requirement of law and, if requested by Borrowers and not disadvantageous to such Lender or Agent, to cooperate with Borrowers in obtaining a protective order restricting such disclosure, and (ii) any disclosure made in violation of this Agreement shall not affect the obligations of Borrowers and their Subsidiaries under this Agreement and the other Credit Documents.

        8.13. Consent to Jurisdiction. Each Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the State of California and the courts of the United States of America located in the Northern District of California and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. Final judgment against either Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Paragraph 8.13 shall affect the right of Agent or any Lender to commence legal proceedings or otherwise sue either Borrower in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon either Borrower in any manner authorized by the laws of any such jurisdiction. Each Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Without limiting the foregoing, each Borrower hereby appoints, in the case of any such action or proceeding brought in the courts of or in the State of California, CT Corporation, with offices on the date hereof at 818 West Seventh Street, Los Angeles, California 90017, to receive for it and on its behalf, service of process in the State of California with respect thereto, provided each Borrower may appoint any other Person, reasonably acceptable to Agent, with offices in the State of California to replace such agent for service of process upon delivery to Agent of a reasonably acceptable agreement of such new agent agreeing so to act. Each Borrower irrevocably waives to the fullest extent permitted by applicable law
(a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of California to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of such Borrower or to post a bond or to take similar action.

        8.14. Effect on Existing Credit Agreement. Borrowers, Agent and Lenders agree that on and after the date that this Agreement is executed by Borrowers and the Required Lenders, (a) this Agreement shall amend, restate in its entirety and replace, without notation, the Existing Credit Agreement, (b) the Notes executed and delivered by LSI shall remain in full force and effect with respect to the U.S. Loans outstanding hereunder and (c) the LSI Guaranty shall remain in full force and effect with respect to this Agreement and the obligations of LLJS hereunder; provided, however, that nothing contained herein shall (i) operate as a waiver of any right, power or remedy of Agent or any Lender under the Existing Credit Agreement or any related document, instrument or agreement or (ii) extinguish or impair any obligations of either Borrower under the Existing Credit Agreement or any related document, instrument or agreement except to the extent any such obligation is actually satisfied by such Borrower; and provided, further, that all Loans outstanding under the Existing Credit Agreement shall remain outstanding and shall be deemed to have been made under this Agreement on a pro rata basis by the Lenders hereunder in accordance with their respective Proportionate Shares for the applicable category of Loan.

                       [The first signature page follows.]

        IN WITNESS WHEREOF, Borrowers, Lenders and Agent have caused this Second Amended and Restated Credit Agreement to be executed as of the day and year first above written.

BORROWERS:                          LSI LOGIC CORPORATION


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    LSI LOGIC JAPAN SEMICONDUCTOR, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


AGENT:                              ABN AMRO BANK N.V.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


LENDERS:                            ABN AMRO BANK N.V.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    BANCA DI ROMA


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    BANK OF AMERICA N.A.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    BANK ONE, N.A.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    THE BANK OF NOVA SCOTIA


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    BANQUE NATIONALE DE PARIS


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    CHIAO TUNG BANK CO., LTD.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    CREDIT LYONNAIS,
                                    LOS ANGELES BRANCH


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    DAI-ICHI KANGYO BANK, LIMITED


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    FIRST SECURITY BANK, N.A.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    FLEET NATIONAL BANK


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    KEYBANK NATIONAL ASSOCIATION


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    MELLON BANK


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    SANWA BANK CALIFORNIA


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    SOCIETE GENERALE


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    U.S. BANK NATIONAL ASSOCIATION


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE I

                                     LENDERS

                              PART A - COMMITMENTS



                                         U.S.
                                       REVOLVING           U.S 364 DAY            JAPANESE
LENDER                                 COMMITMENT          COMMITMENT            COMMITMENT
------                                 ----------          ----------            ----------
ABN AMRO Bank N.V.                     $19,661,505.13

Banca di Roma                            3,606,194.68

Bank of America, N.A.                   21,276,548.60

Bank One, N.A.                          12,364,096.04

The Bank of Nova Scotia                 18,185,524.59

Banque Nationale de Paris               14,424,778.71

Chiao Tung Bank Co., Ltd.                5,409,292.02

Credit Lyonnais Los Angeles              9,015,486.70
Branch

Dai-Ichi Kangyo Bank, Limited           12,364,096.04

First Security Bank, N.A.                9,015,486.70

Fleet National Bank                     36,061,946.78

The Industrial Bank of                  10,457,964.57
Japan, Limited

KeyBank National Association            21,276,548.60

Mellon Bank                              9,015,486.70

Sanwa Bank California                   10,818,584.04

Societe Generale                         9,015,486.70

Union Bank of California,                9,015,486.70
N.A.

U.S. Bank National                       9,015,486.70
Association

TOTAL                                 $240,000,000.00                   0                      0

                      PART B - ADDRESSES FOR NOTICES, ETC.

ABN AMRO BANK N.V.

Domestic Lending Office and Euro-Dollar Lending Office:

        ABN AMRO Bank N.V.
        135 South LaSalle Street
        Chicago, IL 60603

Japanese Lending Office:

        ABN AMRO Bank N.V.
        Tokyo Branch
        13F, Shiroyama JT Mori Building
        4-3-1, Toranomon, Minato-ku
        Tokyo 105, Japan

Address for Notices related to U.S. Borrowings:

        ABN AMRO Bank N.V.
        San Francisco International Branch
        101 California Street, Suite 4550
        San Francisco, CA 94111
        Attn: Thomas R. Wagner
        Tel. No: (415) 984-3734
        Fax No: (415) 362-3524

Address for Notices related to the Japanese Borrowing:

        ABN AMRO Bank N.V.
        Tokyo Branch
        13F, Shiroyama JT Mori Building
        4-3-1, Toranomon, Minato-ku
        Tokyo 105, Japan
        Attn: Kiyoharu Michiwaki or Takamasa Marito
        Tel. No: 81-3-5405-6575 or 6565
        Fax No: 81-3-5405-6902 or 6903

With a copy of all notices to:

        ABN AMRO North America, Inc.
        Syndications Group
        1325 Avenue of the Americas, 9th Floor
        New York, NY 10019
        Attn: Linda Boardman
        Tel. No: (212) 314-1724
        Fax No: (212) 314-1712

Wiring Instructions for U.S. Borrowings:

        ABN AMRO Bank N.V.
        New York, New York
        RT/ABA No.: 026009580
        Account Name: ABN AMRO Bank N.V. - Chicago CPU
        Account No.: 650-001-1789-41
        Reference: LSI Logic Corporation

Wiring Instructions for the Japanese Borrowing:

        Paying Bank:         Sakura Bank, Tokyo Eigyo-bu
        Beneficiary:         Oranda Ginko Tokyo Shiten
        (Japanese Account Name for ABN AMRO Bank Tokyo Branch)
        Type of Account:     Current
        Account No.:         1008000
        Reference:           LSI Logic Japan 1998 Credit Facility

        -or-

        BOJ Net (Bank of Japan Financial Network System)
        Tohzo Yokin Furikae
        Account No.:         0422-001
        Settlement:          Kokan Jiri

BANCA DI ROMA

Domestic Lending Office and Euro-Dollar Lending Office:

        Banca di Roma
        One Market Street
        Steuart Tower, Suite 1000
        San Francisco, CA  94105

Address for Notices related to U.S. Borrowings:

        Banca di Roma
        One Market Street
        Steuart Tower, Suite 1000
        San Francisco, CA  94105
        Attn: Augusto Bianchi
        Tel. No: (415) 977-7306
        Fax No: (415) 357-9869

Wiring Instructions for U.S. Borrowings:

        Bank of America, N.A.
        San Francisco, CA
        ABA No.:      121-000-358
        Account Name: Banca di Roma San Francisco Branch
        Account No.:  62903-01919
        Reference:    LSI Logic Corporation

BANK OF AMERICA, N.A.

Domestic Lending Office and Euro-Dollar Lending Office:

        Bank of America, N.A.
        Global Payments Operations #5693
        1850 Gateway Boulevard, 3rd Floor
        Concord, CA  94520

Address for Notices related to U.S. Borrowings:

        Bank of America, N.A.
        Global Payments Operations #5693
        1850 Gateway Boulevard, 3rd Floor
        Concord, CA  94520
        Attn: John Sanchez, Account Administrator
        Tel. No: (925) 675-7331
        Fax No: (925) 675-7531 or 7532

Wiring Instructions for U.S. Borrowings:

        Bank of America, N.A.
        Concord, CA
        ABA No.: 121000358
        Account No.: 12331-83920
        Reference: LSI Logic Corporation

BANK ONE, N.A.

Domestic Lending Office and Euro-Dollar Lending Office:

        Bank One, N.A.
        One Bank One Plaza, 10th Floor
        Chicago, IL  60670

Japanese Lending Office:

        Bank One, N.A., Tokyo Branch
        7th Floor, Hibiya Central Building
        2-9, Nishi-Shimbashi 1-chome
        Minato-ku, Tokyo 105, Japan

Address for Notices related to U.S. Borrowings:

        Bank One, N.A.
        777 S. Figueroa Street, 4th Floor
        Los Angeles, CA  90017
        Attn: James P. Moore
        Tel. No: (213) 683-4966
        Fax No: (213) 683-4949

Address for Notices related to the Japanese Borrowing:

        Bank One, N.A., Tokyo Branch
        7th Floor, Hibiya Central Building
        2-9, Nishi-Shimbashi 1-chome
        Minato-ku, Tokyo 105, Japan
        Attn:  Hiroaki Tanabe
        Tel. No:  81-3-3596-8708
        Fax No:  81-3-3596-8744

        With a copy of all notices to:

        Bank One, N.A.
        One Bank One Plaza, 10th Floor
        Chicago, IL  60670
        Attn: Hien Le
        Tel. No: (312) 732-8573
        Fax No: (312) 732-4840

Wiring Instructions for U.S. Borrowings:

        Bank One, N.A.
        Chicago, Illinois
        ABA No.:      071000013
        Account No.:  75217653
        Reference:    LSI Logic
        Attn:         Hien Le

Wiring Instructions for the Japanese Borrowing:

        Paying Bank:         The Dai-Ichi Kangyo Bank, Ltd. Head Office
        Beneficiary:         Bank One, N.A., Tokyo Branch
        Account No.:         0123631 (Current Account)
        Reference:           LSI Logic Japan

        -or-

        BOJ Net (Bank of Japan Financial Network System)
        Tohzo Yokin Furikae
        Account No.:  0440-001
        Settlement:   Kokan-Jiri

THE BANK OF NOVA SCOTIA

Domestic Lending Office and Euro-Dollar Lending Office:

        The Bank of Nova Scotia
        600 Peachtree Street, N.E.
        Suite 2700
        Atlanta, GA  30308

Japanese Lending Office:

        The Bank of Nova Scotia, Tokyo Branch
        Toranomon Waiko Building, 6th Floor
        12-1, Toranomon 5-chome
        Minato-ku, Tokyo, 105-0001
        Japan

Address for Notices related to U.S. Borrowings:

        The Bank of Nova Scotia
        580 California Street, Suite 2100
        San Francisco, CA  94104
        Attn: Chris Osborn
        Tel. No: (415) 986-1100
        Fax No: (415) 397-0791

Address for Notices related to the Japanese Borrowing:

        The Bank of Nova Scotia, Tokyo Branch
        Toranomon Waiko Building, 6th Floor
        12-1, Toranomon 5-chome
        Minato-ku, Tokyo, 105-0001
        Japan
        Attn:  Arata Matsushita
        Tel. No:  81-3-5408-0911
        Fax No:  81-3-5408-0937

Wiring Instructions for U.S. Borrowings:

        The Bank of Nova Scotia
        One Liberty Plaza
        New York, NY
        ABA No.: 026002532
        Account Name: The Bank of Nova Scotia
        Account No.: 0610135
        Reference: LSI Logic Corporation

Wiring Instructions for the Japanese Borrowing:

        BOJ Net (Bank of Japan Financial Network System)
        Tohzo Yokin Furikae
        Account No.:  0469-001
        Settlement:   Kokan Jiri

BANQUE NATIONALE DE PARIS

Domestic Lending Office and Euro-Dollar Lending Office:

        Banque Nationale de Paris
        180 Montgomery Street, 3rd Floor
        San Francisco, CA  94104

Address for Notices related to U.S. Borrowings:

        Banque Nationale de Paris
        180 Montgomery Street, 3rd Floor
        San Francisco, CA  94104
        Attn: Rafael Lumanlan, Vice President
        Tel. No: (415) 956-0707
        Fax No: (415) 296-8954

        With a copy of all notices to:

        Banque Nationale de Paris
        180 Montgomery Street, 3rd Floor
        San Francisco, CA  94104
        Attn: Don Hart, Vice President - Treasury
        Tel. No: (415) 956-2511
        Fax No: (415) 989-9041

Wiring Instructions for U.S. Borrowings:

        The Federal Reserve Bank of New York
        ABA No.:      026007689 Banque Nationale de Paris
        Beneficiary:  BNP San Francisco
        Account No.:  14334000176
        Reference:    By order:  LSI Logic Corporation
                      state whether principal paydown, commitment fee,
                      interest payment, etc.
        Attn:         Peggy Tatum

CHIAO TUNG BANK CO., LTD.

Domestic Lending Office and Euro-Dollar Lending Office:

        Chiao Tung Bank Co., Ltd.
        One World Financial Center
        200 Liberty Street, 30th Floor
        New York, NY  10281

Address for Notices related to U.S. Borrowings:

        Chiao Tung Bank Co., Ltd.
        One World Financial Center
        200 Liberty Street, 30th Floor
        New York, NY  10281
        Attn: Kuang-Si Shiu
        Tel. No: (212) 285-2666
        Fax No: (212) 285-2922

Wiring Instructions for U.S. Borrowings:

        Corestates Bank International
        New York Branch
        ABA No.:      026005092
        Account Name: Chiao Tung Bank Co., Ltd.
        Account No.:  19174633
        Reference:    LSI Logic Corporation

CREDIT LYONNAIS

Domestic Lending Office and Euro-Dollar Lending Office:

        Credit Lyonnais
        Los Angeles Branch
        515 South Flower Street, 22nd Floor
        Los Angeles, CA  90071

Address for Notices related to U.S. Borrowings:

        Credit Lyonnais
        Los Angeles Branch
        515 South Flower Street, 22nd Floor
        Los Angeles, CA  90071
        Attn: Rita Raychaudhuri or Christina Moore
        Tel. No: (213) 362-5954 or 362-5958
        Fax No: (213) 623-3437

        With a copy of all notices to:

        Credit Lyonnais
        Los Angeles Branch
        515 South Flower Street, 22nd Floor
        Los Angeles, CA  90071
        Attn: Penny Chu
        Tel. No: (213) 362-5960
        Fax No: (213) 623-3437

Wiring Instructions for U.S. Borrowings:

        Credit Lyonnais
        1301 Avenue of the Americas
        New York, NY  10019
        ABA No.:      026-008-073
        Reference:    LSI Logic
        Attn:         Rita Raychaudhuri

DAI-ICHI KANGYO BANK, LIMITED

Domestic Lending Office and Euro-Dollar Lending Office:

        Dai-Ichi Kangyo Bank, Limited
        Los Angeles Agency
        555 W. Fifth Street
        Los Angeles, CA  90013

Japanese Lending Office:

        Dai-Ichi Kangyo Bank, Limited, Head Office
        1-1-5, Uchisaiwaicho, Chiyoda-ku
        Tokyo 100-0011, Japan

Address for Notices related to U.S. Borrowings:

        Dai-Ichi Kangyo Bank, Limited
        Los Angeles Agency
        555 W. Fifth Street
        Los Angeles, CA  90013
        Attn: Credit Administration
        Tel. No: (213) 243-4774
        Fax No: (213) 243-4896

Address for Notices related to the Japanese Borrowing:

        Dai-Ichi Kangyo Bank, Limited, Head Office
        1-1-5, Uchisaiwaicho, Chiyoda-ku
        Tokyo 100-0011, Japan
        Attn:  Fumitake Koyae
        Tel. No:  81-3-3596-5577
        Fax No:  81-3-3596-5698

Wiring Instructions for U.S. Borrowings:

        Dai-Ichi Kangyo Bank, Limited
        New York Branch
        ABA No.:      026-004-307
        Account Name: Dai-Ichi Kangyo Bank, Limited Los Angeles Agency Account No.: 799740111195
        Reference:    LSI Logic Corporation
        Attn:         Credit Administration

Wiring Instructions for the Japanese Borrowing:

        BOJ Net (Bank of Japan Financial Network System)
        Tohzo Yokin Furikae
        Account No.:  0001-001
        Settlement:   Kokan-Jiri

FIRST SECURITY BANK, N.A.

Domestic Lending Office and Euro-Dollar Lending Office:

        First Security Bank, N.A.
        4949 Meadows Road, Suite 150
        Lake Oswego, OR  97035

Address for Notices related to U.S. Borrowings:

        First Security Bank, N.A.
        4949 Meadows Road, Suite 150
        Lake Oswego, OR  97035
        Attn: Janice Sauer
        Tel. No: (503) 675-3255
        Fax No: (503) 675-3209

Wiring Instructions for U.S. Borrowings:

        First Security Bank, N.A.
        Lake Oswego, OR
        ABA No.:
        Account No.:
        Reference:    LSI Logic Corporation

FLEET NATIONAL BANK

Domestic Lending Office and Euro-Dollar Lending Office:

        Fleet National Bank
        One Federal Street, Mail Stop MAOF D07A
        Boston, MA  02110

Address for Notices related to U.S. Borrowings:

        Fleet National Bank
        One Federal Street, Mail Stop MAOF D07A
        Boston, MA  02110
        Attn: Mat Glauninger
        Tel. No: (617) 346-0029
        Fax No: (617) 346-0151

With a copy of all notices to:

        Fleet National Bank
        One Federal Street, Mail Stop MAOF D07A
        Boston, MA  02110
        Attn: Scott Lander
        Tel. No: (617) 346-5424
        Fax No: (617) 346-0151

Wiring Instructions for U.S. Borrowings:

        Fleet National Bank
        Boston, MA
        ABA No.: 011000138
        Account No.:  151-0351-03156
                      For further credit to Commercial Loan in Process
        Reference: LSI Logic

THE INDUSTRIAL BANK OF JAPAN, LIMITED

Domestic Lending Office and Euro-Dollar Lending Office:

        The Industrial Bank of Japan, Limited
        San Francisco Agency
        555 California Street, Suite 3110
        San Francisco, CA  94104

Japanese Lending Office:

        The Industrial Bank of Japan, Limited
        Head Office
        3-3, Marunouchi 1-chome, Chiyoda-Ku
        Tokyo 100-8210, Japan

Address for Notices related to U.S. Borrowings:

        The Industrial Bank of Japan, Limited
        San Francisco Agency
        555 California Street, Suite 3110
        San Francisco, CA  94104
        Attn: Greg Stewart
        Tel. No: (415) 693-1824
        Fax No: (415) 982-1917

Address for Notices related to the Japanese Borrowing:

        The Industrial Bank of Japan, Limited
        Head Office
        3-3, Marunouch 1-chome, Chiyoda-Ku
        Tokyo 100-8210, Japan
        Attn: Eisuke Inaba and Manabu Kawashima
        Tel. No: 81-3-5200-7424
        Fax No: 81-3-3201-3468

With a copy of all notices to:

        The Industrial Bank of Japan, Limited
        Los Angeles Agency
        350 South Grand Avenue, Suite 1500
        Los Angeles, CA  90071
        Attn: Credit Administration Department
        Tel. No: (213) 893-6498
        Fax No: (213) 688-7486

Wiring Instructions for U.S. Borrowings:

        Bank of America, N.A.
        International Deposit Services #6561
        1850 Gateway Boulevard
        Concord, CA 94520 ABA No.: 121-000-358
        Account Name:   The Industrial Bank of Japan, Limited
                        Los Angeles Agency
        Account No.:  62906-14014
                      For credit to IBJ SFA Account No. 2601-22011

Wiring Instructions for the Japanese Borrowing:

        BOJ Net (Bank of Japan Financial Network System)
        Tohzo Yokin Furikae
        Account No.:  0396-100
        Settlement:   Kokan Jiri

KEYBANK NATIONAL ASSOCIATION

Domestic Lending Office and Euro-Dollar Lending Office:

        KeyBank National Association
        700 Fifth Avenue, 46th Floor
        Seattle, WA  98104

Address for Notices related to U.S. Borrowings:

        KeyBank National Association
        700 Fifth Avenue, 46th Floor
        Seattle, WA  98104
        Attn: Mary Young
        Tel. No: (206) 684-6085
        Fax No: (206) 684-6035

With a copy of all notices to:

        KeyBank National Association
        431 Parkcenter Boulevard
        Boise, ID  83704
        Attn: Specialty Services Team
        Tel. No: (800) 297-5518
        Fax No: (800) 297-5495

Wiring Instructions for U.S. Borrowings:

        KeyBank National Association
        Seattle, WA
        ABA No.: 125000574
        Account No.: 01500163
        Reference: LSI Logic

MELLON BANK

Domestic Lending Office and Euro-Dollar Lending Office:

        Mellon Bank
        Three Mellon Bank Center, 153-1203
        Pittsburgh, PA  15259

Address for Notices related to U.S. Borrowings:

        Mellon Bank
        435 Tasso Street, Suite 100
        Palo Alto, CA  94301
        Attn: Michael Rogers
        Tel. No: (650) 326-3005
        Fax No: (650) 326-2382

        With a copy of all notices to:

        Mellon Bank
        Three Mellon Bank Center, 153-1203
        Pittsburgh, PA  15259
        Attn: Alice Sejka, Loan Serving Specialist
        Tel. No: (412) 234-8161
        Fax No: (412) 209-6151

Wiring Instructions for U.S. Borrowings:

        Mellon Bank
        Pittsburgh, PA
        ABA No.:      043000261
        Account No.:  990-8738000
        Reference:    Loan Administration Re: LSI Logic

SANWA BANK CALIFORNIA

Domestic Lending Office and Euro-Dollar Lending Office:

        Sanwa Bank California
        220 Almaden Boulevard
        San Jose, CA  95113

Address for Notices related to U.S. Borrowings:

        Sanwa Bank California
        220 Almaden Boulevard
        San Jose, CA  95113
        Attn: Jillian Mathur
        Tel. No: (408) 297-6598
        Fax No: (408) 292-4092

        With a copy of all notices to:

        Sanwa Bank California
        220 Almaden Boulevard
        San Jose, CA  95113
        Attn: Vergie Ramos or Jennifer Chu
        Tel. No: (408) 297-6500
        Fax No: (408) 292-4092

Wiring Instructions for U.S. Borrowings:

        Sanwa Bank California
        San Jose, CA
        ABA No.:      122-003-516
        Account Name: Sanwa Money Net Account
        Account No.:  1128-19005
        Reference:    LSI Logic
        Attn:         Jill Mathur

SOCIETE GENERALE

Domestic Lending Office and Euro-Dollar Lending Office:

        Societe Generale
        Los Angeles Branch
        2029 Century Park East
        Suite 2900
        Los Angeles, CA  90067

Address for Notices related to U.S. Borrowings:

        Societe Generale
        One Montgomery Street
        Suite 3220
        San Francisco, CA  94104
        Attn: Jay Bal
        Tel. No: (415) 433-8400
        Fax No: (415) 989-9922

        With a copy of all notices to:

        Societe Generale
        Los Angeles Branch
        2029 Century Park East
        Suite 2900
        Los Angeles, CA  90067
        Attn: Doris Yun
        Tel. No: (310) 788-7116
        Fax No: (310) 203-0539

Wiring Instructions for U.S. Borrowings:

        Societe Generale
        1221 Avenue of the Americas
        New York, New York
        ABA No.:      0260-0422-6
        Account No.:
        Reference:    LSI Logic Corporation

UNION BANK OF CALIFORNIA, N.A.

Domestic Lending Office and Euro-Dollar Lending Office:

        Union Bank of California, N.A.
        350 California Street, 6th Floor
        San Francisco, CA  94104

Address for Notices related to U.S. Borrowings:

        Union Bank of California, N.A.
        1980 Saturn Street
        Monterey Park, CA  91755-7417
        Attn: Maria Flores
        Tel. No: (213) 720-2679
        Fax No: (213) 724-6198

Wiring Instructions for U.S. Borrowings:

        Union Bank of California, N.A.
        Monterey Park, CA
        ABA No.:      1220-0049-6
        Account No.:  070196431
        Reference:    LSI Logic Corporation
        Attn:         192 Note Center

U.S. BANK NATIONAL ASSOCIATION

Domestic Lending Office and Euro-Dollar Lending Office:

        U.S. Bank National Association
        555 S.W. Oak Street
        Portland, OR  97204

Address for Notices related to U.S. Borrowings:

        U.S. Bank National Association
        2890 N. Main Street
        Walnut Creek, CA  94596
        Attn: David Marron
        Tel. No: (925) 942-9489
        Fax No: (925) 945-6919

        With a copy of all notices to:

        U.S. Bank National Association
        555 S.W. Oak Street
        Portland, OR  97204
        Attn: Joe Ramirez
        Tel. No: (503) 275-3259
        Fax No: (503) 275-8181

Wiring Instructions for U.S. Borrowings:

        U.S. Bank National Association
        Portland, OR
        ABA No.:      121122676
        Account Name: Commercial Loan Servicing West - PL7
        Account No.:  00340012160600
        Reference:    LSI Logic Corporation
        Attn:         Joe Ramirez

                                   SCHEDULE II

                                  PRICING GRID

                                                       APPLICABLE        APPLICABLE        APPLICABLE
                                                         MARGIN            MARGIN            MARGIN
                  PRICING                                 FOR               FOR               FOR
   PRICING         PERIOD        U.S. REVOLVING        BASE RATE           LIBOR            JAPANESE
    RATIO          LEVEL         COMMITMENT FEES         LOANS             LOANS             LOANS
    -----         -------        ---------------       ----------        ----------        ----------
    <0.75            1               0.250%                0%              0.750%            0.750%

    >0.75,
    <1.50            2               0.300%                0%              1.000%            1.000%

    >1.50            3               0.325%                0%              1.250%            1.250%



                                   EXPLANATION

1. The U.S. Revolving Commitment Fees and the Applicable Margin For Base Rate Loans, LIBOR Loans and Japanese Loans will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period, a Level 2 Period or a Level 3 Period.

2. The first Pricing Period which commences on the date of this Agreement and ends on September 30, 1998, will be a Level 3 Period.

3. Each Pricing Period thereafter will be a Level 1 Period, a Level 2 Period, or a Level 3 Period depending upon the Pricing Ratio calculated on an annualized basis for the most recent consecutive two-quarter period ending on the last day of the quarter that ended prior to the first day of such Pricing Period.

4. If the Applicable Margin has not yet been determined for a Pricing Period on the date any Interest Period commences or any interest is payable with respect to any Loans, interest shall accrue and be paid on such Loans calculated on the basis of the Applicable Margin for the applicable category of Loans during the prior Pricing Period. When the Applicable Margin is determined for such Pricing Period, accrued but unpaid interest on the Loans outstanding during such Pricing Period shall be recalculated on the basis of such Applicable Margin, but Agent and Lenders shall not be required to refund any excess interest and Borrowers shall not be required to pay any additional interest with respect to Loans on which interest was paid during such Pricing Period prior to determination of the Applicable Margin.

5.      Examples:

                (a) Pricing Ratio is 1.55 on an annualized basis for the consecutive two-quarter period ending on September 30, 1998. The Pricing Period of October 1, 1998 through December 31, 1998 will be a Level 3 Period.

                (b) Pricing Ratio is 1.10 on an annualized basis for the consecutive two-quarter period ending on December 31, 1998. The Pricing Period of January 1, 1999 through March 31, 1999 will be a Level 2 Period.

                                  SCHEDULE 3.01

I.      INITIAL CLOSING DATE CONDITIONS PRECEDENT

        A.      PRINCIPAL CREDIT DOCUMENTS.

                (1) The Credit Agreement, duly executed by each Borrower, each Lender and Agent;

                (2) Agent's Syndication Letter, duly executed by each Borrower;

                (3) If the Initial Closing Date is the U.S. Closing Date, a Note payable to each applicable U.S. Lender requesting such a Note for its U.S. Revolving Loans or U.S. 364 Day Loans, each duly executed by LSI; and

                (4) If the Initial Closing Date is the Japanese Closing Date, the LSI Guaranty, duly executed by LSI.

        B.      LSI CORPORATE DOCUMENTS.

                (1) The Certificate of Incorporation of LSI, certified as of a recent date prior to the Initial Closing Date by the Secretary of State of Delaware;

                (2) A Certificate of Good Standing (or comparable certificate) for LSI, certified as of a recent date prior to the Initial Closing Date by the Secretary of State of Delaware;

                (3) A certificate of the Secretary or an Assistant Secretary of LSI, dated the Initial Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of LSI as in effect on the Initial Closing Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of LSI and continuing in effect, which (i) authorize the execution, delivery and performance by LSI of this Agreement and the other Credit Documents executed or to be executed by LSI and the consummation of the transactions contemplated hereby and thereby and (ii) designate the officers authorized so to execute, deliver and perform on behalf of LSI; and (c) that there are no proceedings for the dissolution or liquidation of LSI;

                (4) A certificate of the Secretary or an Assistant Secretary of LSI, dated the Initial Closing Date, certifying the incumbency, signatures and authority of the officers of LSI authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by LSI;

                (5) Certificates of Good Standing (or comparable certificates) for LSI, certified as of a recent date prior to the Initial Closing Date by the Secretaries of State (or comparable official) of California and each other jurisdiction in which LSI is qualified to do business and has assets with a net book value in excess of $10,000,000 (exclusive of intercompany assets and liabilities); and


                                     3.01-1

                (6) Acceptance of appointment as agent for service of process on LSI relating to the Credit Documents, executed by CT Corporation prior to the Initial Closing Date.

        C.      LLJS CORPORATE DOCUMENTS.

                (1) The Articles of Association (Teikan) of LLJS, certified as of a recent date prior to the Initial Closing Date by a Representative Director of LLJS;

                (2) A copy of the commercial registry (Syougyou Tookibotoohon) for LLJS, issued as of a recent date prior to the Initial Closing Date by the registrar of the Tokyo Legal Affairs Bureau of the Ministry of Justice;

                (3) A certificate of a Representative Director of LLJS, dated the Initial Closing Date, certifying (a) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of LLJS and continuing in effect, which (i) authorize the execution, delivery and performance by LLJS of this Agreement and the other Credit Documents executed or to be executed by LLJS and the consummation of the transactions contemplated hereby and (ii) designate the officers, directors and attorneys authorized so to execute, deliver and perform on behalf of LLJS; and (b) that there are no proceedings for the dissolution or liquidation of LLJS, together with an English translation thereof (if appropriate);

                (4) A certificate of a Representative Director of LLJS, dated the Initial Closing Date, certifying the incumbency, signatures and authority of the officers, directors or attorneys of LLJS authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by LLJS, together with an English translation thereof (if appropriate); and

                (5) Acceptance of appointment as agent for service of process on LLJS relating to the Credit Documents, executed by CT Corporation prior to the Initial Closing Date.

        D.      FINANCIAL STATEMENTS, FINANCIAL CONDITION, ETC.

                (1) A copy of the unaudited Financial Statements of LSI and its Subsidiaries for the fiscal quarter ended March 31, 1998, and for the fiscal year to such date (prepared on a consolidated and consolidating basis), certified by the Chief Financial Officer or Treasurer of LSI to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                (2) A copy of the audited consolidated Financial Statements of LSI for the fiscal year ended December 31, 1997, prepared by Ernst & Young LLP, together with a copy of the unqualified opinion and management letter delivered by such accountants in connection with such Financial Statements;


                                     3.01-2

                (3) A copy of the 10-Q report filed by LSI with the SEC for the quarter ended March 31, 1998;

                (4) A copy of the 10-K report filed by LSI with the SEC for the fiscal year ended December 31, 1997;

                (5) A final sources and uses statement for the Symbios Acquisition (including transaction costs);

                (6) A pro forma balance sheet of LSI prepared as of June 30, 1998, but incorporating all preclosing adjustments and reflecting the consummation of the Symbios Acquisition, the Loans to be made in connection therewith and the other transactions contemplated by the Symbios Acquisition Documents, certified by the Chief Financial Officer or Treasurer of LSI as having been prepared based upon reasonable assumptions and in good faith; and

                (7) Such other financial, business and other information regarding Borrowers or any of their Subsidiaries as Agent or any Lender may reasonably request, including information as to the Symbios Acquisition and possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

        E.      OPINIONS.

                A favorable written opinion from Wilson, Sonsini, Goodrich & Rosati, counsel for Borrowers and LSI as guarantor under the LSI Guaranty, in the form of Exhibit I, dated the Initial Closing Date, addressed to Agent for the benefit of Agent and Lenders, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent:

        F.      OTHER ITEMS.

                (1) A duly completed and timely delivered Notice of Borrowing for the applicable Borrowing;

                (2) Copies of the principal Symbios Acquisition Documents;

                (3) Copies of all filings made by LSI with the SEC in connection with the Symbios Acquisition, together with all exhibits and all amendments thereto through the Initial Closing Date;

                (4) A certificate from each of the Chief Financial Officer or Treasurer of LSI and a Representative Director of LLJS, respectively, addressed to Agent and dated the Initial Closing Date, certifying that:

                        (a) The representations and warranties set forth in
                Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date); and


                                     3.01-3

                        (b) No Default has occurred and is continuing as of such
                date.

                (5) All fees and expenses payable to Agent and Lenders on or prior to the Initial Closing Date (including all fees payable to Agent pursuant to the Agent's Fee Letter);

                (6) All fees and expenses of Agent's counsels through the Initial Closing Date;

                (7) Such other evidence as Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents;

                (8) Copies of the irrevocable notices delivered by LLJS pursuant to the Outstanding Japanese Loan Facility of its intention to cancel all commitments and prepay all amounts outstanding thereunder by no later than August 31, 1998;

                (9) Copies of the form of LSI's 5 1/2% Subordinated Notes due 2001 and the indenture relating thereto;

                (10) Such documentation as ABN AMRO may require in order for LLJS to open an account with its Tokyo branch, including, without limitation, an Agreement on Bank Transactions and an Agreement on Overdraft in Current Account.

II.     POST-CLOSING CONDITIONS SUBSEQUENT

        A. English translations of the Articles of Association (Teikan) and commercial registry (Syougyou Tookibotoohon) for LLJS delivered pursuant to Items C(1) and C(2) of Part I of this Schedule 3.01.

        B. A favorable written opinion from Nagashima & Ohno, , Japanese counsel for LLJS, in the form of Exhibit J, addressed to Agent for the benefit of Agent and Lenders, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent:


                                     3.01-4

                                    EXHIBIT A

                            NOTICE OF U.S. BORROWING

                                     [Date]



ABN AMRO Bank N.V.,
   as Agent
Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY  10019
U.S.A.
Attn:  Linda Boardman

        1. Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 21, 2000 (the "Credit Agreement"), among LSI Logic Corporation ("LSI"), LSI Logic Japan Semiconductor, Inc., the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.01(c) of the Credit Agreement, LSI hereby irrevocably requests a U.S. Borrowing upon the following terms:

                (a) The requested U.S. Borrowing is to be a [U.S. Revolving Borrowing][U.S. 364 Day Borrowing];

                (b) The principal amount of the requested U.S. Borrowing is to be $________;

                (c) The requested U.S. Borrowing is to consist of [Base Rate][LIBOR] Loans;

                (d) If the requested U.S. Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be month[s]; and

                (e) The date of the requested U.S. Borrowing is to be __________, ____.

        3. LSI hereby certifies to Lenders and Agent that, on the date of this Notice of U.S. Borrowing and after giving effect to the requested U.S.
Borrowing:

                (a) The representations and warranties of Borrowers and their Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date); and

                (b) No Default has occurred and is continuing.

        4. Please disburse the proceeds of the requested U.S. Borrowing to
_______________________________________________________________________________.

        IN WITNESS WHEREOF, LSI has executed this Notice of U.S. Borrowing on the date set forth above.

                                    LSI LOGIC CORPORATION


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                  EXHIBIT 10.19


                                    EXHIBIT B

                       NOTICE OF U.S. BORROWING CONVERSION

                                     [Date]



ABN AMRO Bank N.V.,
  as Agent
Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY  10019
U.S.A.
Attn:  Linda Boardman

        1. Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 21, 2000 (the "Credit Agreement"), among LSI Logic Corporation ("LSI"), LSI Logic Japan Semiconductor, Inc., the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.01(e) of the Credit Agreement, LSI hereby irrevocably requests to convert a U.S. Borrowing as follows:

                (a) The U.S. Borrowing to be converted consists of ["Base Rate" or "LIBOR"] Loans in the aggregate principal amount of $__________ which were initially advanced to LSI on , , as a [U.S. Revolving Borrowing or U.S. 364 Day Borrowing][, and have a current Interest Period of ____ month[s] expiring on __________, ____];

                (b) The U.S. Loans in such U.S. Borrowing are to be converted into ["Base Rate" or "LIBOR"] Loans;

                (c) If such U.S. Loans are to be converted into LIBOR Loans, the initial Interest Period for such U.S. Loans commencing upon conversion will be month[s]; and

                (d) The date of the requested conversion is to be __________,
        ____.

        3. LSI hereby certifies to Lenders and Agent that, on the date of this Notice of U.S. Borrowing Conversion, and after giving effect to the requested conversion:

                (a) The representations and warranties of Borrowers and their Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date); and

                (b) No Default has occurred and is continuing.

        IN WITNESS WHEREOF, LSI has executed this Notice of U.S. Borrowing Conversion on the date set forth above.



                                            LSI LOGIC CORPORATION


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                    EXHIBIT C

               NOTICE OF U.S. BORROWING INTEREST PERIOD SELECTION

                                     [Date]


ABN AMRO Bank N.V.,
  as Agent
Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY  10019
U.S.A.
Attn:  Linda Boardman

        1. Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 21, 2000 (the "Credit Agreement"), among LSI Logic Corporation ("LSI"), LSI Logic Japan Semiconductor, Inc., the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.01(f) of the Credit Agreement, LSI hereby irrevocably selects a new Interest Period for a U.S. Borrowing as follows:

                (a) The U.S. Borrowing for which a new Interest Period is to be selected consists of LIBOR Loans in the aggregate principal amount of $__________ which were initially advanced to LSI on ___________, ____, as a [U.S. Revolving Borrowing or U.S. 364 Day Borrowing];

                (b) The last day of the current Interest Period for such LIBOR Loans is ___________, ____; and

                (c) The next Interest Period for such LIBOR Loans commencing upon the last day of the current Interest Period is to be _________ month[s].

        3. LSI hereby certifies to Lenders and Agent that, on the date of this Notice of U.S. Borrowing Interest Period Selection, and after giving effect to the requested selection:

                (a) The representations and warranties of Borrowers and their Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date); and

                (b) No Default has occurred and is continuing.

        IN WITNESS WHEREOF, LSI has executed this Notice of U.S. Borrowing Interest Period Selection on the date set forth above.



                                            LSI LOGIC CORPORATION


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                    EXHIBIT D

                          NOTICE OF JAPANESE BORROWING

                                     [Date]


ABN AMRO Bank N.V.,
  as Agent
13F, Shiroyama JT Mori Building
4-3-1, Toranomon, Minato-ku
Tokyo 105, Japan
Attn: Kiyoharu Michiwaki


        1. Reference is made to that certain Credit Agreement, dated as of August 5, 1998 (the "Credit Agreement"), among LSI Logic Corporation, LSI Logic Japan Semiconductor, Inc. ("LLJS"), the financial institutions listed in
Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.02(b) of the Credit Agreement, LLJS hereby irrevocably requests the Japanese Borrowing upon the following terms:

                (a) The principal amount of the Japanese Borrowing is to be
        (Yen)__________;

                (b) The initial Interest Period of the Japanese Borrowing will be month[s]; and

                (c) The date of the Japanese Borrowing is to be __________,
        ____.

        3. LLJS hereby certifies to Lenders and Agent that, on the date of this Notice of Japanese Borrowing and after giving effect to the Japanese Borrowing:

                (a) The representations and warranties of Borrowers and their Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Credit Documents are in full force and effect.

        4. Please disburse the proceeds of the Japanese Borrowing to __________
______________________________________________________________________________.


        IN WITNESS WHEREOF, LLJS has executed this Notice of Japanese Borrowing on the date set forth above.


                                          LSI LOGIC JAPAN SEMICONDUCTOR, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    EXHIBIT E

             NOTICE OF JAPANESE BORROWING INTEREST PERIOD SELECTION

                                     [Date]



ABN AMRO Bank N.V.,
  as Agent
13F, Shiroyama JT Mori Building
4-3-1, Toranomon, Minato-ku
Tokyo 105, Japan
Attn: Kiyoharu Michiwaki

        1. Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 21, 2000 (the "Credit Agreement"), among LSI Logic Corporation, LSI Logic Japan Semiconductor, Inc. ("LLJS"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.02(d) of the Credit Agreement, LLJS hereby irrevocably selects a new Interest Period for the Japanese Borrowing as follows:

                (a) The last day of the current Interest Period for the Japanese Borrowing is ___________, ____; and

                (b) The next Interest Period for the Japanese Borrowing commencing upon the last day of the current Interest Period is to be _________ month[s].

        3. LLJS hereby certifies to Lenders and Agent that, on the date of this Notice of Japanese Borrowing Interest Period Selection, and after giving effect to the requested selection:

                (a) The representations and warranties of Borrowers and their Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date); and

                (b) No Default has occurred and is continuing.

        IN WITNESS WHEREOF, LLJS has executed this Notice of Japanese Borrowing Interest Period Selection on the date set forth above.



                                          LSI LOGIC JAPAN SEMICONDUCTOR, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    EXHIBIT F

                                      NOTE



$_____________                                 ____________________, __________
                                                         ________________, ____


        FOR VALUE RECEIVED, LSI LOGIC CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of ____________________, a ____________________ ("Lender"), the principal sum of
______________________________ DOLLARS ($__________), or such lesser amount as shall equal the aggregate outstanding principal balance of the [U.S. Revolving Loans][U.S. 364 Day Loans] made by Lender to Borrower pursuant to the Credit Agreement referred to below (as amended from time to time, the "Credit Agreement"), on or before the [Revolving Termination Date][U.S. 364 Day Termination Date] specified in the Credit Agreement; and to pay interest on the outstanding amount of said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

        Borrower shall make all payments hereunder, for the account of Lender's Applicable Lending Office, to Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

        Borrower hereby authorizes Lender to record on the schedule(s) annexed to this note the date and amount of each [U.S. Revolving Loan][U.S. 364 Day Loan] and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of Lender to make any such notation shall not affect Borrower's obligations hereunder.

        This note is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of September 22, 1998, among Borrower, LSI Logic Japan Semiconductor, Inc., Lender and the other financial institutions from time to time parties thereto (collectively, the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of Maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

        The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

        Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.



                                          LSI LOGIC CORPORATION


                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                         LOANS AND PAYMENTS OF PRINCIPAL



                                                                         Amount of
                 Type of          Amount of           Interest          Principal Paid           Unpaid              Notation
    Date          Loan              Loan               Period             or Prepaid       Principal Balance          Made By
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT G

                                  LSI GUARANTY


        THIS GUARANTY, dated as of [ ], 1998, is executed by LSI LOGIC CORPORATION, a Delaware corporation ("Guarantor"), in favor of ABN AMRO BANK N.V., acting as agent (in such capacity, and each successor thereto in such capacity, "Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, "Lenders").


                                    RECITALS

        A. Pursuant to a Credit Agreement dated as of August 5, 1998 (as amended from time to time, the "Credit Agreement"), among LSI Logic Japan Semiconductor, Inc. ("Borrower"), Guarantor, Lenders and Agent, Lenders have agreed to extend certain credit facilities to Borrower and Guarantor upon the terms and subject to the conditions set forth therein. Borrower is a wholly-owned Subsidiary of Guarantor.

        B. Lenders' obligations to extend the credit facilities to Borrower and Guarantor under the Credit Agreement are subject, among other conditions, to receipt by Agent of this Guaranty, duly executed by Guarantor.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Agent, for the ratable benefit of Lenders and Agent, as follows:


        1. DEFINITIONS AND INTERPRETATION.

                (a) Definitions. When used in this Guaranty, the following terms shall have the following respective meanings:

                "Agent" shall have the meaning given to that term in the introductory paragraph hereof.

                "Borrower" shall have the meaning given to that term in the Recital A hereof.

                "Credit Agreement" shall have the meaning given to that term in the Recital A hereof.

                "Debtor Relief Proceeding" shall mean any suit, action, case or other proceeding commenced by, against or for Borrower or Guarantor or its property seeking the dissolution, liquidation, reorganization, rearrangement or other relief of Borrower or Guarantor or its debts under any applicable bankruptcy, insolvency or debtor relief law or other similar Governmental Rule now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official for Borrower or Guarantor or any substantial part of its property or any general assignment by Borrower or Guarantor for the benefit of its creditors, whether or not any such suit, action, case or other proceeding is voluntary or involuntary.

                "Disallowed Post-Commencement Interest and Expenses" shall mean interest computed at the rate provided in the Credit Agreement and claims for reimbursement, costs, expenses or indemnities under the terms of any of the Credit Documents accruing or claimed at any time after the commencement of any Debtor Relief Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrower in such Debtor Relief Proceeding.

                "Guaranteed Obligations" shall mean and include all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower thereunder.

                "Guarantor" shall have the meaning given to that term in the introductory paragraph hereof.

                "Lenders" shall have the meaning given to that term in the introductory paragraph hereof.

                "Subordinated Obligations" shall have the meaning given to that term in Paragraph 4 hereof.

                "Taxes" shall have the meaning given to such term in Subparagraph 5(h).

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement.

        (b) Other Interpretive Provisions. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference.

2. GUARANTY.

        (a) Payment Guaranty. Guarantor unconditionally guarantees and promises to pay and perform as and when due, whether at stated maturity, upon acceleration or otherwise, any and all of the Guaranteed Obligations. If any Debtor Relief Proceeding relating to Borrower is commenced, Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Agent, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) in accordance with the terms of the Credit Documents, whether or not such obligations are then due and payable by Borrower and whether or not such obligations are modified, reduced or discharged in such Debtor Relief Proceeding. This Guaranty is a guaranty of payment and not of collection.

        (b) Continuing Guaranty. This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all obligations of Lenders to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from Agent or any Lender, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

        (c) Independent Obligation. The liability of Guarantor hereunder is independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether action is brought against Borrower or any other guarantor of the Guaranteed Obligations or whether Borrower or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

        (d) Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty, any court of competent jurisdiction determines that enforcement against Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

        (e) Termination. Notwithstanding any termination of this Guaranty in accordance with Paragraph 3 hereof, this Guaranty shall continue to be in full force and effect and applicable to any Guaranteed Obligations arising thereafter which arise because prior payments of Guaranteed Obligations are rescinded or otherwise required to be surrendered by Agent or any Lender after receipt.

        3. AUTHORIZATIONS, WAIVERS, ETC.

        (a) Authorizations. Guarantor authorizes Agent and Lenders, in their discretion, without notice to Guarantor, irrespective of any change in the financial condition of Borrower, Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to:

                (i) Create new Guaranteed Obligations and renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Credit Documents or change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;

                (ii) Take and hold security for the payment or performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; apply such security and direct the order or manner of sale thereof; and purchase such security at public or private sale;

                (iii) Otherwise exercise any right or remedy they may have against Borrower, Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

                (iv) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

                (v) Assign the Guaranteed Obligations, this Guaranty or the other Credit Documents in whole or in part to the extent provided in the Credit Agreement and the other Credit Documents.

        (b) Waivers. Guarantor hereby waives:

                (i) Any right to require Agent or any Lender to (A) proceed against Borrower or any other guarantor of the Guaranteed Obligations,
        (B) proceed against or exhaust any security received from Borrower, Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshall the assets of Borrower, Guarantor or any other guarantor of the Guaranteed Obligations or (C) pursue any other remedy in Agent's or any Lender's power whatsoever;

                (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

                (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by Agent or any Lender to foreclose upon security by nonjudicial sale, or otherwise;

                (iv) Any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of any of the Credit Documents);

                (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

                (vi) Until all obligations of Agent or any Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Agent, Lenders or any other Person now has or may hereafter have against Borrower on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Agent, any Lender or any other Person on account of the Guaranteed Obligations;

                (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Documents, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

                (viii) The benefit of any statute of limitations to the extent permitted by law;

                (ix) Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

                (x) Any right to be informed by Agent or any Lender of the financial condition of Borrower or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

                (xi) Until all obligations of Agent or any Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully paid, any right to revoke this Guaranty;

                (xii) Any defense arising from an election for the application of Section 1111(b)(2) of the Bankruptcy Code which applies to the Guaranteed Obligations;

                (xiii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; and

                (xiv) Any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

Without limiting the scope of any of the foregoing provisions of this Paragraph 3, Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise, (B) all rights and defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, and (C) all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

                (c) Financial Condition of Borrower, Etc. Guarantor is fully aware of the financial condition and affairs of Borrower. Guarantor has executed this Guaranty without reliance upon any representation, warranty, statement or information concerning Borrower furnished to Guarantor by Agent or any Lender and has, independently and without reliance on Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.


        4. SUBORDINATION. Guarantor hereby subordinates any and all debts, liabilities and obligations owed to Guarantor by Borrower (the "Subordinated Obligations") to the Guaranteed Obligations as provided in this Paragraph 4.

                (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any Debtor Relief Proceeding relating to Borrower), Guarantor may receive regularly scheduled payments from Borrower on account of Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Debtor Relief Proceeding relating to Borrower), however, unless Agent otherwise agrees, Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                (b) Prior Payment of Guaranteed Obligations. In any Debtor Relief Proceeding relating to Borrower, Guarantor agrees that Agent and Lenders shall be entitled to receive payment of all Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) before Guarantor receives payment of any Subordinated Obligations.

                (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Debtor Relief Proceeding relating to Borrower), Guarantor shall, if Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for Agent and Lenders and deliver such payments to Agent on account of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

                (d) Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Debtor Relief Proceeding relating to Borrower), Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of Guarantor to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), and (ii) to require Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to Agent for application to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses).

5. MISCELLANEOUS.

                (a) Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Guarantor or Agent under this Agreement shall be given as provided in Paragraph 8.01 of the Credit Agreement.

                (b) Payments.

                        (i) Guarantor shall make all payments of the Guaranteed
                Obligations to Agent, or its order, at the office of Agent and at the times specified in the Credit Documents for the payment of such Guaranteed Obligations. Guarantor shall make all other payments hereunder at such office as Agent may designate. Each payment shall be made in same day or immediately available funds not later than 11:00 a.m.(local time of the office of Agent at which such payment is to be made) on the date due.

                        (ii) Guarantor shall make all payments of the Guaranteed
                Obligations hereunder in the currency in which such Guaranteed Obligations are required to be paid by Borrower pursuant to the Credit Documents and shall make all other payments hereunder in Dollars; provided, however, that, if Agent shall request Guarantor to pay any amount hereunder which would otherwise be payable in another currency in the lawful currency of the United States, Guarantor shall pay to Agent the Dollar Equivalent of such amount.

                        (iii) If any sum due from Guarantor under this Guaranty
                or any other Credit Document to which Guarantor is a party or any order, judgment or award given or rendered in relation hereto or thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or thereunder into another currency (the "second currency") for the purpose of (A) making or filing a claim or proof against Guarantor with any Governmental Authority, (B) obtaining an order or judgment in any court or other tribunal or (C) enforcing any order or judgment given or made in relation hereto, Guarantor shall, to the fullest extent permitted by law, indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (1) the rate of exchange used for such purpose to convert the amounts in question from the first currency into the second currency and (2) the rate or rates of exchange at which such Person may, using reasonable efforts in the ordinary course of business, purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such obligations.

                        (iv) If any amounts required to be paid by Guarantor
                under this Guaranty or any order, judgment or award given or rendered in relation hereto remain unpaid after such amounts are due, Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to:

                              (A) In the case of amounts payable in Dollars, the
                        Base Rate plus two percent (2.00%), such rate to change from time to time as the Base Rate shall change.

                              (B) In the case of amounts payable in Yen, the
                        Overnight Rate plus three percent (3.00%), such rate to change from time to time as the Overnight Rate shall change.

                (c) Expenses. Guarantor shall pay promptly upon receipt of an invoice therefor, (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Guaranty and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent and Lenders in connection with the enforcement or attempted enforcement of this Guaranty or any of the Guaranteed Obligations or in preserving any of Agent's or Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Guaranteed Obligations or any bankruptcy or similar proceeding involving Guarantor, Borrower or any of their affiliates).

                (d) Waivers; Amendments. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Agent's or any Lender's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                (e) Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of Agent, Lenders, Guarantor and their respective successors and assigns; provided, however, that Guarantor may not assign or transfer any of its rights and obligations under this Guaranty without the prior written consent of Agent and Lenders, and, provided, further, that Agent or any Lender may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. All references in this Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

                (f) Cumulative Rights, etc. The rights, powers and remedies of Agent and Lenders under this Guaranty shall be in addition to all rights, powers and remedies given to Agent and Lenders by virtue of any applicable law, rule or regulation of any Governmental Authority, the Credit Agreement, any other Credit Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Agent's or any Lender's rights hereunder. Guarantor waives any right to require Agent or any Lender to proceed against any Person or to exhaust any collateral or to pursue any remedy in Agent's or such Lender's power.

                (g) Setoff; Security Interest.

                        (i) In addition to any rights and remedies of Lenders
                provided by law, each Lender shall have the right, with the prior consent of Agent but without prior notice to or consent of Guarantor, any such notice and consent being expressly waived by Guarantor to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the obligations of Guarantor any amount owing from such Lender to Guarantor. The aforesaid right of set-off may be exercised by such Lender against Guarantor or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Guarantor or against anyone else claiming through or against Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                        (ii) As security for the obligations of Guarantor
                hereunder, Guarantor hereby grants to Agent and each Lender, for the benefit of all Lenders, a continuing security interest in any and all deposit accounts or moneys of Guarantor now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

                (h) Payments Free of Taxes. All payments made by Guarantor under this Guaranty shall be made free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Agent or any Lender by its jurisdiction of incorporation or the jurisdiction in which its Applicable Lending Office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to Agent or any Lender hereunder, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Guaranty or the other Credit Documents, as applicable. Whenever any Taxes are payable by Guarantor, as promptly as possible thereafter, Guarantor shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Guarantor showing payment thereof. If Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Guarantor shall indemnify Agent and Lenders for any taxes (including interest or penalties) that may become payable by Agent or any Lender as a result of any such failure. The obligations of Guarantor under this Subparagraph 5(h) shall survive the payment and performance of the Guaranteed Obligations and the termination of this Guaranty. Nothing contained in this Subparagraph 5(h) shall require Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

                (i) Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                (j) Jury Trial. EACH OF GUARANTOR, LENDERS AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

                (k) Governing Law, Consent to Jurisdiction, Etc.

                        (i) This Guaranty shall be governed by and construed in
                accordance with the laws of the State of California without reference to conflicts of law rules.

                        (ii) Guarantor irrevocably submits to the non-exclusive
                jurisdiction of the courts of the State of California and the courts of the United States of America located in the Northern District of California and agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty or any of the other Credit Documents may be brought against Guarantor in any such courts. Final judgment against Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Subparagraph 5(k) shall affect the right of Agent or any Lender to commence legal proceedings or otherwise sue Guarantor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon Guarantor in any manner authorized by the laws of any such jurisdiction. Guarantor agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Without limiting the foregoing, Guarantor hereby appoints, in the case of any such action or proceeding brought in the courts of or in the State of California, CT Corporation, with offices on the date hereof at 818 West Seventh Street, Los Angeles, California 90017, to receive for it and on its behalf, service of process in the State of California with respect thereto, provided Guarantor may appoint any other Person, reasonably acceptable to Agent, with offices in the State of California to replace such agent for service of process upon delivery to Agent of a reasonably acceptable agreement of such new agent agreeing so to act. Guarantor irrevocably waives to the fullest extent permitted by applicable law (A) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above;
                (B) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (C) its right of removal of any matter commenced by any other party in the courts of the State of California to any court of the United States of America; (D) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (E) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of Guarantor or to post a bond or to take similar action.

        IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.



                                          LSI LOGIC CORPORATION

                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    EXHIBIT H

                              ASSIGNMENT AGREEMENT


        THIS ASSIGNMENT AGREEMENT, dated as of the Assignment Effective Date set forth in Attachment 1 hereto, by and among:

                (1) The bank designated in Attachment 1 hereto as the Assignor Lender ("Assignor Lender"); and

                (2) Each bank designated in Attachment 1 hereto as an Assignee Lender (individually, an "Assignee Lender").

                                    RECITALS

        A. Assignor Lender is one of the Lenders which is a party to the Second Amended and Restated Credit Agreement dated as of April 21, 2000, by and among LSI Logic Corporation ("LSI"), LSI Logic Japan Semiconductor, Inc. ("LLJS"), Assignor Lender and the other financial institutions parties thereto (collectively, the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). (Such credit agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "Credit Agreement").

        B. Assignor Lender wishes to sell, and each Assignee Lender wishes to purchase, all or a portion of Assignor Lender's rights under the Credit Agreement pursuant to Subparagraph 8.05(c) of the Credit Agreement.

                                    AGREEMENT

        Now, therefore, the parties hereto hereby agree as follows:

        1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

        2. Sale and Assignment. Subject to the terms and conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to each Assignee Lender and each Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents with Commitments or Loans equal to the respective amounts set forth under the caption "Commitments or Loans Assigned" opposite such Assignee Lender's name on Attachment 1 hereto. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the "Assignment Effective Date"), which date shall be, unless Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to Agent in accordance with Paragraph 3 hereof.

        3. Assignment Effective Notice. Upon (a) receipt by Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and each Assignee Lender (and, to the extent required by Subparagraph 8.05(c) of the Credit Agreement, by Borrowers and Agent) and (b) payment to Agent of the registration and processing fee specified in Subparagraph 8.05(e) of the Credit Agreement by Assignor Lender, Agent will transmit to Borrowers, Assignor Lender and each Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an "Assignment Effective Notice").

        4. Assignment Effective Date. At or before 12:00 noon (Chicago time for a U.S. Loan and Tokyo time for a Japanese Loan) on the Assignment Effective Date, each Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and such Assignee Lender (the "Purchase Price"), for each portion of a Commitment or Loan purchased by such Assignee Lender hereunder. Effective upon receipt by Assignor Lender of each Purchase Price payable by each Assignee Lender, the sale, assignment and delegation to such Assignee Lender of such Commitments or Loans as described in Paragraph 2 hereof shall become effective.

        5. Payments After the Assignment Effective Date. Assignor Lender and each Assignee Lender hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

                (a) All principal payments made after the Assignment Effective Date with respect to each portion of a Loan assigned to an Assignee Lender pursuant to this Assignment Agreement shall be payable to such Assignee Lender.

                (b) All interest, fees and other amounts accrued after the Assignment Effective Date with respect to each portion of a Loan assigned to an Assignee Lender pursuant to this Assignment Agreement shall be payable to such Assignee Lender.

Assignor Lender and each Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Commitments or Loans assigned to such Assignee Lender, and neither Agent nor Borrowers shall have any responsibility to effect or carry out such separate arrangements.

        6. Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to Agent any Notes payable to Assignor Lender with respect to its U.S. Loans. On or prior to the Assignment Effective Date, LSI will deliver to Agent new Notes for each Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective U.S. Revolving Commitments or U.S. 364 Day Commitments, as the case may be (as adjusted pursuant to this Assignment Agreement). Promptly after the Assignment Effective Date, Agent will send to each of Assignor Lender and the Assignee Lenders its new Notes and will send to LSI the superseded Note payable to Assignor Lender, marked "Replaced."

        7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to each Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

        8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

        9. Further Representations, Warranties and Covenants. Assignor Lender and each Assignee Lender further represent and warrant to and covenant with each other, Agent and Lenders as follows:

                (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or any collateral or any security interest therein.

                (b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any of their obligations under the Credit Agreement or any other Credit Documents.

                (c) Each Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

                (d) Each Assignee Lender will, independently and without reliance upon Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

                (e) Each Assignee Lender appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VII of the Credit Agreement.

                (f) Each Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                (g) Attachment 1 hereto sets forth administrative information with respect to each Assignee Lender.

        10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) each Assignee Lender shall be a Lender with Commitments or Loans as set forth under the caption "Commitments or Loans After Assignment" opposite such Assignee Lender's name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with Commitments or Loans as set forth under the caption "Commitments or Loans After Assignment" opposite Assignor Lender's name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents, or, if the Commitments and Loans of Assignor Lender have been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

        11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.


                                             ______________________________, as
                                             Assignor Lender


                                             By:_______________________________
                                                Name: _________________________
                                                Title: ________________________


                                             ___________________________, as an
                                             Assignee Lender


                                             By:_______________________________
                                                Name: _________________________
                                                Title: ________________________



                                             ___________________________, as an
                                             Assignee Lender


                                             By:_______________________________
                                                Name: _________________________
                                                Title: ________________________



                                             ___________________________, as an
                                             Assignee Lender


                                             By:_______________________________
                                                Name: _________________________
                                                Title: ________________________

CONSENTED TO AND ACKNOWLEDGED BY:



By:______________________________
   Name:_________________________
   Title:________________________


ABN AMRO BANK N.V.,
  as Agent


By:______________________________
   Name:_________________________
   Title:________________________



ACCEPTED FOR RECORDATION
  IN REGISTER:



ABN AMRO BANK N.V.,
  as Agent


By:______________________________
   Name:_________________________
   Title:________________________

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

                                     PART A




                                        Commitments or Loans                                  Commitments or Loans
                                             Assigned                                            After Assignment
                        ------------------------------------------------       --------------------------------------------------
                                               U.S.
                        U.S. Revolving       364 Day           Japanese        U.S. Revolving      U.S. 364 Day         Japanese
                         Commitment/       Commitment/       Commitment/         Commitment/        Commitment/       Commitment/
                            Loan               Loan              Loan                Loan              Loan               Loan
                        --------------     -----------       -----------       --------------      ------------       -----------
Assignor Lender:
______________           $__________       $__________     (Yen)________       $____________       $___________     (Yen)__________

Assignee Lenders:

______________           $__________       $__________     (Yen)________       $____________       $___________     (Yen)__________
______________           $__________       $__________     (Yen)________       $____________       $___________     (Yen)__________
______________           $__________       $__________     (Yen)________       $____________       $___________     (Yen)__________
______________           $__________       $__________     (Yen)________       $____________       $___________     (Yen)__________



                                     H(1)-1

                                     PART B


[ASSIGNEE PARTICIPANT]

Domestic Lending Office:


Euro-Dollar Lending Office:



Japanese Lending Office:



Address for Notices related to U.S. Borrowings:



Address for Notices related to the Japanese Borrowing:



Wiring Instructions for U.S. Borrowings:



Wiring Instructions for the Japanese Borrowing:



                                     H(1)-2

                                     PART C

                    ASSIGNMENT EFFECTIVE DATE ________, ____





                                     H(1)-3

                                  ATTACHMENT 2
                             TO ASSIGNMENT AGREEMENT

                                     FORM OF
                           ASSIGNMENT EFFECTIVE NOTICE



        Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 21, 2000, among LSI Logic Corporation ("LSI"), LSI Logic Japan Semiconductor, Inc., the financial institutions parties thereto (the "Lenders") and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, "Agent"). Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement (whether directly or indirectly by reference) are used herein as therein defined.

        1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be __________.

        [2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to Agent on or before the Assignment Effective Date the Notes payable to Assignor Lender.]

        [3. Pursuant to such Assignment Agreement, LSI is required to deliver to Agent on or before the Assignment Effective Date the following Notes, each dated _________________ [Insert appropriate date]:

        [Describe each new Note for Assignor Lender and each Assignee Lender as to principal amount.]]

        4. Pursuant to such Assignment Agreement, each Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 noon [( time)] on the Assignment Effective Date in immediately available funds.



                                          Very truly yours,

                                          ABN AMRO BANK N.V.,
                                            as Agent


                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------



                                     H(2)-1

                                    EXHIBIT I

              FORM OF OPINION OF WILSON, SONSINI, GOODRICH & ROSATI


        (a) LSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing in the State of California and has all requisite power and authority to execute, deliver and perform its obligations under the Credit Documents and the Symbios Acquisition Documents to which it is a party.

        (b) The execution, delivery and performance by LSI of the Credit Documents and the Symbios Acquisition Documents to which it is a party have been duly authorized by all necessary corporate action of LSI and will not contravene the terms of the certificate of incorporation and the bylaws of LSI.

        (c) The execution, delivery and performance by each Borrower of the Credit Documents and the Symbios Acquisition Documents to which it is a party will not (i) to our knowledge, result in a breach of or constitute a default under any material Contractual Obligation to which either Borrower is a party or by which it or its properties may be bound or affected or (ii) violate any provision of Governmental Rule binding on or affecting either Borrower.

        (d) The Credit Documents and the Symbios Acquisition Documents constitute legal, valid and binding obligations of each Borrower which is a party thereto, enforceable against such Borrower in accordance with their respective terms, except to the extent the enforceability thereof would be subject to bankruptcy, insolvency, receivership or similar laws providing relief from creditors, or principles of equity generally.

        (e) No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or, to our knowledge, approval or consent of any other Person, is required for the due execution, delivery or performance by either Borrower of any of the Credit Documents or the Symbios Acquisition Documents except those set forth on Schedule 4.01(d) which have been obtained or made and are in full force and effect.

        (f) To our knowledge, except as set forth in Schedule 4.01(g), there are no actions, suits or proceedings pending or threatened against or affecting either Borrower or any of its Significant Subsidiaries or the properties of such Borrower or any of its Significant Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to such Borrower or any such Significant Subsidiary would be reasonably likely to result in a Material Adverse Effect.

        (g) None of Borrowers and their Significant Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other Governmental Rule limiting its ability to incur Indebtedness.

        (h) The use of proceeds from the U.S. Borrowings to consummate the Symbios Acquisition as provided in Subparagraph 2.01(h) of the Credit Agreement will not violate Regulation U of the FRB.

                                    EXHIBIT J

                       FORM OF OPINION OF JAPANESE COUNSEL


        (a) LLJS is a corporation duly organized, validly existing and in good standing under the laws of Japan and has all requisite power and authority to execute, deliver and perform its obligations under the Credit Documents to which it is a party.

        (b) The execution, delivery and performance by LLJS of the Credit Documents to which it is a party have been duly authorized by all necessary corporate action of LLJS and will not contravene the terms of the articles of association of LLJS.

        (c) The execution, delivery and performance by LLJS of the Credit Documents to which it is a party will not (i) to our knowledge, result in a breach of or constitute a default under any material Contractual Obligation to which LLJS is a party or by which it or its properties may be bound or affected or (ii) violate any provision of Governmental Rule binding on or affecting LLJS.

        (d) The Credit Documents to which LLJS is a party constitute legal, valid and binding obligations of LLJS, enforceable against LLJS in accordance with their respective terms, except to the extent the enforceability thereof would be subject to bankruptcy, insolvency, receivership or similar laws providing relief from creditors, or principles of equity generally.

        (e) No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or, to our knowledge, approval or consent of any other Person, is required for the due execution, delivery or performance by LLJS of any of the Credit Documents to which LLJS is a party.

        (f) To our knowledge, except as set forth in Schedule 4.01(g), there are no actions, suits or proceedings pending or threatened against or affecting LLJS or any of its Significant Subsidiaries or the properties of LLJS or any of its Significant Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to LLJS or any such Significant Subsidiary would be reasonably likely to result in a Material Adverse Effect.

        (g) The execution and delivery by LLJS of the Credit Documents to which it is a party are not subject to any stamp duty or other tax, and no deduction or withholding on account of any taxes of any nature whatsoever is required to be made from any payment by LLJS under the Credit Documents to which it is a party.

        (h) The obligations of LLJS under the Credit Documents to which it is a party rank at least pari passu in order of priority with all its other unsecured obligations.

        (i) Neither LLJS nor any of its property has any right of immunity from jurisdiction, attachment (before or after judgment) or judgment in the courts of Japan in respect of any action or proceeding relating to the Credit Documents to which LLJS is a party.

        (j) The courts of Japan will (i) give effect to the choice of the law of the State of California as the governing law of the Credit Agreement and to LLJS's submission to jurisdiction and the manner of service of process as provided in the Credit Agreement and (ii) recognize and enforce any judgment on or in respect of the Credit Agreement in Japan.

                                    EXHIBIT K

                            SUBORDINATION PROVISIONS


        When used in Article 13 below, the following capitalized terms shall have the meanings set forth below and a cross-reference to any other Article or Section shall refer to an Article or Section comparable to the Article or Section which was similarly cross-referenced in Article 13 of the 5 1/2% Convertible Subordinated Notes Due 2001:

        "Designated Senior Debt" means (i) Senior Debt under the Existing Credit Agreement, and (ii) any other particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

        "Existing Credit Agreement" means that Amended and Restated Credit Agreement, dated as of September 22, 1998, among the Company, LSI Logic Japan Semiconductor, Inc., the lenders from time to time parties thereto (the "Existing Lenders"), and ABN AMRO Bank N.V., as agent for the Existing Lenders, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

        "Indebtedness" means, with respect to any Person, (i) all obligations, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (c) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property; or (d) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;
(ii) all obligations of others of the type described in clause (i) above or clause (iii), (iv) or (v) below assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); (iii) all obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) to the extent not otherwise included, all obligations of such Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and (v) all obligations, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii),
(iii) or (iv).

        "Senior Debt" means the principal of, premium, if any, and interest on, rent payable under, and any other amounts due on or in connection with any and all Indebtedness of the Company (including, without limitation, fees, costs, expenses and any interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such Indebtedness against the bankruptcy or other insolvency estate of the Company in such proceeding), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (w) Indebtedness evidenced by the Notes, (x) Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned by the Company except to the extent such Indebtedness is pledged by such subsidiary as security for any Senior Debt, (y) accounts payable of the Company to trade creditors arising in the ordinary course of business, and (z) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Notes.

                                   ARTICLE 13

                                  SUBORDINATION

Section 13.1 Notes Subordinated to Senior Debt.

        The Company covenants and agrees, and each Holder of Notes, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes is hereby expressly subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

        (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, then the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of principal (and premium, if any) and interest, or provision shall be made for such amount in cash or other consideration satisfactory to the Existing Lenders, before the Holders of any of the Notes are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of (or premium, if any) or interest on the indebtedness evidenced by the Notes.

        For purposes of this Article 13, the words, "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article 13 with respect to the Notes to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and
(ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 7 [merger, consolidation covenant of Indenture] shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13.1(a) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 7 [merger, consolidation covenant].

        (b) In the event of any default in payment of the principal of or premium, if any, or interest on or rent under, or any other payment obligation under any Senior Debt beyond any applicable grace period with respect thereto, then, unless and until all such payments due in respect of such Senior Debt have been paid in full in cash or other consideration satisfactory to the Existing Lenders or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Notes or to acquire any of the Notes (including any repurchase pursuant to the repurchase right of a Holder upon a Fundamental Change).

        (c) In the event (i) any event of default with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Trustee by any holders of such Designated Senior Debt (or a trustee or other representative on behalf of the holders thereof) (the "Default Notice"), unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest on the Notes (including any repurchase pursuant to the exercise of the repurchase right of a Holder upon a Fundamental Change) provided, however, that clause (i) of this paragraph shall not prevent the making of any such payment by the Company with respect to the Notes for more than 179 days after a Default Notice shall have been received by the Trustee unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated Senior Debt has been paid in full. Notwithstanding the foregoing, no event of default which existed or was continuing on the date of any Default Notice shall be made the basis for the giving of a second Default Notice; provided, further, however, that no subsequent Default Notice shall be effective for purposes of this Section 13.1(c) unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Default Notice.

        (d) If the maturity of the Notes is accelerated, no payment may be made on the Notes until all amounts due or to become due on Senior Debt has been paid in full in cash or other consideration satisfactory to the Existing Lenders or until such acceleration has been cured or waived.

        (e) In the event that, notwithstanding the foregoing provisions of Sections 13.1 (a), (b), (c) and (d), any payment on account of principal of or interest on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment is not permitted by any of such provisions, then, unless and until all Senior Debt (or Designated Senior Debt, in the case of Section 13.1(c)) is paid in full in cash or other consideration satisfactory to the Existing Lenders, or such payment is otherwise permitted to be made by the provisions of each of Sections 13.1(a), 13.1(b), 13.1(c) and 13.1(d) (subject, in each case, to the provisions of Section 13.7), such payment on account of principal of or interest on the Notes shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt (or Designated Senior Debt, in the case of Section 13.1(c)) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt (or Designated Senior Debt, in the case of Section 13.1(c)) may have been issued, as their interests may appear.

        Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Company or the Trustee to Holders of amounts in connection with a redemption of Notes if (i) notice of such redemption has been given pursuant to Section 11.5 prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 75 days before the Redemption Date, or (b) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Sections 4.1 and 4.2.

Section 13.2 Subrogation.

        Subject to the payment in full of all Senior Debt to which the indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 13.1, the Holders of the Notes (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Debt, which is not subordinate in right of payment to the Notes and which by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

Section 13.3 Obligation of Company Unconditional.

        Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 13.4 Modification of Terms of Senior Debt.

        Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee.

        No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.

Section 13.5 Payments on Notes Permitted.

        Nothing contained in this Article or elsewhere in this Indenture, or in any of the Notes, shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest on the Notes, in each case except as otherwise provided in this Article.

Section 13.6 Effectuation of Subordination by Trustee.

        Each Holder of Notes, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 13.7 Knowledge of Trustee.

        Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal, premium (if any) or interest on any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Notes, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (other than a payment under Article 11) the Trustee shall have received the notice provided for in this Section 13.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 13.8 Trustee's Relation to Senior Debt.

        The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 6.7.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 13.9 Rights of Holders of Senior Debt Not Impaired.

        No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 13.10 Certain Conversions Not Deemed Payment.

        For the purposes of this Article 13 only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 12 [conversion] shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 12.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Note. For the purposes of this Section 13.10, the term "junior securities" means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article 13 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders, the right, which is absolute and unconditional, of the holder of any Note to convert such note in accordance with
Article 12 [conversion].

================================================================================



                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                              LSI LOGIC CORPORATION

                                       AND

                       LSI LOGIC JAPAN SEMICONDUCTOR, INC.

                                       AND

                            THE LENDERS NAMED HEREIN

                                       AND

                               ABN AMRO BANK N.V.,
                              AS AGENT FOR LENDERS



                                 APRIL 21, 2000



================================================================================

                                TABLE OF CONTENTS



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                                                                                                                 ----
SECTION I.                INTERPRETATION...........................................................................2

           1.01.     Definitions...................................................................................2

           1.02.     GAAP.........................................................................................22

           1.03.     Headings.....................................................................................23

           1.04.     Plural Terms.................................................................................23

           1.05.     Governing Law................................................................................23

           1.06.     English Language.............................................................................23

           1.07.     Construction.................................................................................23

           1.08.     Entire Agreement.............................................................................23

           1.09.     Calculation of Interest and Fees.............................................................23

           1.10.     References...................................................................................24

           1.11.     Other Interpretive Provisions................................................................24

SECTION II.               CREDIT FACILITIES.......................................................................24

           2.01.     U.S. Borrowings..............................................................................24

           2.02.     Japanese Borrowing...........................................................................28

           2.03.     Amount Limitations, Commitment Reductions, Etc...............................................30

           2.04.     Fees.........................................................................................32

           2.05.     Prepayments..................................................................................33

           2.06.     Other Payment Terms..........................................................................34

           2.07.     Loan Accounts; Notes.........................................................................36

           2.08.     Loan Funding.................................................................................37

           2.09.     Pro Rata Treatment...........................................................................38

           2.10.     Change of Circumstances......................................................................39

           2.11.     Taxes on Payments............................................................................42

           2.12.     Funding Loss Indemnification.................................................................43

           2.13.     Security.....................................................................................44

           2.14.     Replacement of Lenders.......................................................................44

SECTION III.              CONDITIONS..............................................................................45

           3.01.     Initial Closing Date Conditions..............................................................45


                                       i



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                                TABLE OF CONTENTS

                                   (CONTINUED)



                                                                                                                 PAGE
                                                                                                                 ----
           3.02.     Second Closing Date Conditions Precedent.....................................................45

           3.03.     Conditions Precedent to Each Credit Event....................................................45

           3.04.     Covenant to Deliver..........................................................................46

SECTION IV.               REPRESENTATIONS AND WARRANTIES..........................................................46

           4.01.     Borrowers' Representations and Warranties....................................................46

           4.02.     Reaffirmation................................................................................50

SECTION V.                COVENANTS...............................................................................50

           5.01.     Affirmative Covenants........................................................................50

           5.02.     Negative Covenants...........................................................................56

           5.03.     Financial Covenants..........................................................................59

SECTION VI.               DEFAULT.................................................................................60

           6.01.     Events of Default............................................................................60

           6.02.     Remedies.....................................................................................63

           6.03.     Lender Rate Contract Remedies................................................................63

SECTION VII.              THE AGENT AND RELATIONS AMONG LENDERS...................................................64

           7.01.     Appointment, Powers and Immunities...........................................................64

           7.02.     Reliance by Agent............................................................................64

           7.03.     Defaults.....................................................................................64

           7.04.     Indemnification..............................................................................65

           7.05.     Non-Reliance.................................................................................65

           7.06.     Resignation or Removal of Agent..............................................................65

           7.07.     Agent in its Individual Capacity.............................................................66

SECTION VIII.             MISCELLANEOUS...........................................................................66

           8.01.     Notices......................................................................................66

           8.02.     Expenses.....................................................................................68

           8.03.     Indemnification..............................................................................68

           8.04.     Waivers; Amendments..........................................................................68

           8.05.     Successors and Assigns.......................................................................70

           8.06.     Setoff; Security Interest....................................................................74


                                       ii

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                                TABLE OF CONTENTS

                                   (CONTINUED)



                                                                                                                 PAGE
                                                                                                                 ----
           8.07.     No Third Party Rights........................................................................74

           8.08.     Partial Invalidity...........................................................................74

           8.09.     Jury Trial...................................................................................74

           8.10.     Counterparts.................................................................................74

           8.11.     Borrowers' Liabilities.......................................................................75

           8.12.     Confidentiality..............................................................................75

           8.13.     Consent to Jurisdiction......................................................................75

           8.14.     Effect on Existing Credit Agreement..........................................................76



SCHEDULES

I               Lenders
II              Pricing Grid
3.01            Initial Closing Date Conditions Precedent
4.01(d)         Governmental Consents
4.01(g)         Litigation
4.01(i)         Environmental Compliance
4.01(l)         Significant Subsidiaries
5.02(a)         Liens

EXHIBITS

A               Notice of U.S. Borrowing (2.01(c))
B               Notice of U.S. Borrowing Conversion (2.01(e))
C               Notice of U.S. Borrowing Interest Period Selection (2.01(f))
D               Notice of Japanese Borrowing (2.02(b))
E               Notice of Japanese Borrowing Interest Period Selection (2.02(d))
F               Note (2.07(b))
G               LSI Guaranty (2.13(a))
H               Assignment Agreement (8.05(c))
I               Form of Opinion of Wilson, Sonsini, Goodrich & Rosati
J               Form of Opinion of Japanese Counsel for LLJS
K               Subordination Provisions (definition of "Subordinated Debt")




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